AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 21, 1996


                                                 REGISTRATION NO. 333-07683
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                              7 WORLD TRADE CENTER
                            NEW YORK, NEW YORK 10048

                                   ----------



                        PRE-EFFECTIVE AMENDMENT NO. 2 TO



                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   ----------

                                 QC OPTICS, INC.

        (EXACT NAME OF SMALL BUSINESS ISSUER AS SPECIFIED IN ITS CHARTER)

                                   ----------

                            ERIC T. CHASE, PRESIDENT
                             154 MIDDLESEX TURNPIKE
                         BURLINGTON, MASSACHUSETTS 01803
                                 (617) 272-4949
       (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER OF REGISTRANT'S
                         PRINCIPAL EXECUTIVE OFFICE AND
            NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                                   ----------


            DELAWARE                       3550                04-2916548
(STATE OR OTHER JURISDICTION  (PRIMARY STANDARD INDUSTRIAL  (I.R.S. EMPLOYER
     OF INCORPORATION OR       CLASSIFICATION CODE NUMBER)  IDENTIFICATION NO.)
        ORGANIZATION)


                                   ----------

                                   COPIES TO:

   NEIL H. ARONSON, ESQUIRE                         WILLIAM M. PRIFTI, ESQUIRE
    ANN C. BONIS, ESQUIRE                             220 BROADWAY, SUITE 204
  O'CONNOR, BROUDE & ARONSON                      LYNNFIELD, MASSACHUSETTS 01904
950 WINTER STREET, SUITE 2300                             (617) 593-4525
 WALTHAM, MASSACHUSETTS 02154
        (617) 890-6600

                                   ----------

    APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box. [x]



    Pursuant to Rule 416, there are also being registered such additional indeterminate number of shares of Common Stock as may become issuable pursuant to antidilution provisions of the Redeemable Warrants and the Representative's Warrants, stock splits, stock dividends and similar adjustments.

                                   ----------


    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO
SECTION 8(A), MAY DETERMINE.

================================================================================







                              QC OPTICS, INC.
                           CROSS REFERENCE SHEET
                  PURSUANT TO ITEM 501 OF REGULATION S-B


               ITEM NUMBER OF FORM SB-2 IN PROSPECTUS                    LOCATION OR CAPTION
               --------------------------------------                    -------------------
 1.    Front of the Registration Statement and Outside Front
         CoverPage of Prospectus  ...........................   Outside Front Cover Page
 2.    Inside Front and Outside Back Cover Pages; Inside
         Front Cover Page; Outside of Prospectus  ...........   Back Cover Page
 3.    Summary Information and Risk Factors  ................   Prospectus Summary; Risk Factors
 4.    Use of Proceeds ......................................   Use of Proceeds
 5.    Determination of Offering Price  .....................   Outside Front Cover Page; Risk
                                                                 Factors -- Absence of Public
                                                                 Market; Determination of Offering
                                                                 Price; Underwriting

 6.    Dilution  ............................................   Dilution
 7.    Selling Security Holders  ............................   Not Applicable
 8.    Plan of Distribution  ................................   Outside Front Cover Page;
                                                                 Underwriting
 9.    Legal Proceedings  ...................................   Business -- Legal Proceedings
10.    Directors, Executive Officers, Promoters and Control
         Persons  ...........................................   Management -- Directors and
11.    Security Ownership of Certain Beneficial Owners and       Executive Officers
         Management  ........................................   Principal Stockholders
12.    Description of Securities  ...........................   Outside Front Cover Page; Description
                                                                 of Securities

13.    Interest of Named Experts and Counsel ................   Legal Matters
14.    Disclosure of Commission Position on Indemnification
         for Securities Act Liabilities  ....................   Management -- Limitation on
                                                                 Officers' and Directors' Liabilities
15.    Organization Within Last Five Years  .................   The Company
16.    Description of Business  .............................   Business
17.    Management's Discussion and Analysis of Operation ....   Management's Discussion and Analysis of
                                                                 Financial Condition and
                                                                 Results of Operations
18.    Description of Property  .............................   Business -- Facilities
19.    Certain Relationships and Related Transactions  ......   Certain Transactions
20.    Market for Common Equity and Related Stockholder
         Matters.............................................   Risk Factors -- Absence of Public Market;
                                                                 Determination of Offering Price;
                                                                 Dividend Policy; Description of
                                                                 Securities
21.    Executive Compensation  ..............................   Management -- Executive Officers'
                                                                 Compensation

22.    Financial Statements  ................................   Financial Statements
23.    Changes in and Disagreements with Accountants on
         Accountingand Financial Disclosure  ................   Not Applicable



                  SUBJECT TO COMPLETION, DATED OCTOBER 21, 1996



PROSPECTUS
----------

                              QC OPTICS, INC.

                      950,000 SHARES OF COMMON STOCK
                        950,000 REDEEMABLE WARRANTS

    QC Optics, Inc. ("QCO" or the "Company") hereby offers (the "Offering") 950,000 shares of Common Stock, $.01 par value per share (the "Common Stock"), and 950,000 Redeemable Warrants (the "Redeemable Warrants"). The Common Stock and the Redeemable Warrants offered hereby are sometimes hereinafter collectively referred to as the "Securities." Each Redeemable Warrant entitles the holder to purchase one share of Common Stock at a price of $7.80 per share (130% of the public offering price per share) beginning ______, 1997 (13 months after the date of this Prospectus) and ending ______, 2001 (five years after the date of this Prospectus), unless the Redeemable Warrants are redeemed as provided herein. The Redeemable Warrants are redeemable by the Company at a redemption rate of $.20 per Redeemable Warrant at any time commencing thirteen
(13) months from the date of this Prospectus upon 30 days' prior written notice, provided that the average closing bid price of the Company's Common Stock equals or exceeds $10.80 per share (180% of the public offering price per share) for 20 consecutive trading days ending within ten (10) days prior to the notice of redemption. See "DESCRIPTION OF SECURITIES."


    Prior to this Offering, no public market for the Securities has existed and no assurance can be given that any such market will develop after the completion of the Offering or, that if developed, it will be sustained. For the method of determining the initial public offering price of the Securities, see "RISK FACTORS -- Arbitrary Determination of Offering Price" and "UNDERWRITING." The Company has applied for listing of the shares of Common Stock and Redeemable Warrants on the American Stock Exchange ("AMEX") under the symbols "QCO" and "QCO.W," respectively, upon official notice of issuance.


                                  -------------

         THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK AND IMMEDIATE SUBSTANTIAL DILUTION. SEE "RISK FACTORS" AND "DILUTION."

                                  -------------

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
           OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY
            OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.
================================================================================
                                         PRICE TO    UNDERWRITING    PROCEEDS TO
                                          PUBLIC     DISCOUNTS(1)   COMPANY(2)
                                          ------     ------------   ----------
Per Share                                $              $             $
Per Redeemable Warrant                   $              $             $
Total(3)                                 $              $             $
================================================================================

(1) Does not include additional compensation in the form of (a) a 3% non-accountable expense allowance in the amount of $173,850 and a consulting fee payable to Schneider Securities, Inc., as the Representative (the "Representative") of the Underwriters (the "Underwriters") in the amount of $108,000 and (b) warrants (the "Representative's Warrants") to purchase up to 95,000 shares of Common Stock and 95,000 Redeemable Warrants at 160% of the public offering price of the Securities. In addition, the Company has agreed to indemnify the Underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). See "UNDERWRITING."

(2) Before  deducting  additional  expenses  of  the  Offering  payable  by the
     Company,   estimated   at   $860,000,    including   the   Representative's
     non-accountable expense allowance and the consulting fee payable to the Representative.


(3) The Company has granted the Underwriters an option to purchase up to an additional 142,500 shares of Common Stock and/or 142,500 Redeemable Warrants on the same terms and conditions set forth above, solely to cover over-allotments, if any. If the overallotment option is exercised in full, the total "Price to Public," "Underwriting Discount" and "Proceeds to Company" will be $___, $___ and $___ , respectively. See "UNDERWRITING."

    The Securities are being offered on a "firm commitment basis" by the Underwriters, when, as, and if delivered to and accepted by the Underwriters and subject to prior sale, withdrawal or cancellation of the offer without notice. It is expected that delivery of certificates representing the Securities will be made at the clearing offices of Schneider Securities, Inc., New York, New York, on or about , 1996.
                                  -------------

                           SCHNEIDER SECURITIES, INC.

                                  -------------

                  THE DATE OF THIS PROSPECTUS IS_______, 1996.



Information   contained  herein  is  subject  to  completion  or  amendment.   A
registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.








       [PHOTOGRAPH INSERTED HERE]                    [PHOTOGRAPH INSERTED HERE]






API-3000/5 with TCLS, Automatic Pelliclized         QCO-4000, Advanced Photomask
      Photomask Inspection System                        Inspection System
       with cassette load system







                           [PHOTOGRAPH INSERTED HERE]







                              Pelliclized Photomask

                                  ------------


    IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVERALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE SECURITIES AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE AMERICAN STOCK EXCHANGE, OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.


    PRIOR TO THIS OFFERING, THE COMPANY HAS NOT BEEN A REPORTING COMPANY UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (THE "EXCHANGE ACT"). SUBSEQUENT TO THIS OFFERING, THE COMPANY INTENDS TO FURNISH TO ITS STOCKHOLDERS ANNUAL REPORTS, WHICH WILL INCLUDE FINANCIAL STATEMENTS AUDITED BY INDEPENDENT ACCOUNTANTS, AND SUCH OTHER PERIODIC REPORTS AS IT MAY DETERMINE TO FURNISH OR AS MAY BE REQUIRED BY LAW.








                            PROSPECTUS SUMMARY

    The following summary is qualified in its entirety by reference to the more detailed information, including "Risk Factors" and the Company's financial statements (including the Notes thereto), appearing elsewhere in this Prospectus. Unless otherwise indicated, all per share data and information in this Prospectus relating to the number of shares of Common Stock have been adjusted to give effect to an approximate 1.7167040:1 stock split effected on June 18, 1996.

    A glossary of certain terms has been provided on page 53 of this Prospectus.

                                THE COMPANY

    QC Optics, Inc. is a rapidly growing company which designs, manufactures and markets laser based defect detection systems for the semiconductor, flat panel display and computer hard disk markets. QCO uses its patented and other proprietary technology in lasers and optical systems that scan a computer hard disk, photomask or flat panel display for defects or contamination. The Company's systems combine automatic handling, clean room capability and computer control with reliable laser based technology. The Company believes that these features enable it to maintain a leading market position in the United States in the semiconductor, flat panel display and computer hard disk drive industries where high quality inspection capabilities are required. The Company's customers include many of the world's largest leading semiconductor and computer hard disk manufacturers. Currently, QCO has over 200 systems installed in 14 countries.


    QCO was formed in 1986 to acquire the assets of a division of GCA Corporation. The Company funded its product development primarily with equity investments and debt financing from Kobe Steel Ltd. and its subsidiaries including Kobe Steel USA Holdings, Inc., a Delaware corporation, and Kobe Steel USA International, Inc., a Delaware corporation (collectively, "Kobe Steel"). From 1986 to 1990, the Company focused its efforts on developing inspection systems for computer hard disk inspection. Using the Company's patented and proprietary information, the Company expanded its efforts to use this technology for inspection of photomasks used to image integrated circuit patterns onto semiconductor wafers. In early 1996, management of the Company acquired a 62.2% equity interest in the Company through a management buyout with bank supplied debt financing personally guaranteed by QCO's senior management. See "CERTAIN TRANSACTIONS."


     The Company introduced its QCO-4000 automatic pelliclized (a protective cover) photomask laser based inspection systems in March 1996, which has the sensitivity to detect defects or contamination of 0.3 micrometers (the equivalent of 0.06 micrometers on the semiconductor wafer), which will be required to detect defects in the next generation of semiconductors. As semiconductor devices have become more complex, the semiconductor manufacturing process has become very sensitive to photomask errors, requiring more complex photomasks and, as a result, increasingly sophisticated photomask inspection tools.

    The Company's systems, such as its API-3000/5 and DISKAN-6000, are designed to fit into its customers' production lines, virtually eliminating the need for special handling or special production procedures while performing 100% inspection throughout the process. In addition, these systems sort out fatal defects on disks and pelliclized photomasks before they cause manufacturing yield or other quality problems. As more manufacturers of computer hard disks move toward total inspection protocols versus statistical sampling, demand during the past year for the Company's products which can inspect computer hard disks has increased significantly. The Company is also working on research and development for porting the Company's technology in its other systems to the inspection of flat panel displays.

    The Company currently serves three markets with its inspection systems: semiconductors, computer hard disks and flat panel displays. In addition, the Company plans to continue to develop additional products, based on the Company's existing patented and proprietary technologies, to further develop laser based inspection systems.


                                       3



    The Company's goal is to maintain a leadership position in the United States in photomask inspection systems for soft defects (e.g., particulates and other contamination) and use its knowledge and contacts to pursue other opportunities in high performance inspection markets. The Company intends to use a portion of the proceeds of this Offering to expand its sales and marketing activities; continue research and development activities in inspection opportunities; and to continue to work closely with major customers and seek strategic alliances with other industry participants in order to maintain a leading edge position in the high performance inspection markets. In addition, the Company may consider acquisitions in complementary businesses in the inspection and handling markets.

    QCO's principal offices and manufacturing facilities are based in Burlington, Massachusetts. The Company also maintains regional sales or service personnel in Texas, Florida, New Mexico, Oregon, Arizona and California. The Company currently has approximately 60 employees and has manufacturer's representatives in Europe and distributors in Asia.

    The Company maintains its principal executive offices at 154 Middlesex Turnpike, Burlington, Massachusetts 01803, and its telephone number is (617) 272-4949.

                               THE OFFERING

Securities Offered by the
  Company ................  950,000   shares   of  Common   Stock  and   950,000
                            Redeemable    Warrants.    See    "DESCRIPTION    OF
                            SECURITIES."

Redeemable Warrants.......  Each  Redeemable  Warrant  entitles  the  holder  to purchase one share of Common Stock at a price of $7.80 per share (130% of the public offering price per share) beginning , 1997 (13 months after the date of this Prospectus) and ending , 2001 (five years after the date of this Prospectus), unless the Redeemable Warrants are redeemed as provided herein. The Redeemable Warrants are redeemable by the Company at a redemption price of $.20 per Redeemable Warrant at any time commencing thirteen months from the date of this Prospectus on 30 days' prior written notice, provided that the average closing bid price of the Common Stock equals or exceeds $10.80 per share (180% of the public offering price per share) for 20 consecutive trading days ending within 10 days prior to the notice of redemption. See "DESCRIPTION OF SECURITIES."

Shares of Common Stock
  Outstanding Before
  Offering................  2,150,000 shares

Shares of Common Stock to
  be Outstanding After
  Offering ...............  3,100,000 shares

Use of Proceeds ..........  The net proceeds  from the Offering will be used for sales and marketing, research and development activities, repayment of debt to an affiliate and general working capital and corporate purposes. See "USE OF PROCEEDS."

Risk Factors .............  Investment in the Securities  involves a high degree of risk and immediate substantial dilution. See "RISK FACTORS" and "DILUTION."


                                       4



AMEX Symbols(1):

  Common Stock ..........   QCO

  Redeemable Warrants  ..   QCO.W


(1) No assurance can be given that an active trading market will develop for the Securities. See "RISK FACTORS -- Absence of Public Market and Possible Volatility of Stock Price" and "RISK FACTORS -- Arbitrary Determination of Offering Price."

         Except where otherwise indicated, all share and per share data in this Prospectus (i) assumes no exercise of 950,000 Redeemable Warrants; (ii) gives no effect to 285,000 shares issuable upon exercise of the Underwriters' overallotment option, including 142,500 shares underlying the Redeemable Warrants subject to such option; (iii) gives no effect to 95,000 shares issuable upon exercise of the Representative's Warrants; (iv) gives no effect to 95,000 shares issuable upon the exercise of 95,000 Redeemable Warrants underlying the Representative's Warrants; (v) assumes no exercise of stock options to purchase up to 360,000 shares which may be issued pursuant to the Company's 1996 Stock Option Plan (the "1996 Plan"), of which 231,992 options have been granted as of the date of this Prospectus, including options to purchase up to 107,500 shares which were granted to certain legal advisors to the Company (the "Advisor Options") at an exercise price of $6.30 per share; and (vi) assumes no exercise of stock options to purchase of up to 100,000 shares which may be issued pursuant to the Company's 1996 Director Formula Stock Option Plan (the "Formula Plan"), of which 30,000 options have been granted as of the date of this Prospectus (collectively, the 1996 Plan and the Formula Plan are referred to as the "Plans"). See "MANAGEMENT -- 1996 Stock Option Plan," "MANAGEMENT -- Director Formula Stock Option Plan," "UNDERWRITING" and "LEGAL MATTERS."



                                       5


                       SUMMARY FINANCIAL INFORMATION

    The following sets forth certain historical financial information of the Company.

STATEMENT OF OPERATIONS DATA:


                                                          FISCAL YEARS ENDED                 SIX MONTHS ENDED
                                                             DECEMBER 31,                        JUNE 30,
                                                             ------------                        --------

                                                    1995          1994         1993         1996          1995
                                                    ----          ----         ----         ----          ----
Net sales ...................................... $10,373,464   $8,394,932   $6,003,843   $ 6,782,522   $ 4,930,277
Cost of sales ..................................   4,798,902    3,911,108    3,269,363     3,062,307     2,455,777
                                                   ---------    ---------    ---------     ---------     ---------
Gross profit ...................................   5,574,562    4,483,824    2,734,480     3,720,215     2,474,500
                                                   ---------    ---------    ---------     ---------     ---------
Operating expenses:
  Selling, general and administrative expenses .   2,843,266    2,465,479    1,986,663     1,922,028     1,544,121
  Engineering expenses .........................   1,586,951    1,347,480    1,334,364       693,442       807,108
  Management buyout charge(1) ..................    --            --           --          1,701,000        --
                                                   ---------    ---------    ---------     ---------     ---------
    Total operating expenses ...................   4,430,217    3,812,959    3,321,027     4,316,470     2,351,229
                                                   ---------    ---------    ---------     ---------     ---------
Operating income (loss) ........................   1,144,345      670,865     (586,547)     (596,255)      123,271
Interest expense, net ..........................     156,345      162,942      117,404        91,117        87,088
                                                     -------      -------      -------        ------        ------
Income (loss) before provision for income taxes      988,000      507,923     (703,951)     (687,372)       36,183
Provision for income taxes(1) ..................      79,781       37,866       11,101       320,994        13,320
                          --                          ------       ------       ------       -------        ------
Net income (loss) .............................. $   908,219   $  470,057   $ (715,052)  $(1,008,366)  $    22,863
                                                 ===========   ==========   ==========   ===========   ===========
Net income (loss) per common and common
  equivalent share ............................. $       .42   $      .22   $     (.33)  $      (.46)  $       .01
                                                 ===========   ==========   ==========   ===========   ===========
Weighted average common and common equivalent
  shares outstanding ...........................   2,173,174    2,173,174    2,173,174     2,173,174     2,173,174
                                                   =========    =========    =========     =========     =========

BALANCE SHEET DATA:

                                                                                              AT JUNE 30, 1996
                                                                                              ----------------
                                                                              AT
                                                                         DECEMBER 31,
                                                                            1995          ACTUAL     AS ADJUSTED(2)
                                                                            ----          ------     --------------

Working capital .....................................................     $2,060,723    $2,504,157     $  6,854,157
Total assets ........................................................     $7,721,910    $5,874,770     $  9,474,770
Short-term debt .....................................................     $4,250,000    $  750,000     $      --
Long-term debt, less current maturities .............................     $  --         $  500,000     $    500,000
Stockholders' equity ................................................     $2,203,838    $2,146,472     $  6,496,472

--------

(1) Represents a non-recurring, non-cash charge associated with the acquisition of a 62.2% equity interest in the Company by management with bank supplied debt financing personally guaranteed by QCO's senior management. This charge is not deductible for income tax purposes and as a result of the transaction, additional paid in capital is increased by a like amount. See "CERTAIN TRANSACTIONS."

(2) Gives effect to the receipt by the Company of the estimated net proceeds of approximately $4,350,000 from the sale of the Securities and the use of a portion of the net proceeds therefrom to repay the term loan from Kobe Steel USA Holdings, Inc. See "USE OF PROCEEDS" and "CERTAIN TRANSACTIONS."


                                       6



                                  RISK FACTORS

    The Securities offered hereby involve a high degree of risk. Prospective investors should carefully consider, in addition to the other information contained in this Prospectus, the information presented below.

CYCLICAL NATURE OF THE SEMICONDUCTOR, COMPUTER HARD DISK AND FLAT PANEL DISPLAY INDUSTRIES

    The Company's operating results depend on capital expenditures by semiconductor, computer hard disk, and flat panel display manufacturers, which in turn depend on the current and anticipated demand for computers. Although the semiconductor industry in particular has recently experienced significant growth, there can be no assurance that such growth will be sustained. Moreover, the overall computer industry has been and is likely to continue to be cyclical with periods of oversupply. A downturn in the demand for computers would likely reduce the demand for the Company's inspection equipment. The Company's ability to reduce expenses in response to any such downturn is limited by its need for continued investment in research and development and in customer service and support. A downturn in demand for semiconductor, computer hard disk and flat panel display manufacturing equipment would have a material adverse effect on the Company's business, financial condition and results of operations. See "BUSINESS -- Markets."

FLUCTUATIONS IN OPERATING RESULTS; ACCUMULATED DEFICIT

    The Company derives most of its annual revenues from a relatively small number of sales of products, systems and upgrades. As a result, any delay in the recognition of revenue for single products, systems or upgrades would have a material adverse effect on the Company's results of operations for a given accounting period. In addition, some of the Company's net sales have been realized near the end of a quarter. Accordingly, a delay in a shipment scheduled to occur near the end of a particular quarter could materially adversely affect the Company's results of operations for that quarter.


    The Company's operating results have historically been subject to significant quarterly and annual fluctuations. The Company believes that its operating results will continue to fluctuate on a quarterly and annual basis due to a variety of factors, including but not limited to the cyclical nature of the industries served by the Company's inspection products, patterns of capital spending by customers, the timing of significant orders, order cancellations and shipment rescheduling, market acceptance of the Company's products, fluctuations in the grant and funding of development contracts, consolidation of customers, unanticipated delays in design, engineering or production or in customer acceptance of product shipments, changes in pricing by the Company or its competitors, the timing of product announcements or introductions by the Company or its competitors, the mix of systems sold, the relative proportions of product revenues and service revenues, the timing of payments of sales commissions, the availability of components and subassemblies, changes in product development costs, expenses associated with acquisitions and exchange rate fluctuations. Over the last three years, the Company's gross margin has fluctuated and the Company anticipates that its gross margin will continue to fluctuate. The Company cannot predict the impact of these and other factors on its financial performance in any future period.

    As of June 30, 1996, the Company had an accumulated deficit of approximately $2,715,000 as a result of losses incurred for the year ended December 31, 1993 and prior years. Although the Company had net income of $908,219 and $470,057 for the years ended December 31, 1995 and 1994, respectively, no assurance can be given that the Company will remain profitable in any future period. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS."


CONCENTRATION OF CUSTOMERS

    Historically, the Company has sold a significant proportion of its systems to a limited number of customers as the markets that the Company participates in are primarily dominated by a few major companies. Sales to the Company's ten largest customers accounted for approximately 96% and 95% of net sales for the years ended December 31, 1994 and December 31, 1995, respectively. Sales to the largest customer during those periods accounted for approximately 32% of net sales. The failure to replace sales with sales to other customers in succeeding periods would have a material adverse effect on the Company's business, financial condition and results of operations. The Company expects that sales to relatively few


                                       7


customers will continue to account for a high percentage of the Company's revenues in any accounting period in the foreseeable future. A reduction in orders from any such customer or the cancellation of any significant order could have a material adverse effect on the Company's business, financial condition and results of operations. None of the Company's customers has entered into a long-term agreement requiring it to purchase the Company's products. See "BUSINESS -- Customers."

IMPORTANCE OF RECENTLY INTRODUCED PRODUCTS

    The Company's future success depends upon the market's acceptance of new generations of its systems. The Company recently commenced shipments of its QCO-4000, which has the capability to inspect the 0.25 to 0.35 micrometer generation of semiconductor devices currently in pilot production and under development. The inability of these systems to achieve widespread customer acceptance or any technical or manufacturing difficulties with these systems (or subsequent generations of the Company's systems) would have a material adverse effect on the Company's business, financial condition and results of operations. In addition, there can be no assurance that the market for leading-edge applications targeted by the QCO-4000 systems will develop as quickly or to the degree that the Company currently anticipates, or that these systems will achieve widespread customer acceptance. See "BUSINESS -- Products and Services."

RAPID TECHNOLOGICAL CHANGE; DEPENDENCE ON PRODUCT DEVELOPMENT

    The semiconductor, computer hard disk drives and flat panel display industries, in general, are characterized by rapid technological change and evolving industry standards. As a result, the Company must continue to enhance its existing products and develop and manufacture new products and upgrades with improved capabilities, which has required and will continue to require substantial investments in research and development by the Company to advance a number of state-of-the-art technologies. Continuous investments in research and development will also be required to respond to the emergence of new technologies. The failure to develop, manufacture and market new products, or to enhance existing products, would have a material adverse effect on the Company's business, financial condition and results of operations. In addition, the Company's competitors can be expected to continue to develop and introduce new and enhanced products, any of which could cause a decline in market acceptance of the Company's products or a reduction in the Company's margins as a result of intensified price competition.

    Changes in manufacturing processes could also have a materially adverse effect on the Company's business, financial condition and results of operations. The Company anticipates continued changes in semiconductor, computer hard disk and flat panel display technologies and processes. There can be no assurance that the Company will be able to develop, manufacture and sell products that respond adequately to such changes. See "BUSINESS -- Competition."

    The Company's success in developing and selling new and enhanced products depends upon a variety of factors, including accurate prediction of future customer requirements, introduction of new products on schedule, cost-effective manufacturing and product performance in the field. The Company's new product decisions and development commitments must anticipate the equipment needed to satisfy the requirements for inspection processes one year or more in advance of sales. Any failure to predict accurately customer requirements and to develop new generations of products to meet those requirements would have a sustained material adverse effect on the Company's business, financial condition and results of operations. New product transitions could adversely affect sales of existing systems. Product introductions could contribute to quarterly fluctuations in operating results as orders for new products commence and orders for existing products or enhancements of existing products fluctuate. See "BUSINESS -- Products Under Development" and "BUSINESS -- Engineering and Product Development."


LIMITATIONS ON THE USE OF NET OPERATING LOSSES

    The Company's net income and cash flow will be affected by its ability to apply its net operating loss carryforwards ("NOLs"), which totaled approximately $2,163,000 for federal income tax purposes at December 31, 1995, against taxable income in future periods. Under the Tax Reform Act of 1986, the amount of the benefit from NOLs may be impaired or limited in certain circumstances, including a cumulative stock ownership change of more than 50% over a three-year period, which occurred in connection with the management buyout. As a result of the management buyout, the Company is limited



                                       8



to approximately $180,000 of loss utilization per year. Given the limitations on the utilization of the Company's net operating losses as a result of the management buyout and uncertainty surrounding the ability of the Company to generate future income in order to realize such deferred tax assets in the future, primarily due to such factors as dependence on a few customers, rapid technological change and the cyclical nature of the semiconductor, computer hard disk and flat panel display industries, management has concluded that the ability to realize the deferred tax assets as of December 31, 1995 is uncertain and has, therefore, provided a full valuation allowance against such deferred tax assets. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS," "CERTAIN TRANSACTIONS" and Note 3 of Notes to Financial Statements.


PATENTS AND PROPRIETARY INFORMATION

    The Company's patent and trade secret rights are of material importance to the Company and its future prospects because the Company relies on these rights to protect proprietary technology. No assurance can be given as to the issuance of additional patents or, if so issued, as to their scope and validity. Patents granted may not provide meaningful protection from competitors. Even if a competitor's products were to infringe patents owned by the Company, it would be costly for the Company to enforce its rights in an infringement action and would divert funds and other resources from the Company's operations. Furthermore, no assurance can be given that the Company' products or processes will not infringe any patents or other intellectual property rights of third parties. If the Company's products or processes do infringe the rights of third parties, no assurance can be given that the Company can obtain a license from the intellectual property owner on commercially reasonable terms or at all.

    The Company relies on trade secrets that it seeks to protect, in part, through, confidentiality agreements with employees, consultants and its customers and potential customers. No assurance can be given that these agreements will not be breached, that the Company will have adequate remedies for any breach or that the Company's trade secrets will not otherwise become known to or independently developed by competitors. As the Company intends to enforce its patents, trademarks and copyrights and protect its trade secrets, it may be involved from time to time in litigation to determine the enforceability, scope and validity of these rights. Any such litigation could result in substantial cost to the Company and diversion of effort by the Company's management and technical personnel. See "BUSINESS -- Patents and Proprietary Information."

DEPENDENCE ON SUPPLIERS

    The Company does not maintain any long-term supply agreements with any of its suppliers, and the majority of the critical components and subassemblies included in the Company's products are obtained from a limited group of suppliers. The manufacture of certain components and subassemblies is very complex and requires long lead times and the Company's systems cannot be produced without certain critical components. Additionally, alternative suppliers for many of these components may not be readily available, and no substantial increase in the number of alternative suppliers is anticipated. The Company intends to continue to rely on outside suppliers because of their specialized expertise in component fabrication and subsystem assembly. The Company's reliance on a limited group of suppliers involves several risks, including the potential inability to obtain an adequate supply of components and reduced control over pricing and delivery time. To date, the Company has generally been able to obtain adequate and timely delivery of critical subassemblies and components, although it has experienced occasional delays. There can be no assurance that delays or shortages caused by suppliers will not occur in the future. Any inability to obtain adequate, timely deliveries of subassemblies and components could prevent the Company from meeting scheduled shipment dates, which would damage relationships with current and prospective customers and materially adversely affect the Company's business, financial condition and results of operations. See "BUSINESS -- Manufacturing."

LENGTHENED LEAD TIMES; LIMITED MANUFACTURING CAPACITY

    The Company's systems have a large number of components and are highly complex. The Company has experienced limited delays in manufacturing and delivering its systems and upgrades and may experience similar or more extended delays in the future. Any inability to manufacture and ship


                                        9


systems or upgrades on schedule could adversely affect the Company's relationships with its customers and thereby materially adversely affect the Company's business, financial condition and results of operations. Due to recent increases in demand, the average time between order and shipment of the Company's systems has increased over the last fiscal year. The Company's ability to increase its manufacturing capacity in response to an increase in demand is limited given the complexity of the manufacturing process, the lengthy lead times necessary to obtain critical components and the need for highly skilled personnel. The failure of the Company to keep pace with customer demand would lead to further extensions of delivery times, which could deter customers from placing additional orders, and could adversely affect product quality. There can be no assurance that the Company will be successful in increasing its manufacturing capacity. See "BUSINESS -- Manufacturing."

RISKS OF ACQUISITIONS

    The Company's business strategy includes expanding its product lines and markets through internal product development or acquisitions. Although no acquisitions are currently contemplated by the Company, any acquisition may result in potentially dilutive issuances of equity securities, the incurrence of debt and contingent liabilities, and amortization expense related to intangible assets acquired, any of which could materially adversely affect the Company's financial condition and results of operations. In addition, acquired businesses may be experiencing operating losses. Any acquisition will involve numerous risks, including difficulties in the assimilation of the acquired Company's operations and products, uncertainties associated with operating in new markets and working with new customers, and the potential loss of the acquired company's key employees. To date, the Company has had no experience in acquisitions. See "USE OF PROCEEDS -- Working Capital and General Corporate Purposes" and "BUSINESS -- Strategy."

RISKS ASSOCIATED WITH INTERNATIONAL SALES AND OPERATIONS


     Sales to customers in countries other than the United States accounted for 42.5%, 17.9% and 35.5% of net sales in Fiscal 1994, Fiscal 1995 and the first six months of Fiscal 1996, respectively. The Company anticipates that international shipments, principally to Japan, Taiwan, Ireland and Scotland, will continue to account for a significant portion of net sales of the foreseeable future. Sales and operations outside of the United States are subject to certain inherent risks, including fluctuations in the value of the U.S. dollar relative to foreign currencies, tariffs, quotas, taxes and other market barriers, political and economic instability, restrictions on the export or import of technology, potentially limited intellectual property protection, difficulties in staffing and managing international operations and potentially adverse tax consequences. There can be no assurance that any of these factors will not have a material adverse effect on the Company's business, financial condition or results of operations. In particular, although the Company's international sales are primarily denominated in U.S. dollars, currency exchange fluctuations in countries where the Company does business could materially adversely affect the Company's business, financial condition and results of operations by rendering the Company less price-competitive than foreign manufacturers. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS," "BUSINESS -- Customers" and "BUSINESS -- Sales and Marketing."


LENGTHY SALES CYCLE

    Installing and integrating inspection equipment requires a substantial investment by a customer. In addition, customers often require a significant number of product presentations and demonstrations, as well as substantial interaction with the Company's senior management, before reaching a sufficient level of confidence in the system's performance characteristics and compatibility with the customer's target applications. Accordingly, the Company's systems typically have a lengthy sales cycle during which the Company may expend substantial funds and management time and effort with no assurance that a sale will result. See "BUSINESS -- Sales and Marketing."

HEALTH AND SAFETY REGULATIONS AND STANDARDS

    The Company's products and worldwide operations are subject to numerous governmental regulations designed to protect the health and safety of operators of manufacturing equipment. In particular, recent European Union ("EU") regulations relating to electromagnetic fields, electrical


                                       10


power and human exposure to laser radiation have been implemented. In addition, numerous domestic semiconductor manufacturers, including certain of the Company's customers, have subscribed to voluntary health and safety standards and decline to purchase equipment not meeting such standards. The Company believes that its products currently comply with all applicable material governmental health and safety regulations and standards, including those of the EU, and with the voluntary industry standards currently in effect. In part because the future scope of these and other regulations and standards cannot be predicted, there can be no assurance that the Company will be able to comply with any future regulation or industry standard. Noncompliance could result in governmental restrictions on sales or reductions in customer acceptance of the Company's products. Compliance may also require significant product modifications, potentially resulting in increased costs and impaired product performance. See "BUSINESS -- Government Regulations and Industry Standards."

DEPENDENCE UPON KEY PERSONNEL; POSSIBLE LACK OF AVAILABILITY OF QUALIFIED PERSONNEL

    The Company is dependent to a large degree on the experience and abilities of its Chief Executive Officer, President and Chairman, Eric T. Chase, and its Vice President of Technology, Jay L. Ormsby. The loss of the services of either of these individuals could have a material adverse effect on the Company. The Company has entered into employment agreements, containing noncompetition restrictions, with each of Messrs. Chase and Ormsby. The Company has and is the sole beneficiary, subject to the bank's interest, of key-person life insurance policies, each in the amount of $1,000,000, on the lives of Messrs. Chase and Ormsby. See "MANAGEMENT -- Employment Agreements."

    The Company's future success and growth strategy will depend in large part upon its ability to attract and retain highly skilled managerial, technical and marketing personnel. Competition for such personnel in the Company's industry is intense. No assurance can be given that the Company will be successful in attracting or retaining the qualified personnel necessary for its business and anticipated growth, and the failure to attract or retain such personnel could have a material adverse effect on the Company's business, financial condition and results of operations.

CONTROL BY CURRENT PRINCIPAL STOCKHOLDERS

     Upon   completion   of  the  Offering  and  assuming  no  exercise  of  the
Underwriters' overallotment option, the Redeemable Warrants, the Representative's Warrants or other outstanding options, the Company's current principal stockholders, QC Optics Voting Trust and Kobe Steel USA Holdings,
Inc., will beneficially own approximately 69.4% of the outstanding shares of Common Stock of the Company. As a result, they will be able to control all matters requiring approval by the stockholders of the Company, including the election of directors. The Company's bylaws do not provide for cumulative voting. See "PRINCIPAL STOCKHOLDERS" and "DESCRIPTION OF SECURITIES."

DISCRETIONARY USE OF PROCEEDS; POSSIBLE NEED FOR ADDITIONAL FINANCING; SUBSTANTIALLY ALL ASSETS PLEDGED

    The Board of Directors of the Company will have broad discretion in allocating the net proceeds of the Offering among the categories discussed in "USE OF PROCEEDS." If the net proceeds of the Offering are not adequate for completion of the Company's anticipated uses, additional financing may be necessary. No assurance can be given that the Company will be able to secure additional financing or that such financing will be available on favorable terms. If the Company is unable to obtain such additional financing, the Company's ability to maintain its current level of operations could be materially adversely affected and the Company may be required to reduce its overall expenditures. See "USE OF PROCEEDS," "BUSINESS" and "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS."

    The Company has a revolving line of credit facility with a bank, pursuant to which it has pledged substantially all of its assets. The cancellation by the bank, or any future lender, of the Company's credit facilities would have a material adverse effect on the Company's operations and financial condition. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS."


                                       11



CLASSIFIED BOARD OF DIRECTORS

    The Company's bylaws provide for its Board of Directors to be divided into three classes of directors serving staggered three-year terms. As a result, approximately one-third of the Board of Directors will be elected each year. Moreover, under the Delaware General Corporation Law, in the case of a corporation having a classified Board of Directors, stockholders may remove a director only for cause. This provision, when coupled with the provision of the bylaws authorizing only the Board of Directors to fill vacant directorships, will preclude a stockholder from removing incumbent directors without cause and simultaneously gaining control of the Board of Directors by filling the vacancies created by such removal with its own nominees. See "DESCRIPTION OF SECURITIES -- Delaware Law and Certain Charter and Bylaw Provisions."


ELIGIBILITY FOR AMEX TRADING

    Although  the  Company  has  applied  for  listing of the  Common  Stock and
Redeemable Warrants on the AMEX, their approval for listing and continued inclusion will depend on the Company's ability to meet certain eligibility requirements established for the system. Loss of AMEX eligibility would result, for example, if the Company has continuous material operating losses or if the market price of the Common Stock falls below certain specified levels. If the Company's Securities become ineligible for trading on the system for this or any other reason, such Securities may be subject to a rule under the Securities Exchange Act of 1934 that imposes additional stringent sales practice requirements on broker-dealers who sell the Company's Common Stock which could result in significantly less liquidity for and/or a decreased trading price of the Company's Common Stock.


POSSIBLE ISSUANCE OF ADDITIONAL SHARES OF COMMON STOCK AND PREFERRED STOCK; PREFERRED STOCK CURRENTLY OUTSTANDING

    The Company is authorized to issue up to 10,000,000 shares of Common Stock, of which 3,100,000 shares of Common Stock will be issued and outstanding upon completion of the Offering (3,242,500 shares assuming the Underwriters' overallotment option is exercised in full). The Company's Board of Directors has authority, without action or vote of the stockholders, to issue all or part of the authorized but unissued shares. Any such issuance would dilute the percentage ownership interest of stockholders and may further dilute the book value of the Common Stock.

    In addition, the Company is authorized to issue up to 1,000,000 shares of Preferred Stock, $.01 par value per share (the "Preferred Stock"). Of these shares of Preferred Stock, no shares are issued and outstanding as of the date of this Prospectus. The Preferred Stock may be issued in one or more series, the terms of which may be determined at the time of issuance by the Board of Directors, without further action by stockholders, and may include voting rights (including the right to vote as a series on particular matters), preferences as to dividends and liquidation, conversion and redemption rights and sinking fund provisions. The issuance of any shares of Preferred Stock could adversely affect the rights of the holders of Common Stock and, therefore, reduce the value of the Common Stock. In particular, specific rights granted to holders of Preferred Stock could be used to restrict the Company's ability to merge with or sell its assets to a third party, thereby preserving control of the Company by its then owners, and may adversely affect the voting power of holders of the Common Stock. See "DESCRIPTION OF SECURITIES."

ABSENCE OF PUBLIC MARKET AND POSSIBLE VOLATILITY OF STOCK PRICE

    No public market for the Securities has existed prior to the Offering. No assurance can be given that an active trading market in the Company's Securities will develop after completion of the Offering or, if developed, that it will be sustained. No assurance can be given that the market price of the Company's Securities will not fall below the initial public offering price. The Company believes factors such as quarterly fluctuations in financial results and announcements of new technology in the semiconductor, computer hard disk drive and flat panel display inspection industries may cause the market price of the Company's Securities to fluctuate, perhaps substantially. These fluctuations, as well as general stock market and economic conditions such as recessions or high interest rates, may adversely affect the market price of the Securities.



                                       12


ARBITRARY DETERMINATION OF OFFERING PRICE

    The initial public offering price of the Securities has been arbitrarily determined by negotiation between the Company and the Underwriters and does not necessarily bear any relationship to the Company's assets, book value or financial condition, or to any other recognized criteria of value. See "UNDERWRITING."

IMMEDIATE AND SUBSTANTIAL DILUTION


    Investors who purchase Securities in the Offering will incur immediate and substantial dilution in the net tangible book value of the Common Stock of approximately $4.00 per share (includes the purchase price of $.10 per Redeemable Warrant) or approximately 66% of the public offering price per share. See "DILUTION."


NO DIVIDENDS

    The Company has not paid cash dividends on its Common Stock since its inception and does not anticipate paying any cash dividends on its Common Stock in the foreseeable future. The Company currently intends to reinvest earnings, if any, in the development and expansion of its business. The Company's agreement with its primary bank lender prohibits the payment of dividends without the bank's prior consent. See "DIVIDEND POLICY."

LIMITATION ON OFFICERS' AND DIRECTORS' LIABILITIES UNDER DELAWARE LAW

    Pursuant to the Company's Certificate of Incorporation, as authorized under applicable Delaware law, directors of the Company are not liable for monetary damages for breach of fiduciary duty, except in connection with a breach of the duty of loyalty, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for dividend payments or stock repurchases illegal under Delaware law or for any transaction in which a director has derived an improper personal benefit. In addition, the Company's bylaws provide that the Company must indemnify its officers and directors to the fullest extent permitted by Delaware law for all expenses incurred in the settlement of any actions against such persons in connection with their having served as officers or directors of the Company. See "MANAGEMENT -- Limitation on Officers' and Directors' Liabilities."

ANTI-TAKEOVER MEASURES; POTENTIAL ANTI-TAKEOVER EFFECT OF CERTAIN CHARTER PROVISIONS

    The  Company,  as  a  Delaware  corporation,   is  subject  to  the  General
Corporation Law of the State of Delaware, including Section 203 thereof, an anti-takeover law enacted in 1988. In general, the law restricts the ability of a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder. As a result, potential acquirors of the Company may be discouraged from attempting to effect an acquisition transaction with the Company, thereby possibly depriving holders of the Company's securities of certain opportunities to sell or otherwise dispose of such securities at above-market prices pursuant to such transactions. As a result of the application of Section 203, certain provisions in the Company's Certificate of Incorporation and bylaws, as amended, and certain change in control provisions contained in the employment contracts of the six officers of the corporation, potential acquirors of the Company may find it more difficult or be discouraged from attempting to effect an acquisition transaction with the Company, thereby possibly depriving holders of the Company's securities of certain opportunities to sell or otherwise dispose of such securities at above-market prices pursuant to such transactions. See "MANAGEMENT -- Employment Agreements" and "DESCRIPTION OF SECURITIES -- Delaware Law and Certain Charter and Bylaw Provisions."

FUTURE SALES OF COMMON STOCK


    None of the 2,150,000 shares of Common Stock outstanding as of the date of this Prospectus has been registered under the Securities Act, and all are "restricted securities" under Rule 144 of the Securities Act ("Rule 144"). Ordinarily, under Rule 144, a person holding restricted securities for a period of two years may, every three months, sell in ordinary brokerage transactions or in transactions



                                       13



directly with a market maker an amount equal to the greater of one percent of the Company's then outstanding Common Stock or the average weekly trading volume during the four calendar weeks prior to such sale. Rule 144 also permits sales by a person who is not an affiliate of the Company and who has satisfied a three-year holding period without any quantity limitation. All of the officers, directors and stockholders of the Company, with the exception of Kobe Steel USA Holdings, Inc., have agreed not to sell any of their shares of Common Stock for a period of at least 13 months from the date of this Prospectus without the prior written consent of the Representative. Kobe Steel USA Holdings, Inc. has agreed not to, directly or indirectly, offer to sell, contract to sell, or sell any beneficial interest in the Company's Common Stock for a period of six months from the date of this Prospectus without the prior written consent of the Representative. Absent such agreements, 90 days from the date of this Prospectus, 812,687 shares of Common Stock would be eligible for sale pursuant to Rule 144. The remaining 1,337,313 shares of Common Stock would become eligible for sale under Rule 144 on March 29, 1998. Future sales under Rule 144 may have a depressive effect on the market price of the Common Stock should a public market develop for such stock. See "SHARES ELIGIBLE FOR FUTURE SALE."


SUBSTANTIAL SHARES OF COMMON STOCK RESERVED FOR THE EXERCISE OR GRANT OF OPTIONS AND WARRANTS; REGISTRATION RIGHTS OF WARRANT HOLDERS

    The Company has reserved 460,000 shares of Common Stock for issuance upon exercise of options granted or available for grant to employees, officers, directors, advisors and consultants pursuant to the Company's Plans, as well as an aggregate of 1,140,000 shares of Common Stock for issuance upon (i) exercise of the Redeemable Warrants, and (ii) exercise of the Representative's Warrants. The existence of the aforementioned options and warrants may prove to be a hindrance to future financing by the Company. The holders of such options and warrants may exercise them at a time when the Company would otherwise be able to obtain additional equity capital on terms more favorable to the Company.

    The Company has agreed that, under certain circumstances, it will register under federal and state securities laws the Representative's Warrants and the shares of Common Stock issuable thereunder. Exercise of these registration rights could involve substantial expense to the Company at a time when it could not afford such expenditures and may adversely affect the terms upon which the Company may obtain additional financing. See "DESCRIPTION OF SECURITIES."

POSSIBLE LIMIT ON EXERCISE OF REDEEMABLE WARRANTS

    In order for a holder to exercise a Redeemable Warrant, there must be a current registration statement on file with the Securities and Exchange Commission (the "Commission") and various state securities commissions to register the shares of Common Stock underlying the Redeemable Warrants for sale to the holder of the Redeemable Warrant. The Company has agreed, so long as the Redeemable Warrants are outstanding, to use its best efforts to keep a registration statement effective under the Securities Act and state securities laws to permit the issuance of the shares of Common Stock upon exercise or exchange of the Redeemable Warrants. Nevertheless, although the Company intends to do so, no assurance can be given that the registration statement will be kept current, the failure of which may result in the Redeemable Warrants not being exercisable or exchangeable and therefore worthless. See "DESCRIPTION OF SECURITIES -- Redeemable Warrants."

POSSIBLE REDEMPTION OF REDEEMABLE WARRANTS

    Beginning _____, 1997 (13 months after the date of this Prospectus), the Redeemable Warrants are redeemable by the Company at $.20 per Redeemable Warrant on 30 days' prior written notice, provided that the average closing bid price of the Common Stock equals or exceeds $10.80 per share (180% of the public offering price per share) for 20 consecutive trading days ending within 10 days prior to the notice of redemption. See "DESCRIPTION OF SECURITIES." The Redeemable Warrants can only be redeemed if they are then exercisable and a current registration statement covering the Redeemable Warrants and the shares of Common Stock issuable thereunder is then in effect. Redemption of the Redeemable Warrants may force the holders to (i) exercise the Redeemable Warrants and pay the exercise price at a time when it may be disadvantageous for them to do so or
(ii) sell the Redeemable Warrants at the current market price when they might otherwise wish to hold the Redeemable Warrants. See "DESCRIPTION OF SECURITIES -- Redeemable Warrants."


                                       14



                              USE OF PROCEEDS


    The net proceeds to be received by the Company from the sale of the Securities offered hereby, after deducting $579,500 for underwriting discounts and approximately $860,000 for other estimated expenses of the Offering, including the Representative's non-accountable expense allowance and the consulting fee payable to the Representative, are expected to be approximately $4,350,000 (approximately $5,150,000 if the Underwriters' overallotment option is exercised in full). The net proceeds are intended to be used approximately as follows:



                                                                             AMOUNT
                                                                             ------

Sales and Marketing ..............................................        $    500,000
Repayment of Debt ................................................        $    750,000
Research and Development Activities ..............................        $    500,000
Working Capital and General Corporate Purposes ...................        $  2,600,000
                                                                          ------------
                                                                          $  4,350,000
                                                                          ============



SALES AND MARKETING

    Approximately $500,000 of the net proceeds of the Offering are intended for use in expanding the Company's sales and marketing activities, particularly outside of the United States. See "BUSINESS -- Sales and Marketing."

REPAYMENT OF DEBT

    Approximately $750,000 of the net proceeds of the Offering will be used to repay a loan due on December 31, 1996 to Kobe Steel USA Holdings, Inc. This loan was made by Kobe Steel USA Holdings, Inc. to the Company in connection with the management buyout in March 1996. The loan bears interest at 8% per annum. In addition, the Company is required prior to repaying the $750,000 loan to Kobe Steel USA Holdings, Inc. to first repay any overadvances outstanding from State Street Bank and Trust Co. ("State Street") under a $4,000,000 revolving line of credit issued in March 1996 (the "State Street Loan"). In connection with the State Street Loan, State Street provided a $500,000 overadvance which is required to be repaid by October 31, 1996. A portion of this overadvance was used to complete the management buyout. However, the Company has not used the State Street overadvance since May 31, 1996 and, as a result, no proceeds from this Offering are expected to be necessary to repay any State Street overadvance. See "CERTAIN TRANSACTIONS" and "MANAGEMENT'S DISCUSSION AND
ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- Liquidity and Capital Resources."

RESEARCH AND DEVELOPMENT ACTIVITIES

    Prior to the management buyout, ownership of a greater than 50% interest in the Company by a non-U.S. stockholder, Kobe Steel Ltd., through Kobe Steel USA Holdings, Inc., precluded the Company from participating in certain research and development activities sponsored by U.S. government agencies and federally funded consortia, such as SEMATECH. As a result of the management buyout, the Company intends to participate in these consortia and to seek federally provided research and development funding, particularly in the fields of flat panel displays and other inspection product areas. However, in addition to the $500,000 of the net proceeds intended to be used for research and development activities, the Company expects to continue to use a portion of its own funds to support research and development activities. See "BUSINESS -- Engineering and Product Development" and "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- Liquidity and Capital Resources."


                                       15



WORKING CAPITAL AND GENERAL CORPORATE PURPOSES


    Approximately $2,600,000 of the net proceeds from the Offering will be used for working capital and general corporate purposes. Although the Company intends to routinely explore potential acquisitions, none is currently being negotiated and no portion of the net proceeds has been allocated to specific acquisitions. The Company's business strategy includes expanding its product lines and markets through internal product development or acquisitions. Any acquisition may result in potentially dilutive issuances of equity securities, the incurrence of debt and contingent liabilities, and amortization expense related to intangible assets acquired, any of which could materially adversely affect the Company's financial condition and results of operations.

    In March 1996, the Company established a revolving line of credit facility with State Street. At June 30, 1996, the Company had borrowings outstanding under the State Street Loan of $500,000 and additional availability under the line of credit of approximately $1,900,000. The line of credit is secured by the personal unlimited guarantees of each of Eric T. Chase and K. Andrew Bernal, the Company's Chief Executive Officer and President, and Vice President of Sales and Marketing, respectively. The line of credit is also guaranteed on a limited basis by other Company officers. The terms of the State Street Loan allow for the termination of these guarantees provided that (i) any overadvance is paid in full by October 31, 1996 and the qualified inventory is excluded from the Company's borrowing base; or (ii) upon the receipt of $5,000,000 in net proceeds from an equity financing (gross proceeds less underwriting discounts and commissions) and, in either case, there are no defaults under the facility. Following the completion of this Offering, and in order to reduce interest expense, the Company may use a portion of the proceeds of the Offering to pay down all or a portion of the State Street Loan. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- Liquidity and Capital Resources" and "CERTAIN TRANSACTIONS."


    Any  net  proceeds   received   from  the  exercise  of  the   Underwriters'
overallotment option will be used to supplement general working capital.

    The allocation of the net proceeds of the Offering set forth above represents the Company's best estimate based upon its present plans and certain assumptions regarding general economic and industry conditions and the Company's future revenues and expenditures. The Company reserves the right to reallocate the proceeds within the above described categories or to other purpose in response to, among other things, changes in its plans, industry conditions, and the Company's future revenues and expenditures.

    Based on the Company's operating plan, management believes that the net proceeds from the Offering, existing bank and other credit facilities, and anticipated cash flow from operations will be sufficient to meet the Company's anticipated cash needs and finance its plans for expansion for at least 12 months from the date of this Prospectus. See "RISK FACTORS -- Discretionary Use of Proceeds; Possible Need for Additional Financing; Substantially All Assets Pledged" and "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- Liquidity and Capital Resources."

    Proceeds not immediately required for the purposes described above will be invested principally in U.S. government securities, short-term certificates of deposit, money market funds, or other high- grade, short-term interest-bearing investments.


                                       16



                                    DILUTION


    At June 30, 1996, the net tangible book value of the Company's outstanding shares of Common Stock was $2,146,472, or approximately $1.00 per share. "Net tangible book value" per share represents the amount of the Company's total assets less the amount of its total liabilities, divided by the number of shares of Common Stock outstanding. Without taking into account any other changes in net tangible book value after June 30, 1996, other than to give effect to the sale of the Common Stock offered hereby at an assumed public offering price of $6.10 per share(1), the pro forma net tangible book value of the Company's outstanding shares of Common Stock at June 30, 1996 would have been $6,496,472, or approximately $2.10 per share, representing an immediate increase in net tangible book value of approximately $1.10 per share to current stockholders and an immediate dilution of approximately $4.00 per share to new investors. The following table illustrates this per share dilution:



 Public offering price per share of Common Stock offered hereby(1) .......          $  6.10

   Net tangible book value per share of Common Stock at June 30, 1996 ....   $ 1.00
   Increase in net tangible book value per share of Common Stock .........   $ 1.10
                                                                             ------
Pro forma net tangible book value per share of Common Stock after Offering           $  2.10
                                                                                     -------
Dilution per share of Common Stock to investors in this Offering .........           $  4.00
                                                                                     =======

----------
(1) Includes the purchase price of $.10 per Redeemable Warrant.



    In the event that the Underwriter exercises the overallotment option in full, the pro forma net tangible book value per share of Common Stock after the Offering (less underwriting commissions and discounts and estimated expenses of the Offering) would be approximately $2.25 per share, representing an immediate increase in net tangible book value of approximately $1.25 per share to current stockholders and an immediate dilution of approximately $3.85 per share to new investors.

    The following table sets forth, at June 30, 1996 and as adjusted to give effect to the sale of the Common Stock offered hereby, the number of shares of Common Stock purchased, the percentage of Common Stock purchased, the total consideration paid, the percentage of total consideration paid and the average price per share paid by the existing stockholders of the Company and the investors in the Offering, assuming a public offering price of $6.00 per share.


                                                 SHARES PURCHASED      TOTAL CONSIDERATION PAID
                                                 ----------------      ------------------------
                                                                                                  AVERAGE PRICE
                                               NUMBER     PERCENTAGE      AMOUNT     PERCENTAGE     PER SHARE
                                               ------     ----------      ------     ----------     ---------

New Investors                                   950,000      30.65%    $ 5,700,000      53.97%        $6.00
Existing Stockholders(2)                      2,150,000      69.35%    $ 4,861,000      46.03%        $2.26
                                              ---------      -----     -----------      -----
  Total                                       3,100,000     100.00%    $10,561,000     100.00%
                                              =========     ======     ===========     ======




----------
(2) See Note 7 of Notes to Financial Statements included elsewhere in this Prospectus.



                                       17



                                 CAPITALIZATION




    The following table sets forth the capitalization of the Company at June 30, 1996, and as adjusted at June 30, 1996, to reflect the sale and issuance of the Securities offered hereby and the initial application thereof as described in "USE OF PROCEEDS."



                                                                                                             JUNE 30, 1996
                                                                                                             -------------
                                                                                                       ACTUAL        AS ADJUSTED(2)
                                                                                                       ------        --------------
Short-term debt(1):

   Revolving line of credit ............................................................          $      --             $      --
   Kobe Steel term loan ................................................................              750,000                  --
                                                                                                  -----------           -----------
     Total short-term debt .............................................................          $   750,000           $      --
                                                                                                  ===========           ============
Long-term debt(1):
   Revolving line of credit, less current maturities ...................................          $   500,000           $   500,000
Stockholders' equity:
   Preferred stock -- $.01 par value, 1,000,000 shares authorized,
     actual and as adjusted -- 0 shares issued and outstanding .........................                 --                    --
   Common stock -- $.01 par value, 10,000,000 shares authorized,
     actual shares issued and outstanding 2,150,000 and as adjusted 3,100,000 ..........               21,500                31,000
Additional paid-in capital .............................................................            4,839,500             9,180,000
Accumulated deficit ....................................................................           (2,714,528)           (2,714,528)
                                                                                                  -----------           -----------
    Total stockholders' equity .........................................................            2,146,472             6,496,472
                                                                                                  -----------           -----------
Total capitalization ...................................................................          $ 2,646,472           $ 6,996,472
                                                                                                  ===========           ===========



----------

(1) See Notes 6 and 7 of Notes to Financial Statements included elsewhere in this Prospectus for information regarding debt obligations of the Company.

(2) See "USE OF PROCEEDS" and "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- Liquidity and Capital Resources."



                              DIVIDEND POLICY

    The Company has not paid cash dividends on its Common Stock since its inception and does not anticipate paying any cash dividends on its Common Stock in the foreseeable future. The Company currently intends to reinvest earnings, if any, in the development and expansion of its business. Any future determination with respect to the payment of dividends will be subject to the discretion of the Company's Board of Directors and will depend upon the earnings, capital requirements, and financial position of the Company, general economic conditions, and other pertinent factors. In addition, the Company's agreement with its primary bank lender prohibits the payment of dividends without the bank's prior written consent.



                                       18






                          SELECTED FINANCIAL DATA


    The selected financial data set forth below for the years ended December 31, 1995, 1994 and 1993 has been derived from the financial statements of the Company which as of and for the years ended December 31, 1995, 1994 and 1993, have been audited by Arthur Andersen LLP, independent public accountants. The information as of and for the six months ended June 30, 1996 and 1995 has been derived from unaudited financial statements of the Company which have been prepared on the same basis as the audited financial statements and, in the opinion of management, include all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the information shown therein. The unaudited results as of and for the six months ended June 30, 1996 are not necessarily indicative of the results to be expected for the entire fiscal year. This information should be read in conjunction with the Financial Statements and Notes thereto set forth elsewhere in this Prospectus.


STATEMENT OF OPERATIONS DATA:


                                                                      FISCAL YEARS ENDED                       SIX MONTHS ENDED
                                                                          DECEMBER 31,                             JUNE 30,
                                                                          ------------                             --------

                                                               1995           1994            1993           1996            1995
                                                               ----           ----            ----           ----            ----
Net sales .............................................    $10,373,464    $ 8,394,932    $ 6,003,843     $ 6,782,522     $ 4,930,277
Cost of sales .........................................      4,798,902      3,911,108      3,269,363       3,062,307       2,455,777
                                                             ---------      ---------      ---------       ---------       ---------
Gross profit ..........................................      5,574,562      4,483,824      2,734,480       3,720,215       2,474,500
                                                             ---------      ---------      ---------       ---------       ---------
Operating expenses:
   Selling, general and administrative expenses .......      2,843,266      2,465,479      1,986,663       1,922,028       1,544,121
   Engineering expenses ...............................      1,586,951      1,347,480      1,334,364         693,442         807,108
   Management buyout charge(1) ........................           --             --             --         1,701,000            --
                                                             ---------      ---------      ---------        ---------      ---------
     Total operating expenses .........................      4,430,217      3,812,959      3,321,027       4,316,470       2,351,229
                                                             ---------      ---------      ---------       ---------       ---------
Operating income (loss) ...............................      1,144,345        670,865       (586,547)       (596,255)        123,271
Interest expense, net .................................        156,345        162,942        117,404          91,117          87,088
                                                               -------        -------        -------          ------          ------
Income (loss) before provision for income taxes .......        988,000        507,923       (703,951)       (687,372)         36,183
Provision for income taxes(1) .........................         79,781         37,866         11,101         320,994          13,320
                          --                                    ------         ------         ------         -------          ------
Net income (loss) .....................................    $   908,219    $   470,057    $  (715,052)    $(1,008,366)    $    22,863
                                                           ===========    ===========    ===========     ===========     ===========
Net income (loss) per common and common
  equivalent share ....................................    $       .42    $       .22    $      (.33)    $      (.46)    $       .01
                                                           ===========    ===========    ===========     ===========     ===========
Weighted average common and common equivalent
  shares outstanding ..................................      2,173,174      2,173,174      2,173,174       2,173,174       2,173,174
                                                             =========      =========      =========       =========       =========

BALANCE SHEET DATA:

                                                                                                             AT JUNE 30, 1996
                                                                                                             ----------------
                                                                                              AT
                                                                                         DECEMBER 31,
                                                                                             1995         ACTUAL     AS ADJUSTED(2)
                                                                                             ----         ------     --------------

Working capital                                                                           $2,060,723    $2,504,157     $  6,854,157
Total assets                                                                              $7,721,910    $5,874,770     $  9,474,770
Short-term debt                                                                           $4,250,000    $  750,000     $      --
Long-term debt, less current maturities                                                   $  --         $  500,000     $    500,000
Stockholders' equity                                                                      $2,203,838    $2,146,472     $  6,496,472




----------

(1) Represents a non-recurring, non-cash charge associated with the acquisition of a 62.2% equity interest in the Company by management with bank supplied debt financing personally guaranteed by QCO's senior management. This charge is not deductible for income tax purposes. See "CERTAIN TRANSACTIONS."

(2) Gives effect to the receipt by the Company of the estimated net proceeds of approximately $4,350,000 from the sale of the Securities and the use of a portion of the net proceeds therefrom to repay the term loan from Kobe Steel USA Holdings, Inc. See "USE OF PROCEEDS" and "CERTAIN TRANSACTIONS."








                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

GENERAL

    The following discussion and analysis should be read in conjunction with the Financial Statements of the Company (including the Notes thereto) appearing elsewhere in this Prospectus.

RESULTS OF OPERATIONS

SIX MONTHS ENDED JUNE 30, 1996 ("INTERIM 1996") AND SIX MONTHS ENDED JUNE 30, 1995 ("INTERIM 1995")

    Net sales for Interim 1996 were $6,782,522 as compared to $4,930,277 in Interim 1995, an increase of 37.6%. This increase was due primarily to increased demand for the Company's products for the inspection of computer hard disks.

    Cost of sales for Interim 1996 was $3,062,307 as compared to $2,455,777 for Interim 1995. As a result of increased sales, gross profit for Interim 1996 was $3,720,215 (54.9% of net sales) as contrasted to $2,474,500 in Interim 1995 (50.2% of net sales), an increase of 50.3%. This improvement in gross profit as a percentage of net sales was due to spreading fixed overhead costs over a larger revenue base.

    Selling, general and administrative expenses increased to $1,922,028 (28.3% of net sales for Interim 1996) as compared to $1,544,121 (31.3% of net sales for Interim 1995). This increase was due to increased commissions as well as increased administrative expenses. However, selling, general and administrative expenses increased by 24.5% in Interim 1996, as compared to an 37.6% increase in net sales for the same time period.

    Engineering expenses decreased in Interim 1996 compared to Interim 1995, due to higher expenses incurred during Interim 1995 for developing the QCO-4000. Engineering expenses were $693,442 and $807,108 for Interim 1996 and Interim 1995, respectively. Engineering expenses as a percent of net sales were 10.2% in Interim 1996 as compared to 16.4% of net sales in Interim 1995.

    The Company recorded a $1,701,000 management buyout charge in Interim 1996 which represents a non-cash, non-recurring charge associated with the acquisition of a 62.2% equity interest in the Company by management with bank supplied debt financing personally guaranteed by QCO's senior management. This charge (25.1% of net sales) is not deductible for either federal or state income taxes and as a result of this charge additional paid-in capital was increased by a like amount. See "CERTAIN TRANSACTIONS" and footnote No. 7 to the financial statements.

    As a result of increased sales, total operating expenses, excluding the non-recurring management buyout charge, as a percentage of net sales decreased, to 38.6% in Interim 1996 as compared to 47.7% in Interim 1995. Net interest expense remained relatively constant at $91,117 in Interim 1996 compared to $87,088 in Interim 1995.

     Loss before provision for income taxes was $687,372 in Interim 1996 ( 10.1% of net sales) as compared to income before provision for income taxes of $36,183 in Interim 1995 (0.7% of net sales). Without the non-cash, non-recurring management buyout charge, in Interim 1996 the income before provision for income taxes would have been $1,013,628 (14.9% of net sales).

     Due to the limitation on the utilization of the Company's net operating loss("NOL's") carryforwards and the non-deductability for taxes of the management buyout charge, there was a provision for income taxes for Interm 1996 of $320,994 even though there was a loss before provision for income taxes. With the utilization of NOLs in Interim 1995 the provision for income taxes was $13,320. In connection with the management buyout and the issuances of shares in connections with this Offering, the Company is restricted in the NOLs it can use in future fiscal years in accordance with Section 382 of the Internal Revenue Code of 1986, as amended. Due to the non-deductiblity for taxes of the non-cash, non-recurring management buyout charge, there was a provision for income taxes for Interim 1996 even though there was a loss before provision for income taxes. As a result of the management buyout, the Company is limited to approximately $180,000 of loss utilization per year.


                                       20



    The improvement in net sales and gross profit offset by the non-recurring, non-cash management buyout charge and the inability to fully utilize NOLs in Interim 1996 resulted in the Company incurring a net loss for Interim 1996 of $(1,008,366) (or 14.9% of net sales) as compared to a net income of $22,863 (or
 .5% of net sales) in Interim 1995. Excluding the non-cash, non-recurring management buyout charge, in Interim 1996 the Company would have had net income of $692,634 (10.2% of net sales).



FISCAL YEAR ENDED DECEMBER 31, 1995 ("FISCAL 1995") COMPARED TO FISCAL YEAR ENDED DECEMBER 31, 1994 ("FISCAL 1994")

    Net sales for Fiscal 1995 were $10,373,464, as compared to net sales of $8,394,932 in Fiscal 1994, an increase of 23.6%. This increase in net sales was attributable to increased demand for the Company's products from both existing and new customers.

    Cost of sales for Fiscal 1995 was $4,798,902 (or 46.3% of net sales), as compared to cost of sales of $3,911,108 in Fiscal 1994 (or 46.6% of net sales). This slight improvement in gross profit was due to increased net sales covering certain fixed manufacturing costs.

    Selling, general and administrative expenses were $2,843,266 in Fiscal 1995 (27.4% of net sales) as compared to $2,465,479 in Fiscal 1994 (29.4% of net sales). This increase was due to the expansion of field service staffing along with related travel costs, increased professional fees and provision for bad debts. However, as a percentage of net sales, selling, general and administrative expenses decreased due to the spread of certain fixed costs over the increase in net sales.

    Engineering expenses for Fiscal 1995 were $1,586,951 (or 15.3% of net sales), as compared to $1,347,480 in Fiscal 1994 (16.1% of net sales). Increased engineering expenses were associated primarily with completion of engineering costs of the Company's QCO-4000. However, engineering expenses as a percentage of net sales decreased due to increased sales volume.

     Net interest expense for Fiscal 1995 was $156,345 (1.5% of net sales) as compared to $162,942 in Fiscal 1994 (1.9% of net sales). This interest expense is primarily associated with a loan from Kobe Steel USA International, Inc., an affiliate of the Company's then principal stockholder, which loan was repaid by a capital contribution to the Company in March 1996.

    As a result of increased net sales volume, income before provision for income taxes for Fiscal 1995 was $988,000 (9.5% of net sales) as compared to $507,923 in Fiscal 1994 (6.1% of net sales). Due to the use of the Company's NOLs, taxes in Fiscal 1995 were $79,781 (8.1% of income before provision for income taxes) as contrasted to $37,866 in Fiscal 1994 (7.5% of income before provision for income taxes). The increase in taxes of 110.7% is due to the increase in pretax income of 94.5% from Fiscal 1994 to Fiscal 1995. However, taxes paid as a percentage of net income before taxes was at a low rate due the use of both Federal and state NOLs.

    As a result of the increase in net sales, the slight improvement in gross profit and the improvements in reducing operating expenses as a percentage of net sales, the Company had net income in Fiscal 1995 of $908,219 (8.8% of net sales) as compared to net income in Fiscal 1994 of $470,057 (or 5.6% of net sales). This represents a 93.2% increase in net income for Fiscal 1995 contrasted to Fiscal 1994.

LIQUIDITY AND CAPITAL RESOURCES


    The Company has been funded primarily by equity investments and debt financing by Kobe Steel. At June 30, 1996, the Company had stockholders' equity of $2,146,472 and working capital of $2,504,157. Cash provided by operating activities in Interim 1996 was $2,903,561. Net cash used in operating activities was $115,364 in Interim 1995 and $1,102,581 in Fiscal 1995. During Interim 1996 and Fiscal 1995, the Company only made limited investments in property and equipment. From time to time since inception, the Company has received loans from Kobe Steel and it affiliates to meet certain obligations, capital expenditures and general working capital requirements of the Company. On March 29, 1996, Kobe Steel USA Holdings, Inc. made a capital infusion of $4,250,000 to repay a loan of $4,250,000 previously made to the Company by Kobe Steel USA International, Inc. In addition, the Company repurchased 62.2% of the Company's common stock (99.5% of the Company was previously held by Kobe Steel USA Holdings, Inc.) for $5,000,000. Payment for the shares was made with


                                       21




$3,250,000 from a revolving line of credit from the Company's bank, a $750,000 loan from Kobe Steel USA Holdings, Inc. due and payable on December 31, 1996 and $1,000,000 of cash from the Company's cash accounts. In connection with this transaction, a company formed by the management of QCO exchanged their interests in that corporation for a 62.2% interest in the Company. Each of the several stockholders of the QC Optics Voting Trust, pledged their QCO shares to the bank as collateral for the bank loan. In addition, Eric Chase and K. Andrew Bernal provided unlimited guarantees for the bank loan. Upon completion of this Offering and if certain other conditions are satisfied, the bank has agreed to release all personal guarantees. See "CERTAIN TRANSACTIONS."

    In connection with the stock repurchase from Kobe Steel USA Holdings, Inc., the Company entered into a revolving line of credit with State Street Bank & Trust Company. The revolving line of credit agreement allows for maximum borrowings of $4,000,000 and requires monthly payment of interest on the outstanding balance to maturity on June 30, 1998. Borrowings under the line of credit are limited to 80% of qualifying accounts receivable and 10% (not to exceed $350,000) of qualifying inventory. Borrowings under the revolving line credit agreement bear interest at the bank's prime rate (8.25% at June 30, 1996) plus 1.0%. The terms of the loan agreement provide for the maintenance of certain specified financial ratios including, but not limited to, quick ratio, debt to equity and net worth ratios, and restrict certain transactions without the bank's prior written consent. As of the date of this Prospectus, the Company is not in default of the covenants and provisions of the credit agreement. Borrowings under the agreement are secured by substantially all the assets of the Company. At June 30, 1996 the Company had borrowings outstanding under the revolving credit agreement of $500,000 and additional availability of approximately $1,900,000. Following the closing of the Offering, and in order to reduce interest expense, the Company may use a portion of the proceeds of the Offering to temporarily pay down all or a portion of the then outstanding balance of the bank's revolving line of credit. See "USE OF PROCEEDS" and "CERTAIN TRANSACTIONS."

    The Company also intends to use approximately $750,000 of the proceeds of the Offering to repay the term loan provided by Kobe Steel USA Holdings, Inc. Following repayment of this term loan, the Company expects to have an additional $3,600,000 available from the net proceeds of this Offering for working capital and expansion purposes. See "CERTAIN TRANSACTIONS." The Company intends to use a portion of these proceeds for expansion of sales and marketing activities both in the United States and overseas, particularly in Asia. The Company also intends to use a portion of the proceeds for further research and development activities. The remainder of the proceeds will be used for working capital and general corporate purposes. See "USE OF PROCEEDS."


    The Company may use a portion of the net proceeds of the Offering to acquire businesses or product lines similar, complementary, or related to the Company's current business. The Company's business plan includes considering potential acquisitions. However, none is currently being negotiated and no portion of the net proceeds have been allocated to specific acquisitions. The Company's expansion plans will subject the Company to all of the risks inherent to the expansion of an emerging business, particularly the possible adverse impact associated with the integration of new and acquired businesses into the Company's existing operations and the coordination of operations in joint ventures. In particular, newly acquired businesses and joint ventures frequently encounter unforeseen expenses, difficulties, complications and delays and no assurances can be given that the Company will be successful in meeting its business objectives. In addition, no assurance can be given that the Company will pursue or consummate any such business opportunities in the future or that any such business opportunity, if consummated, will prove beneficial to the Company. See "USE OF PROCEEDS."


     The Company's operating results have historically been subject to significant quarterly and annual fluctuations. The Company believes that its operating results may continue to fluctuate on a quarterly and annual basis due to a variety of factors, including the cyclicality of the photomask making and semiconductor industries, the timing of significant orders, order cancellations, shipment reschedulings, market acceptance of the Company's products, fluctuations in the granting and funding of development contracts, consolidation of the number of customers, unanticipated delays in design, engineering or production or in customer acceptance of product shipments, changes in pricing by the Company or its competitors, the timing of product announcements or introductions by the Company or its competitors,


                                       22



the mix of systems sold, the relative proportions of product revenues and service revenues, the timing of payments of sales commissions, changes in product development costs, expenses associated with acquisitions and exchange rate fluctuations. See "RISK FACTORS -- Fluctuation in Operating Results; Accumulated Deficit." Historically, the Company has sold a significant proportion of its systems to a limited number of customers as the markets the Company participates in are primarily dominated by a few major companies. See "RISK FACTORS -- Concentration of Customers."

    The Company's net income and cash flow will also be affected by its ability to apply its NOLs, which totaled approximately $1,818,000 for federal income tax purposes at June 30, 1996, against taxable income in future periods. The utilization of the Company's NOLs will in the future be significantly limited due to the provisions of Section 382 of the Internal Revenue Code of 1986, as amended. This provision allows the Company to utilize only a portion of its NOLs on an annual basis following a change in control, which change occurred following the management buyout. As a result of the management buyout, the Company is limited to approximately $180,000 of loss utilization per year. Given the limitations on the utilization of the Company's net operating losses as a result of the management buyout and uncertainty surrounding the ability of the Company to generate future income in order to realize such deferred tax assets in the future, primarily due to such factors as dependence on a few customers, rapid technological change and the cyclical nature of the semiconductor, computer hard disk and flat panel display industries, management has concluded that the ability to realize the deferred tax assets as of December 31, 1995 is uncertain and has, therefore, provided a full valuation allowance against such deferred tax assets. The Company cannot predict the impact of these and other factors on its financial performance in any future period. See "RISK FACTORS -- Limitations on the Use of Net Operating Losses."


    Based upon the anticipated proceeds of the Offering, current anticipated bank and credit facilities, and anticipated results of operations, management believes that the proceeds of the Offering will be adequate to meet its working capital requirements for the 12 months following the Offering. Thereafter, the Company anticipates that it could need additional financing to meet its current plans for expansion. No assurance can be given of the Company's ability to obtain financing on favorable terms, if at all. See "RISK FACTORS --
Discretionary Use of Proceeds; Possible Need for Additional Financing; Substantially All Assets Pledged." If the Company is unable to obtain additional financing, its ability to meet its current plan for expansion could be materially adversely affected.

INFLATION

    To date, inflation has not had a material effect on the Company's business.


                                       23




                                    BUSINESS

GENERAL

    QC Optics, Inc. (the "Company" or "QCO"), is a rapidly growing company which designs, manufactures and markets laser based defect detection systems for the semiconductor, flat panel display and computer hard disk drive markets. QCO uses its patented and other proprietary technology in lasers and optical systems that scan a computer hard disk, photomask or flat panel display for defects or contamination. The Company's systems combine automatic handling, clean room capability and computer control with reliable laser based technology. The Company believes that these features enable the Company to maintain a leading market position in the U.S. in the semiconductor, flat panel display and computer hard disk drive industries where high quality inspection capabilities are required. The Company's customers include many of the world's largest leading semiconductor and computer hard disk manufacturers. Currently, QCO has over 200 systems installed in 14 countries.

    QCO was formed in 1986 to acquire the assets of a division of GCA Corporation. The Company funded its product development primarily with equity investments and debt financing from Kobe Steel. From 1986 to 1990, the Company focused its efforts in developing inspection systems for computer hard disk inspection. Using the Company's patented and proprietary information, the Company expanded its efforts to use this technology for inspection of photomasks used to image integrated circuit patterns onto semiconductor wafers. In early 1996, management of the Company acquired a 62.2% equity interest in the Company for $5 million through a management buyout with bank supplied debt financing personally guaranteed by QCO's senior management. See "CERTAIN TRANSACTIONS."

    The Company introduced its QCO-4000 automatic pelliclized photomask laser based inspection systems in March 1996, which has the sensitivity to detect defects or contamination of 0.3 micrometers (the equivalent of 0.06 micrometers on the semiconductor wafer), which will be required to detect defects in the next generation of semiconductors. As semiconductor devices have become more complex, the semiconductor manufacturing process has become very sensitive to photomask errors, requiring more complex photomasks and, as a result, increasingly sophisticated photomask inspection tools.

    The Company's systems, such as its API-3000/5 and DISKAN-6000, are designed to fit into its customers' production line virtually eliminating the need for special handling or special production procedures while performing 100% inspection throughout the process. These systems sort out fatal defects on disks and pelliclized photomasks before they cause manufacturing yield or other quality problems. As more manufacturers of computer hard disks move toward total inspection protocols versus statistical sampling, demand during the past year for the Company's products which can inspect computer hard disks has increased significantly. The Company is also working on research and development for porting, which is applying the Company's technology in its other systems, to the inspection of flat panel displays.

The Company's goal is to maintain a leadership position in the United States in photomask inspection systems for soft defects (e.g., particulates and other contamination) and use its knowledge and contacts to pursue other opportunities in high performance inspection markets. The Company intends to use a portion of the proceeds of this Offering to expand its sales and marketing activities, continue research and development activities in inspection opportunities, and to continue to work closely with major customers and seek strategic alliances with other industry participants to maintain a leading edge position in the high performance inspection markets. In addition, the Company may consider acquisitions in complementary businesses in the inspection and handling markets.

    QCO's principal offices and manufacturing facilities are based in Burlington, Massachusetts. The Company also maintains regional sales or service personnel in Texas, Florida, New Mexico, Oregon, Arizona and California. The Company currently has approximately 60 employees and has manufacturer's representatives in Europe and distributors in Asia.


                                       24



MARKETS

    The Company currently serves three markets with its inspection systems: semiconductors, computer hard disks and flat panel displays. In addition, the Company plans to continue to develop additional products, based on the Company's existing patented and proprietary technologies, to further develop laser based inspection systems.

    The Company's core technology inspects by illuminating critical surfaces and examining and analyzing light reflected from the surface. This analysis allows the end user to analyze and determine the type of defect on the surface. Lasers are used to provide the stable high intensity light source needed for these inspection processes. Certain ultraviolet light lasers are used to detect smaller defects. The angular distribution and the intensity of the reflected and scattered light from the surface provides a "fingerprint" of the surface and its defects. This information passes through analog and digital signal processes and is then analyzed using the Company's proprietary software.

SEMICONDUCTOR PHOTOMASK INSPECTION SYSTEMS

    In the manufacture of semiconductors, photomasks are used to image integrated circuit patterns onto silicon wafers. Semiconductor manufacturing begins with the creation of a photomask, in which the circuit design is written onto the photomask, one layer at a time. A wafer stepper uses the photomask like a photographic negative to rapidly make numerous repetitive images of the circuit pattern on the wafer. The stepper transfers light through the photomask onto photoresist that is spread over the surface of the wafer. Those areas of the photoresist that have been exposed to light are dissolved by chemical developers, and the exposed areas of the layer under the resist are then etched. A different photomask is required for each layer of the integrated circuit. Successive steps of deposition, lithography and etch build the layers of patterns that make up a single integrated circuit.

    In the 1990s,  a number of  advancements  in  photomask  design have allowed manufacturers to manufacture integrated circuits with increasingly smaller linewidths. These linewidths are now as low as 0.5 micrometers and less. In the late 1980s and early 1990s, the development of a number of technologies allowed photomasks to be used much more efficiently. During this period, the demand for photomask inspection equipment was less than the increased demand for semiconductors as more advanced photomask technologies, such as computer-automated design equipment and pellicles, were utilized. Pellicles are a thin transparent membrane suspended over the photomask surface on a frame mounted to the photomask. The pellicle increases semiconductor manufacturing yields by preventing airborne particles from falling onto the surface of the photomask and printing as defects on the wafer. Since their introduction in the early 1980s, pellicles have significantly reduced the need to clean photomasks during production, thus substantially extending the life of a photomask. Accordingly, the introduction of pellicles significantly reduced the number of photomasks required in high volume semiconductor device manufacturing.

    Management believes that the increased complexity in semiconductor devices has recently contributed to high demand for complex photomasks and for increased sophistication in photomask inspection equipment. As semiconductors become more and more complex, the potential for defects in photomasks has increased.
Similarly, demand for inspection of photomasks has increased to improve manufacturing yields by identifying defects or contaminations in photomasks as early as possible. Quickly attaining and then maintaining high yields is one of the most important determinants of profitability in the semiconductor industry. The Company believes that its customers typically experience rapid paybacks on their investments in the Company's inspection systems. Semiconductor factories are increasingly expensive to build and equip. Yield management and monitoring systems, which typically represent a small percentage of the total investment required to build and equip a fabrication facility, enable integrated circuit manufacturers to leverage these expensive facilities and improve their returns on investment. In addition to utilizing state-of-the-art inspection systems on a statistical basis to improve manufacturing yields, semiconductor manufacturers increasingly demand the ability to inspect photomasks during the manufacturing process to provide real time inspection capability. In-process inspection is a critical yield enhancement and cost reduction technique because it allows defect detection in real-time rather than waiting until after final test results become available to discover problems that have a significant negative impact on yield.


                                       25




    Although the semiconductor industry has recently experienced significant growth, there can be no assurance that such growth can be sustained. The overall semiconductor industry has been and could continue to be cyclical with periods of oversupply. A downturn in the demand for semiconductors would likely reduce the demand for photomasks and could reduce the demand for photomask inspection equipment or, alternatively, place pricing pressure on photomask inspection equipment vendors. The Company's ability to reduce expenses in response to any such downturn is limited by its needs for continued research and development expenses and in customer service and support. Previous downturns in capital investment by the semiconductor fabrication industry have materially affected the operating results of other businesses in the semiconductor capital equipment industry and future downturns may have similar adverse effects. In order to address these concerns, the Company sells its inspection technologies into other markets, such as computer hard disk inspection, and plans to expand into other emerging markets, such as flat panel displays.

COMPUTER HARD DISK INSPECTION

    Disk drive manufacturers use advanced deposition processes to produce thin film disks. In order to assure cost-effective yields, disk drive manufacturers are switching from low-volume sample inspection to production line inspection techniques, rapidly increasing the demand for inspection of computer hard disks. This demand is also driven by more memory requirements on the same size or smaller disks. Any defect or contaminant on the disk increases the risk that memory cannot be properly stored. Defect detection includes inspection of substrates and in process computer hard disks. The Company believes that the demand for production line inspection of computer hard disks could dramatically increase the demand for its computer hard disk inspection products.

FLAT PANEL DISPLAYS

    Over  time,  the  use  of  flat  panel  displays  ("FPDs")  is  expected  to significantly replace vacuum tube monitors used in televisions and computer monitors, providing users with quality images on less bulky displays. This market is in the very early stages of commercial development in the United States and extensive funding by government and industry consortia, as well as private efforts to advance this technology, are proceeding at a fast pace. FPDs are currently being designed to include electronic substrates which undergo a lithography process similar to semiconductors as well as glass substrates which require inspection prior to the lithography process. Following the management buyout, the Company now qualifies to join United States government-industry consortia which have been formed to help speed the development and commercialization of the flat panel display industry in the United States. The Company has already collaborated with several companies, including one Fortune 100 company, to speed the development of technology solutions in this market.


    The market for FPDs has grown significantly in recent years as a result of the increasing popularity of portable computers and other electronic devices which utilize screens and other types of displays to provide information in digital format and graphical displays to the end user. The weight and narrow form factor of FPDs are enabling new display applications where the previously predominant monitor technology, cathode ray tubes ("CRTs"), did not allow such use. Laptop and notebook computers, personal digital assistants, portable video games, digital phones and a variety of devices for the automotive, technical, medical and military markets are examples of electronic products in fast growing markets which cannot be served by CRT technology. The FPD market is estimated to have grown from approximately $2 billion in 1990 to approximately $10.7 billion in 1995, and is estimated to grow to approximately $18 billion by the year 2001. The Company expects that FPD manufacturers will increase their purchases of inspection equipment in response to both the growth in the FPD market as well as the shift to larger and higher resolution displays.

     Different applications for FPDs have varying cost, size and performance requirements, and alternative FPD technologies have been developed to address these different applications. Different types of FDPs that are currently being produced to address certain segments in the broader FPD market include liquid crystal ("LCD"), plasma, electroluminescent ("EL") and field emissive ("FED")


                                       26



displays and digital micro-mirror devices ("DMDs"). Currently the most common type of FPD is the LCD, which first emerged in the form of watch and calculator displays in the 1970s. The most advanced form of LCD available today is the AMLCD which utilizes three individual emissive transistors at each pixel, enabling the AMLCD both to produce full color images and to operate at much faster refresh rates than earlier passive monochrome LCDs. The color capability, resolution, speed and picture quality of AMLCDs currently make these displays a preferred choice for high performance portable computer, multimedia and other applications requiring the display of video and graphics. It is estimated that AMLCDs represented more than 50% of the overall dollar volume of the FPD market in 1995. The trend toward higher resolution video and graphic displays has been reflected in a generational movement from VGA displays (640 x 480 lines of resolution) to higher resolution SVGA displays (800 x 600 lines of resolution) which in turn are anticipated to be replaced by the next generation XGA displays (1,280 x 1,024 lines of resolution). To achieve these higher resolution display capabilities and enhanced picture quality, the number of pixels utilized in AMLCDs is increased which in turn increases the complexity associated with the manufacture of these displays.


STRATEGY

    The Company's goal is to maintain a leadership position in the photomask and computer hard disk inspection system markets and use its patented and proprietary technology to pursue other opportunities in high performance inspection systems. The Company intends to achieve this goal through the implementation of the following strategies:

    * Expand Marketing Efforts for Existing Products. Since its introduction of photomask and computer hard disk inspection systems, the Company's objective has been to expand its position in these fields. The Company is also working to extend its sales and marketing activities outside of the United States into Europe and Asia, where the Company believes very sizable market demand exists for state-of-the-art inspection systems in both photomasks and computer hard disks. In particular, the Company believes that significant demand exists in Korea, Singapore, Malaysia, and other areas in Asia. In addition, in the computer hard disk market, the Company intends to market its computer hard disk inspection systems for 100% production line inspection versus statistical sampling inspection.

    * Maintain Technology Leadership Position. Since its formation, the Company's objective has been to maintain a leadership position in inspection technology in the photomask and computer hard disk inspection system markets. To maintain technology leadership, the Company intends to continue to work closely with major customers, several of which are the leading suppliers of microprocessors and computer hard disks in their respective industries. Now that a majority of the Company is no longer owned by a foreign company, the Company is eligible and intends to join government-industry consortia to develop leading edge technologies for existing and other inspection markets not yet served by the Company. In addition, the Company believes that the recent management buyout, as well as the funds to be received from this Offering, will increase its attraction as a joint venture or strategic alliance partner with other semiconductor and computer hard disk manufacturers.

    * Broaden Product Offerings through Acquisitions. QCO plans to expand its activities in related inspection markets, such as the expected market for flat panel displays. In addition, there are a number of smaller companies in the inspection market that have technology and market links with the Company's existing businesses, including material handling and stocking equipment, cleaning equipment, and related products.

    * Provide Broad Range of Photomask Inspection Solutions. The Company's strategy is to provide a broad range of technical solutions, leveraged off of existing technologies, with different performance characteristics. Certain of the Company's inspection systems currently address less complex photomask designs while new products, such as the QCO-4000, are designed to address the most sophisticated photomasks currently used.


                                       27




    * Leverage Installed Base. In marketing new products to existing customers, the Company intends to leverage its existing customer base to upgrade the over 200 Company systems currently in the field with new product offerings. Many of the Company's products are built with modular systems which are designed to facilitate future enhancements, as well as new system software.

    * Expand Customer Support Services. The Company currently provides local support and service with personnel located in California, Texas, New Mexico, Oregon, Florida and Arizona in addition to its principal engineering services at its Burlington, Massachusetts headquarters. The Company intends to expand the number of customer support sites in both the United States and overseas to help facilitate customer support as well as support future sales opportunities.

PRODUCTS AND SERVICES

    QCO's current products consist of photomask, computer hard disk and flat panel display inspection systems. The Company's systems are designed to provide a lower cost of ownership through high performance, reliability and integration into the manufacturing process. The Company utilizes a number of different forms of lasers in its laser based inspection systems, allowing it to cover a broad range of technical requirements and cost sensitivities for its customers.

    Many of QCO's newer systems are designed to fit into its customer production lines virtually eliminating the need for special handling or production procedures while performing 100% inspection throughout the process. QCO's systems sort out fatal defects on disks and pelliclized photomasks before they become manufacturing yield or other quality problems. Many of QCO's systems have the sensitivity to detect defects or contamination less than 0.5 micrometers. The Company also introduced its new QCO-4000 in March 1996. This new system has the ability to detect defects or contamination of 0.3 micrometers (the equivalent of 0.06 micrometers on the semiconductor wafer), which will be required to detect defects in the next generation of semiconductors. Specific Company products include the following:

       QCO-4000: The QCO-4000 represents what the Company believes is a state-of-the-art breakthrough for inspecting pelliclized photomasks. Defects on complex, small featured photomasks are non-destructively detected and characterized with a sensitivity down to .25 micrometers, using the latest technologies in ultraviolet argon ion laser optics and innovative signal processing. The QCO-4000 is capable of inspecting all four critical surfaces of the photomask, which are the front and back pellicles and the front and back of the photomask. The QCO-4000 also provides for inspection both on a sampling basis as well as 100% inspection. This allows this system to be extremely versatile for needs ranging from incoming inspection to complete process characterization and documentation. Utilizing advanced systems control technology, the operator has complete control over all system operations and decisions. Computers incorporated in the product and several communication ports allow the QCO-4000 to be easily integrated into the manufacturing process, manufacturing resource planning ("MRP") and similar systems. The average selling price for this system is approximately $900,000 to $1,300,000, although various options can increase or reduce the cost of a specific system.

       API-3000: This automatic pelliclized photomask inspection system has a sensitivity of 0.5 micrometers and is compatible with many of the photomasks most commonly used in today's semiconductor manufacturing processes. This product is used by semiconductor manufacturers to qualify the photomask just prior to its use on lithography equipment as well as for incoming inspection. Photomask manufacturers utilize the system for final inspection as well as process control. The average selling price for this system is approximately $500,000 to $750,000, although various options can increase or reduce the cost of a specific system.

       RSO (RETICLE SYSTEM ONE): The RSO is a cluster tool incorporating an inspection system, a cassette handling system (which holds cassettes of photomasks) which loads photomasks into lithography equipment cassettes, and an original equipment manufacturer ("OEM") photomask stocker with a storage capacity of between 740 and 1500 photomasks. The RSO is utilized by


                                       28




    semiconductor manufacturers for photomask management and can eliminate manual handling and the associated risks of damage and contamination of the photomask once incoming inspection is accomplished. The average selling price for this system is approximately $1,500,000, although various options can increase or reduce the cost of a specific system.

       API-1100: This equipment is a photomask blank inspection system with full automatic handling capable of detecting pinholes and particulates as small as 0.3 micrometers. This product is utilized by photomask blank substrate manufacturers for final inspection and transfers the finished product directly into a shipping cassette from a process cassette. Quartz manufacturers also use this equipment for final inspection. The average selling price for this system is approximately $300,000 to $600,000, although various options can increase or reduce the cost of a specific system.

       DISKAN SERIES: These are computer hard disk inspection systems with integrated automatic handling, manual handling and external handling systems. DISKANs are used by magnetic media and other substrate manufacturers for both 100% inspection and sample inspection. In the United States, all of the major media manufacturers use the DISKAN for sample inspection on their lines to achieve process control. Over the past several months, the Company has experienced increasing demand by manufacturers to incorporate DISKANs directly in the production line for 100% inspection. Selling prices for these systems range from approximately $130,000 to $300,000, although various options can increase or reduce the cost of a specific system.

       API-1100FP: The API-1100FP is the Company's first product to address the inspection demands for flat panel display substrates inspection systems, including systems with automatic handling capability. This product is utilized for process control by flat panel display manufacturers, as well as flat panel display glass substrate manufacturers. The average selling price for this system is approximately $300,000 to $600,000, although various options can increase or reduce the cost of a specific system.

PRODUCTS UNDER DEVELOPMENT

    The  Company's   product   development   strategy  is  to  make   continuous
improvements to its existing product line relying on its proprietary technologies and to expand prior development efforts in applications related to the markets it serves. The Company currently has an engineering and product development staff of 16 individuals who assist the Company's customers in integrating the Company's products into the customer's work environment. This engineering work provides the Company an opportunity to keep abreast of new market opportunities for the Company's technologies.

    Currently the Company is working on product enhancements to both its QCO-4000 and DISKAN product lines. The Company is commencing early development activities for the next generation of the photomask inspection market and anticipates introducing a new product in 1998 which will provide even higher sensitivities in measurements then currently provided with the QCO-4000. The Company is also working on a transfer system which will allow it to automatically handle different photomask storage boxes. Currently many of the photomasks are in different sizes and are kept in different sizes and types of storage boxes. The new transfer system is designed to allow the systems to automatically handle the boxes so that the photomasks will never be manually handled. Management expects that this new system will significantly reduce the risk of contamination or damage to the photomask. The Company believes that this system will allow it to be the only Company that can handle all of the different photomasks used in stepper systems. In addition, the Company continues its efforts in the flat panel display market to modify its existing products for research and development in the inspection of flat panel displays. The technology used in flat panel displays will continue to evolve significantly in the near term and as a result, the Company expects that it will be required to continue to spend significant efforts in improving and developing new technologies for the flat panel display markets.

    The Company's success in developing and selling new and enhanced products depends upon a variety of factors, including accurate prediction of future customer requirements, introduction of new products on schedule, cost-effective manufacturing and product performance in the field. The Company's new product decisions and development commitments must anticipate the equipment needed to satisfy the requirements for inspection processes one or more years in advance of sales. Any failure to accurately predict customer requirements and to develop new generations of products to meet


                                       29



those requirements would have a sustained material adverse effect on the Company's business, financial condition and results of operations. New product transitions could adversely affect sales of existing systems, and product introductions could contribute to quarterly fluctuations in operating results as orders for new products commence and orders for existing products or enhancements of existing products fluctuate. See "RISK FACTORS -- Rapid Technological Change; Dependence on Product Development."

CUSTOMER SERVICE AND SUPPORT

    In addition to selling and installing standard products and providing support services, the Company also provides individualized engineering services for customers as well as technical support worldwide. In addition to providing technical support, the Company's service and support personnel advise customers about product applications, provide customer training, coordinate upgrades, manage spare parts and provide preventative maintenance.


    The Company's warranty obligations for its systems generally cover a 12-month period beginning upon final customer acceptance. However, many customers request service and support beyond the warranty period. The Company has historically derived less than 10% of its revenues from annual service and maintenance for its installed base of systems. Some of the Company's systems are currently serviced under service contracts and other customers purchase repairs on a labor and materials basis. Service revenues for the six months ended June 30, 1996, the fiscal year ended December 31, 1995 and the fiscal year ended December 31, 1994 were $589,986, $614,590 and $745,335, respectively.
Historically,   warranty   expenses  have  been  consistent   with   established
allowances.


CUSTOMERS

    The  Company's  customers  include  semiconductor   fabricators,   photomask
fabricators and suppliers, computer hard disk manufacturers and customers interested in developing flat panel displays. Repeat sales to existing customers represent a significant portion of the Company's product revenues, and the Company believes that its installed base of over 200 systems represents a significant competitive advantage, particularly in the United States.

    Historically, the Company has sold a significant proportion of its systems to a limited number of customers as the markets that the Company participates in are primarily dominated by a few major companies. Sales to the Company's ten largest customers accounted for approximately 96% and 95% of net sales in Fiscal 1994 and Fiscal 1995, respectively. Sales to the largest customer during those periods accounted for approximately 32% of net sales. The failure to replace sales with sales to other customers in succeeding periods would have a material adverse effect on the Company's business, financial condition and results of operations. The Company expects that sales to relatively few customers will continue to account for a high percentage of the Company's revenues in any accounting period in the foreseeable future. A reduction in orders from any such customer or the cancellation of any significant order could have a material adverse effect on the Company's business, financial condition and results of operations. None of the Company's customers has entered into a long-term agreement requiring it to purchase the Company's products.

    In addition, due to the substantial purchase price for the Company's products and systems, revenues and operating results may vary significantly from quarter to quarter depending upon the timing of orders and shipments.

SALES AND MARKETING

     QCO markets and distributes its products directly in the United States. The Company maintains sales offices in Burlington, Massachusetts and Santa Clara, California, and service or sales personnel in Arizona, Oregon, New Mexico, Florida and Texas. The Company also sells directly to certain customers in Europe and uses ETEC Japan as its distributor in Japan.

    Due to the significant involvement required to purchase QCO's systems and their highly technical nature, the sales process is often complex, requiring interaction with several levels of the customer's organization and extensive technical exchanges, product demonstrations and commercial negotiations.


                                       30



As a result, the sales cycle can often be quite long. Purchase decisions are typically made at a high level within the customer's organization and the sales process often requires broad participation across the QCO organization, from the President to the engineers who designed the product. Accordingly, the Company's systems typically have a lengthy sales cycle during which the Company may expend substantial funds and management time and effort with no assurance that a sale will result. See "RISK FACTORS -- Lengthy Sales Cycle."

ENGINEERING AND PRODUCT DEVELOPMENT

    The Company directs its engineering and design efforts at products for which the Company believes there is growing market demand and strong margins. In particular, the Company seeks to meet the requirements of its customers for products aimed at emerging applications in the semiconductor, computer hard disk and flat panel display inspection markets by applying the latest available technology and the design and engineering know-how gained from the Company's focus on this market. For many of its customers, the Company provides engineering and design support to help integrate the Company's products into production environments. By working closely with these customers, the Company is exposed to new market opportunities for its products.


    The Company employed 14 individuals in engineering and product development as of June 30, 1996. During Fiscal 1994, Fiscal 1995 and the first six months of Fiscal 1996, the Company's engineering expenses totaled approximately $1,347,000, $1,587,000 and $693,000, or 16.1%, 15.3% and 10.2% of sales, respectively. The Company expenses all software development costs associated with its manufactured hardware equipment as such amounts are immaterial to the Company's financial position and results of operations. During Fiscal Years 1994 and 1995, engineering expenses increased due to efforts in connection with development of the QCO-4000.


    The Company's business strategy includes investing in or acquiring companies which offer the Company access to complementary technologies, and new markets within the Company's target industries. Historically, governmental sources did not fund QCO's product development efforts as a majority of QCO was foreign owned. As a result of the management buyout, the Company expects to join SEMI-SEMATECH, an organization of equipment manufacturers and suppliers serving SEMATECH, and expects to seek funding for product development efforts from SEMATECH, a consortium of semiconductor manufacturers, Advanced Research Projects Agency ("ARPA") and other governmental and quasi-governmental agencies, including the U.S. Display Consortium. There can be no assurance that the Company will be successful in obtaining such funding.

COMPETITION

    The markets in which the Company competes are characterized by rapid technological change, evolving industry standards, rapid product obsolescence and intense competition. Competitors in the semiconductor photomask inspection market include KLA Instruments, Hitachi and Nikon. In the computer hard disk inspection market competitors include DPI Technology Systems and Hitachi. Based on the number of installations, the Company believes it is a leading supplier of semiconductor photomask soft defect inspection systems and computer hard disk inspection systems in the United States. The Company competes based on its installed base of customers, engineering and service capabilities, breadth of products, patents and proprietary information, and reputation. Many of the Company's competitors or potential competitors have greater financial, marketing and technological resources than the Company.

    The Company expects competition to continue in the future from existing competitors and from other companies that may enter the Company's existing or future markets with similar or alternative solutions that may be less costly or provide additional features. The Company believes that its ability to compete successfully depends on a number of factors, which include product quality and performance, order turnaround, the provision of competitive design capabilities, success in developing new applications, adequate manufacturing capacity, efficiency of production, timing of new product introductions by the Company, its customers and its competitors, the number and nature of the Company's competitors in a given market, price and general market and economic conditions. In


                                       31



addition, increased competitive pressure may lead to intensified price competition, resulting in lower prices and gross margins, which could materially adversely affect the Company's business and results of operations. No assurance can be given that the Company will compete successfully in the future.

    The semiconductor, computer hard disk and flat panel display industries in general, are characterized by rapid technological change and evolving industry standards. As a result, the Company must continue to enhance its existing products and to develop and manufacture new products and upgrades with improved capabilities. This has required and will continue to require substantial investments in research and development by the Company to advance a number of state-of-the-art technologies. Continuous investments in research and development will also be required to respond to the emergence of new technologies. The failure to develop, manufacture and market new products, or to enhance existing products, would have a material adverse effect on the Company's business, financial condition and results of operations. In addition, the Company's competitors can be expected to continue to develop and introduce new and enhanced products, any of which could cause a decline in market acceptance of the Company's products or a reduction in the Company's margins as a result of intensified price competition. See "RISK FACTORS -- Rapid Technological Change; Dependence on Product Development."

    Changes in manufacturing processes could also have a materially adverse effect on the Company's business, financial condition and results of operations. The Company anticipates continued changes in semiconductor and flat panel display technologies and processes. There can be no assurance that the Company will be able to develop, manufacture and sell products that respond adequately to such changes.

BACKLOG

    The Company's backlog for products and services was approximately $4,029,380 at June 30, 1996, compared to $4,021,242 at June 30, 1995. QCO defines backlog to include only those systems, accessories and upgrades with respect to which a purchase order has been received and a delivery schedule has been specified for shipment over the next twelve (12) months, and contracts for services to be provided for longer periods up to 36 months. Cancellations of product purchase orders are subject to penalties, depending upon the time of cancellation. Although a significant indicator of business levels, backlog is not necessarily representative of future sales.

MANUFACTURING

    The Company's manufacturing activities consist of final assembly of subassemblies, which are then integrated into finished systems and tested for compliance with customer requirements. The Company believes that production lead time, product quality and customer response are key elements to its success.

    Although the Company manufactures some of the subassemblies used in its systems, most are purchased from unaffiliated subcontractors, typically to the Company's specifications. None of the Company's suppliers is obligated to provide the Company with any specific quantity of components or subassemblies over any specific period. Certain of the components and subassemblies included in the Company's products are obtained from a limited group of suppliers. In addition, because the Company believes that subsystem vendors have increased their manufacturing expertise, the Company expects to continue to obtain virtually all of its components and subassemblies from third parties in order to devote its resources toward systems design, software development and systems integration, its primary areas of competence. To date, the Company has generally been able to obtain adequate and timely delivery of critical subassemblies and components, although it has experienced occasional delays. Because the manufacture of these components and subassemblies is very complex and requires long lead times, and although alternative sources are available, such sources may not be readily available. As a result, there can be no assurance that delays or shortages caused by suppliers will not occur in the future. Any disruption of the Company's supply of critical components and subassemblies could prevent the Company from meeting its manufacturing schedules, which could damage relationships with customers and would have a materially adverse effect on the Company's business, financial condition and results of operations.


                                       32




    The Company's systems have a large number of components and are highly complex. To date, the Company has experienced only limited delays in manufacturing and delivering systems and upgrades and may experience similar or more extended delays in the future. Any inability to manufacture and ship systems or upgrades on schedule could adversely affect the Company's relationships with its customers and thereby materially adversely affect the Company's business, financial condition and results of operations. Due to recent increases in demand, the average time between order and shipment of the Company's systems has increased over the last fiscal year. The Company's ability to increase its manufacturing capacity in response to an increase in demand is limited given the complexity of the manufacturing process, the lengthy lead times necessary to obtain critical components and the need for highly skilled personnel. The failure of the Company to keep pace with customer demand would lead to further extensions of delivery times, which could deter customers from placing additional orders, and could adversely affect product quality. There can be no assurance that the Company will be successful in increasing its manufacturing capacity. See "RISK FACTORS -- Lengthened Lead Times; Limited Manufacturing Capacity."

GOVERNMENTAL REGULATIONS AND INDUSTRY STANDARDS

    The Company's products and worldwide operations are subject to numerous governmental regulations designed to protect the health and safety of operators of manufacturing equipment. In particular, the European Union ("EU") has recently issued regulations relating to electromagnetic fields, electrical power and human exposure to laser radiation. In addition, numerous domestic semiconductor manufacturers including certain of the Company's customers, have subscribed to voluntary health and safety standards and decline to purchase equipment not meeting such standards. The Company believes that its products currently comply with all applicable material governmental health and safety regulations, including those of the EU, and with the voluntary industry standards currently in effect. See "RISK FACTORS -- Health and Safety Regulations and Standards."

PROTECTION OF PROPRIETARY INFORMATION


     The Company holds six United States patents and has an additional seven patent applications pending. Several of the issued patents are also issued in Japan, France, Germany, Great Britain, the United Kingdom, Switzerland, Liechtenstein and the Netherlands. The Company has many patent applications pending in the United States, Japan, Germany, France and the United Kingdom, a number of which are associated with the new QCO-4000. Most of the issued patents relate to advanced inspection measurement techniques. The issued United States patents expire from 2001 to 2112.


    The Company's products require technical know-how to engineer and manufacture and are based, in part, upon proprietary technology. To the extent proprietary technology is involved, the Company relies on patents and trade secrets that it seeks to protect, in part, through confidentiality agreements. There can be no assurance that such agreements will not be breached, that the Company will have adequate remedies for any breach, or that the Company's trade secrets will not otherwise become known to, or independently developed by, existing or potential competitors of the Company. The Company may be involved from time to time in litigation to determine the enforceability, scope and validity of its rights. In addition, no assurance can be given that the Company's products will not infringe any patents of others. Litigation could result in substantial cost to the Company and diversion of effort by the Company's management and technical personnel. See "RISK FACTORS -- Protection of Proprietary Information."

EMPLOYEES


    As of June 30, 1996, the Company had 58 full-time employees, of which 18 were in sales, marketing and service, 14 were in engineering and product development, 5 were in administration and 21 were in manufacturing.


None of the Company's employees are represented by a labor union. The Company considers its relationships with its employees to be good. The Company's financial performance will depend significantly upon the continued contributions of its officers and key management, technical, sales and


                                       33



support personnel, many of whom would be difficult to replace. In addition, the Company believes that certain of its former employees currently provide services or technical support to the Company's customers or competitors. There can be no assurance that the Company will be successful in attracting or retaining qualified personnel.

FACILITIES

    The Company maintains its principal executive offices, research and development, and manufacturing operations in an approximately 30,000 square foot facility in Burlington, Massachusetts leased from N.W. Building 24 Trust. The Company currently pays base rent in the amount of approximately $16,250 per month plus taxes, betterment assessments, insurance costs and utility charges with respect to the facility, pursuant to a lease that expires on June 30, 1997.


    The Company also maintains a sales office in an approximately 720 square foot facility in Santa Clara, California, which is leased from Koll/Intereal Bay Area on a month-to-month basis. The Company currently pays base rent of $936 per month plus certain expenses related to the facility.


    The Company believes that its facilities are adequate for its current needs and that adequate facilities for expansion, if required, are available at competitive rates. Although the Company has no present plans to acquire additional research and development or manufacturing facilities, it may in the future seek to establish additional research and development, manufacturing and shipping facilities as a result of its anticipated growth or acquisitions.

LEGAL PROCEEDINGS

    The Company is not involved in any litigation of a material nature.


                                     34




                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

    The current directors and executive officers of the Company, their ages and their positions held with the Company are as follows:


                 NAME                   AGE                       TITLE
                 ----                   ---                       -----


Eric T. Chase .....................      38   Chief Executive Officer, President, Chairman
                                                of the Board, and Founder

John R. Freeman ...................      52   Vice President of Finance, and Treasurer
Karl Andrew Bernal ................      47   Vice President of Sales and Marketing, and
                                                Secretary

Abdu Boudour ......................      43   Vice President of Engineering
Jay L. Ormsby .....................      56   Vice President of Technology and Founder
Albert E. Tobey ...................      60   Vice President of Operations
Yutaka Goto .......................      37   Director
Charles H. Fine ...................      39   Director
John M. Tarrh .....................      48   Director
Michael R. Splinter ...............      45   Advisor to Board of Directors


    The Company's Certificate of Incorporation and Bylaws, as amended, provide that the members of the Board of Directors (the "Board") shall be classified as nearly as possible into three classes, each with, as nearly as possible, one-third of the members of the Board. A classified board is designed to assure continuity and stability in the Board's leadership and policies. Eric T. Chase is classified as a Class I director and shall serve until the 1999 Annual Meeting; Charles H. Fine and John M. Tarrh are classified as Class II directors and shall serve until the 1998 Annual Meeting; and Yutaka Goto is classified as a Class III director and shall serve until the 1997 Annual Meeting. The successors to the class of directors whose terms expire at an annual meeting would be elected for a term of office to expire at the third succeeding annual meeting after their election and until their successors have been duly elected by the stockholders. Directors chosen to fill vacancies on a classified board shall hold office until the next election of the class for which directors shall have been chosen, and until their successors are duly elected by the stockholders. Officers are elected by, and serve at the discretion of, the Board of Directors. No director, executive officer, or significant employee is related by blood, marriage or adoption to any other director, executive officer, or significant employee. The Board of Directors has established Audit and Compensation Committees, which are composed of the Company's outside directors.

    The following is a brief summary of the background of each director and executive officer named above:

     ERIC T. CHASE, CHIEF EXECUTIVE OFFICER, PRESIDENT, CHAIRMAN OF THE BOARD, AND FOUNDER. Mr. Chase co-founded the Company in July 1986 and served as its Vice President of Sales and Marketing until May 1990 when he was elected President of the Company. In June 1996, Mr. Chase was also elected the Chief
Executive Officer and Chairman of the Board. He was formerly with GCA Corporation, a semiconductor equipment manufacturer, in the position of Staff Scientist and Technical Marketing Specialist. Mr. Chase holds five patents and has authored a variety of articles related to inspection equipment. Mr. Chase graduated from the University of California, Irvine with Bachelor degrees in both Physics and Economics.


                                       35




     JOHN R. FREEMAN, VICE PRESIDENT OF FINANCE, AND TREASURER. Mr. Freeman has been the Company's Vice President of Finance since June 1996 and was elected Treasurer in June 1996. Over the past 20 years, he has been involved with several companies in various roles, including chief financial officer and controller. In 1984, Mr. Freeman founded Freeman & Associates, a consulting firm which provided chief financial officer/controller services to small businesses and, through his firm, he served as the Company's part-time controller as a consultant from January 1987 until he joined the Company as an employee in May 1996. Mr. Freeman has a Bachelor of Arts degree in accounting from Duke University.

     KARL ANDREW BERNAL, VICE PRESIDENT OF SALES AND MARKETING, AND SECRETARY. In June 1993, Mr. Bernal joined the Company as a Sales Manager and advanced to Director of Marketing and Sales in January 1994. In October 1994, he became the Company's Vice President of Sales and Marketing and is responsible for management of the sales, marketing and field services departments. In June 1996, Mr. Bernal was elected Secretary of the Company. In May 1991 he joined Rippey Corporation, also a manufacturer of semiconductor processing equipment, as a Product Manager where he managed the sales of equipment. Mr. Bernal founded Tritec Industries, a manufacturer of semiconductor processing equipment, in August 1981 and held the position of Vice President of Sales and Marketing. Mr. Bernal holds a Bachelor of Technology degree in Chemical Engineering from the University of Dayton.

     ABDU BOUDOUR, VICE PRESIDENT OF ENGINEERING. Mr. Boudour has held various positions at the Company, including Senior Physicist in the Engineering Department from April 1987 to February 1994, where he was responsible for design and development of the Company's equipment, and Far East Marketing Manager for which he was based in Japan from February 1994 to April 1995. In July 1995, Mr. Boudour advanced to Director of Engineering and in June 1996, he was elected Vice President of Engineering. Prior to joining the Company in April 1987, Mr. Boudour was with PTR Optics, an optical component manufacturer. He earned his Bachelor of Science degree from the University of Oran, Algeria and has a Master of Science degree in Physics from Northeastern University.

     JAY L. ORMSBY, VICE PRESIDENT OF TECHNOLOGY AND FOUNDER. Mr. Ormsby co-founded the Company in July 1986 with Mr. Chase and served as the Company's Vice President of Engineering until June 1996. In June 1996, he was elected as the Company's Vice President of Technology. Mr. Ormsby has over 30 years experience in design, development and marketing of high technology systems. Mr. Ormsby was formerly with GCA Corporation, a company that was a semiconductor equipment manufacturer, in the position of Chief Engineer, Technology Division. Mr. Ormsby has a Bachelor of Science degree in Mechanical Engineering from The Cooper Union for the Advancement of Science and Art and a Master of Science degree in Engineering from Northeastern University.

     ALBERT E. TOBEY, VICE PRESIDENT OF OPERATIONS. Since joining the Company in June 1988, Mr. Tobey has served as its Vice President of Operations with responsibility for manufacturing operations. Mr. Tobey has over 30 years experience in engineering as a system designer and in various management positions both in engineering and manufacturing. Mr. Tobey served as the
Principal Engineer -- RTOS Program at AVCO Systems ("AVCO"), a defense contractor, and worked for over 19 years with AVCO, advancing from an electronics technician to a senior systems engineer. His primary positions at AVCO were in telemetry and instrumentation systems. Mr. Tobey received his
Bachelor  of  Science  degree  in  Electrical   Engineering  from   Northeastern
University.

     YUTAKA GOTO, DIRECTOR. Mr. Goto has served as a director of the Company since January 1994. In April 1981, Mr. Goto joined Kobe Steel, Ltd., a Japanese steel company, and held various positions based in Japan until December 1990. In January 1991, he moved to the United States, and was assigned to Kobe Steel USA, Inc., a wholly owned subsidiary of Kobe Steel Ltd. Mr. Goto is a Senior Manager for New Business Development for Kobe Steel USA, Inc., where he provides coordination between the parent company and its affiliates and identifies new business opportunities. Mr. Goto earned his Bachelor of Arts degree from the University of Tokyo.

     CHARLES H. FINE, DIRECTOR. Mr. Fine has served as a director of the Company since June 1996. Since January 1983, Mr. Fine has served on the faculty of the Sloan School of Management at Massachusetts Institute of Technology ("MIT"). Mr. Fine has expertise in manufacturing and


                                       36




technology management and his research has focused on the automotive, semiconductor, and capital equipment industries. Mr. Fine received his Bachelor of Arts degree from Duke University and earned both his Master of Science and Ph.D. degrees from Stanford University.


     JOHN M. TARRH, DIRECTOR. Mr. Tarrh has served as a director of the Company since May 1996. Since January 1987, Mr. Tarrh has been the Senior Vice
President, Chief Financial Officer and a director of Applied Science and Technology, Inc. ("ASTeX"), a publicly held corporation he co-founded that manufactures systems and controls for advanced materials such as semiconductors and diamond. Prior to January 1987, Mr. Tarrh was the Manager of the Mirror Confinement Division of MIT's Plasma Fusion Center where he was responsible for financial management, project management and administration. Mr. Tarrh earned his Master of Science degree in Electrical Engineering from MIT.


     MICHAEL R. SPLINTER, ADVISOR TO BOARD OF DIRECTORS. Mr. Splinter has served as an advisor to the Board of Directors since June 1996. He joined Intel Corporation ("Intel"), a manufacturer of computer chips, in 1984. Over the past twelve years at Intel, Mr. Splinter has held various management positions with responsibility for development and manufacturing operations and in 1991, he advanced to Corporate Vice President of Manufacturing. Since 1981, and before joining Intel, Mr. Splinter worked for Rockwell International, a defense and electronic manufacturer, in various management capacities. Mr. Splinter earned his Master of Science degree in Electrical Engineering from the University of Wisconsin.

EXECUTIVE OFFICERS' COMPENSATION

    The following table sets forth the compensation paid to the Company's named executive officers during the three year period ended December 31, 1995.

                           SUMMARY COMPENSATION TABLE


                              ANNUAL COMPENSATION
----------------------------------------------------------------------------------------------
                    (A)                       (B)       (C)       (D)            (E)
                                                                             OTHER ANNUAL
      NAME AND PRINCIPAL POSITION(1)          YEAR   SALARY(2)   BONUS      COMPENSATION(3)
      ------------------------------          ----   ---------   -----      ---------------
Eric T. Chase .......................         1995    $134,000     $-0-        $6,000
 Chief Executive Officer, President           1994    $127,000     $-0-        $6,000
 and Chairman of the Board                    1993    $126,000     $-0-        $6,000

Jay L. Ormsby .......................         1995    $109,000     $-0-        $  -0-
 Vice President of Technology                 1994    $104,000     $-0-        $  -0-
                                              1993    $102,000     $-0-        $  -0-

Albert E. Tobey .....................         1995    $105,000     $-0-        $  -0-
 Vice President of Operations                 1994    $  99,000    $-0-        $  -0-
                                              1993    $  97,000    $-0-        $  -0-

-----------
(1) See "MANAGEMENT -- Employment Agreements."

(2) Amounts shown indicate cash compensation earned and received by executive officers. Executive officers participate in group health and other benefits generally available to all employees of the Company.

(3) The Company provides a $500 per month automobile allowance for Mr.
     Chase.


CASH COMPENSATION OF DIRECTORS

    Each of the non-management and non-affiliated directors receives a fee of $1,000 per meeting plus out-of-pocket expenses.


                                       37



EMPLOYMENT AGREEMENTS

    Effective as of July 1, 1996, the Company entered into employment and non-competition agreements (the "Agreements") with each of Eric T. Chase, Jay L. Ormsby, Albert E. Tobey, K. Andrew Bernal, Abdu Boudour and John R. Freeman. Eric T. Chase's and Jay L. Ormsby's Agreements provide for annual base salaries of $147,000 and $114,500, respectively, through June 30, 1997 and at least the same base salaries, as determined by the Company's Board of Directors or Compensation Committee, for the next two years until the Agreements expire on June 30, 1999. Albert E. Tobey's, Abdu Boudour's and John R. Freeman's Agreements provide for annual base salaries of $110,300, $90,000 and $100,000, respectively, and expire on December 31, 1997. K. Andrew Bernal's Agreement provides for an annual base salary of $79,000 plus incentive payments of one-half ( 1/2 ) of one percent (1%), subject to reduction by the Company's Board of Directors or Compensation Committee, of all "Major Orders," which are defined as orders for systems or products of the Company other than orders for spare parts or service less than $25,000 or from Company distributors or representatives, and expires on December 31, 1997. The Agreements also provide for vacation, insurance, participation in the Company's 401(k) plan, and certain other benefits as may be determined by the Compensation Committee or the Company's Board of Directors. Each individual is entitled to receive benefits offered to the Company's employees generally. Each individual is also entitled to receive severance in the event his employment is terminated by the Company without cause (the "Severance Benefits"). The Severance Benefits are equal to the individual's current annual base salary in Eric T. Chase's and Jay L. Ormsby's Agreements and six (6) months of the individual's current annual base salary in Albert E. Tobey's, Abdu Boudour's, John R. Freeman's and K. Andrew Bernal's Agreements.


    In the event of a Change in Control in the Company, each individual will receive severance payments as provided in the Agreements. A Change in Control is defined generally as: the acquisition by an individual, entity or group of beneficial ownership of 25% or more of the outstanding shares of Common Stock; unapproved changes in the Board of Directors; tender offers to acquire any of the Common Stock; certain reorganizations, mergers or consolidations; a complete or substantial liquidation or dissolution of the Company; or the sale or disposition of all or substantially all of the assets of the Company.


    In the event of a Change in Control during the term of an Agreement or any renewal or extension thereof and provided the individual remains employed by the Company for a period of twelve months from the date of the Change in Control, the individual will receive, at the one-year anniversary of the Change in Control, a supplemental amount in a lump sum, irrespective of whether he thereafter actually terminates employment with the Company. The lump sum is equal to the individual's annual Base Salary immediately preceding the Change in Control in Eric T. Chase's and Jay L. Ormsby's Agreements and six (6) months of the individual's annual Base Salary immediately preceding the Change in Control in Albert E. Tobey's, Abdu Boudour's, John R. Freeman's and K. Andrew Bernal's Agreements. In the event of the actual termination of an individual's employment contemporaneous with or following a Change in Control, except (i) because of the individual's death, (ii) by the Company for cause or disability (as defined in the employment agreement), or (iii) by the individual other than for good reason (as defined in the employment agreement) the individual shall be entitled to receive an amount equal to 299% of the individual's annual Base Salary immediately preceding the Change in Control in Eric T. Chase's and Jay L. Ormsby's Agreements and 150% of the individual's annual Base Salary immediately preceding the Change in Control in Albert E. Tobey's, Abdu Boudour's, John R. Freeman's and K. Andrew Bernal's Agreements. Certain additional provisions also apply.

    Each Agreement also contains non-competition  provisions for a period of two
(2) years following termination, a confidentiality provision and an ownership provision in the Company's favor for techniques, discoveries and inventions arising during the term of employment. The Agreements provide for successive one-year renewals after the initial term.

1996 STOCK OPTION PLAN

In June 1996, the Board of Directors of the Company adopted a 1996 Stock Option Plan that provides for the granting to employees, officers, directors, consultants and non-employees of the Company of options to purchase up to 360,000 shares of Common Stock, $.01 par value per share.


                                       38



Options granted under the 1996 Plan may be either "incentive stock options" within the meaning of Section 422(a) of the United States Internal Revenue Code of 1986, as amended (the "Code"), or non-qualified options. Incentive stock options may be granted only to employees of the Company (including directors who are employees), while non-qualified options may be issued to non-employee directors, employees, consultants, and any other non-employee of the Company.

    The per share exercise price of the Common Stock subject to all options granted pursuant to the 1996 Plan shall be determined by the Board of Directors at the time any option is granted. In the case of incentive stock options, the exercise price shall not be less than 100% of the fair market value of the shares covered thereby at the time the incentive stock option is granted (but in no event less than par value). If, at any time an option is granted under the Plan, the Company's Common Stock is publicly traded, "fair market value" shall be determined as of the last business day for which the prices or quotes discussed in this sentence are available prior to the date such option is granted and shall mean (i) the average (on that date) of the high and low prices of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the last reported sale price (on that date) of the Common Stock on the NASDAQ National Market List, if the Common Stock is not then traded on a national securities exchange; or (iii) the closing bid price (or average of bid prices) last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on the NASDAQ National Market List. However, if the Common Stock is not publicly traded at the time an option is granted under the Plan, "fair market value" shall be deemed to be the fair value of the Common Stock as determined by the Board after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm's length. No person who owns, directly or indirectly, at the time of the granting of an incentive stock option to him, 10% or more of the total combined voting power of all classes of common stock of the Company (a "10% Stockholder"), shall be eligible to receive any incentive stock options under the 1996 Plan unless the option price is at least 110% of the fair market value of the Common Stock subject to the option, determined on the date of grant. Non-qualified options are not subject to this limitation.

    No incentive stock option may be transferred by an optionee other than by will or the laws of descent and distribution, and during the lifetime of an optionee, the option will be exercisable only by the optionee. In the event of termination of employment, other than by death or permanent total disability, the optionee will have three months after such termination to exercise the option.  Upon  termination  of  employment  of an optionee by reason of death or permanent total disability, an option remains exercisable for one year thereafter to the extent it was exercisable on the date of such termination. No similar limitation applies to non-qualified options.

    Options under the 1996 Plan must be granted within 10 years from the effective date of the 1996 Plan. Incentive stock options granted under the 1996 Plan cannot be exercised more than 10 years from the date of grant, except that incentive stock options issued to a 10% stockholder are limited to five year terms.

    All options granted under the 1996 Plan provide for the payment of the exercise price in cash, by promissory note, or by delivery to the Company of shares of Common Stock already owned by the optionee having a fair market value equal to the exercise price of the options being exercised, or by a combination of such methods of payment. Therefore, an optionee may be able to tender shares of Common Stock to purchase additional shares of Common Stock and may theoretically exercise all of his or her stock options with no additional investment other than his or her original shares.

    Any unexercised options that expire or that terminate upon an employee's ceasing to be employed with the Company become available once again for issuance. To date, options to purchase 231,992 shares of the Company's Common Stock have been granted under the 1996 Plan at a weighted average exercise price of $5.66 per share.

DIRECTOR FORMULA STOCK OPTION PLAN

    In June 1996, the Company's Board of Directors adopted a Formula Plan to incentivize non-employee directors who will administer the Company's discretionary stock option plans, but who are ineligible to receive option grants pursuant to Rule 16b-3 promulgated under the Securities


                                       39



Exchange Act of 1934 (the "Exchange Act"). Administration by such "disinterested directors," as that term is defined under Rule 16b-3, allows the Company's discretionary stock option plans to meet the requirements of the "short swing profit" rules, which provide that an affiliate of the Company (broadly defined as officers, directors, and 10% stockholders) may not buy and then sell stock (or may not sell and then buy stock) within any six month period. An affiliate of the Company who receives options under a discretionary plan that is not administered by disinterested directors will be deemed to have purchased the underlying Common Stock for purposes of the six-month "short swing" period. Disinterested directors are defined as directors that have not received options under any discretionary plan of the Company they serve during the preceding 12 months and who do not, directly or indirectly, own five percent (5%) or more of the Company and its affiliated corporations. Disinterested directors may receive options under a non-discretionary plan in which the grant of an option is based on an objective formula. As of the date of this Prospectus, the Company's directors who are eligible to participate in the Formula Plan are Messrs. Fine and Tarrh.

    Under the Formula Plan, options will be granted to eligible non-employee directors pursuant to a formula that determines the timing, pricing and amount of the option awards using only objective criteria, without discretion on the part of the administrators of the Formula Plan. The Formula Plan provides that its provisions may not be amended more than once every six months, other than to comply with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder. Also, any provision for forfeiture or termination of an option award will be specific and objective, rather than general, subjective or discretionary.

     Options granted under the Formula Plan will not exceed 100,000 shares. Beginning on June 18, 1996, and every four years thereafter on the business day immediately following the Company's annual meeting of stockholders, options shall be granted under the Formula Plan, without approval or discretion on the part of the Board, to eligible non-employee directors as follows. All non-employee directors are eligible to be granted options under the Formula Plan provided the person has not irrevocably elected to be ineligible to participate in the Plan and provided the person is not a direct or indirect holder of more than 5% of the outstanding shares of the stock of the Company and its affiliated corporations or a person who is in control of such holder.

    Each eligible non-employee director who is a director on June 18, 1996 will receive options to purchase 15,000 shares of stock. These options shall vest and be exercisable in sixteen (16) equal installments over a period of four (4) years (the "Four Year, Fiscal Quarter Vesting") beginning with a one-sixteenth ( 1/16 th) installment on the first day of the Company's fiscal quarter immediately following the grant and continuing in one-sixteenth ( 1/16 th) installments on the first day of the company's subsequent fifteen (15) fiscal quarters, subject to the director's continued service as a director on such dates.

    Each non-employee director who becomes a director after June 18, 1996 and does not, directly or indirectly, own five percent (5%) or more of the Company and its affiliated corporations will receive, on the date he or she becomes a director, options to purchase a total of 15,000 shares of Common Stock. Said options shall vest and be exercisable pursuant to the Four Year, Fiscal Quarter Vesting.

    Upon complete vesting of any non-employee director's grant pursuant to this Plan (i.e., after a sixteenth (16th) installment), on the date immediately following the Company's next annual meeting of shareholders, said director shall be granted options to purchase another 15,000 shares of stock. The options shall be granted to a non-employee director only if he or she is a director on the date of the grant and has attended, during the Company's fiscal year immediately preceding the grant, at least 75% of the meetings of the Board of Directors and the Committees on which the director has served. Said options shall also vest and be exercisable pursuant to the Four Year, Fiscal Quarter Vesting.

    The exercise price of options granted under the Formula Plan will be the fair market value of the shares of stock on the date of the grant.

    No stock option may be transferred by an optionee other than by will or the laws of descent and distribution, and during the lifetime of an optionee, the option will be exercisable only by him or her. In the event that the optionee ceases to be a director for any reason other than death, the option will be


                                       40




exercisable only to the extent of the purchase rights, if any, which have accrued as of the date of such cessation; provided that upon any such cessation of service, the remaining rights to purchase shall in any event terminate upon the expiration of the original term of the option.

    Upon termination of service as a director by reason of death, his or her option remains exercisable until the expiration of the original term of the options. However, any such exercise is limited to the purchase rights that have accrued as of the date when the optionee ceased to be a director whether by death or otherwise.

    Options under the Formula Plan must be granted within ten years from the effective date of the Formula Plan. The options granted under the Formula Plan cannot be exercised more than ten years from the date of grant.

    Under the Formula Plan, the number of options that will be granted to the eligible recipients (only non-employee directors) can be determined; however, the exercise price of such options cannot be determined, as the exercise price will be that which is equal to the fair market value of the Company's Common Stock on the date of each grant.

    As of the date of this Prospectus, options to purchase 30,000 shares of Common Stock have been granted under the Formula Plan at exercise prices of $5.10 per share.

LIMITATION ON OFFICERS' AND DIRECTORS' LIABILITIES

    Pursuant to the Company's Certificate of Incorporation and under Delaware law, directors of the Company are not liable to the Company or its stockholders for monetary damages for breach of fiduciary duty, except for liability in connection with a breach of loyalty, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or for dividend payments or stock repurchases in violation of Delaware law or for any transaction in which a director has derived an improper personal benefit.

    In addition, the Company's bylaws include provisions to indemnify its officers and directors and other persons against expenses, judgments, fines and amounts paid in settlement in connection with threatened, pending or completed suits or proceedings against such persons by reason of serving or having served as officers, directors or in other capacities, except in relation to matters with respect to which such persons shall be determined not to have acted in good faith, lawfully or in the best interests of the Company. With respect to matters to which the Company's officers, directors, employees, agents or other representatives are determined to be liable for misconduct or negligence in the performance of their duties, the Company's bylaws provide for indemnification only to the extent that the Company determines that such person acted in good faith and in a manner not opposed to the best interests of the Company.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.


                                       41




                             PRINCIPAL STOCKHOLDERS

     The following table sets forth, as of the date of this Prospectus, certain information concerning stock ownership of the Company by (i) each person who is known by the Company to own of record or beneficially five percent (5%) or more of the Company's Common Stock, (ii) each of the Company's directors and (iii) all directors and executive officers as a group. Except as otherwise indicated, the stockholders listed in the table have sole voting and investment powers with respect to the shares indicated.


                                                                                     PERCENTAGE OF CLASS(1)
                                                                                     ----------------------
                                                                        NUMBER OF
                                                                         SHARES
                                                                      BENEFICIALLY     BEFORE        AFTER
              NAME AND ADDRESS OF BENEFICIAL OWNER(2)                    OWNED       OFFERING      OFFERING
              ---------------------------------------                    -----       --------      --------
QC Optics Voting Trust(3)                                              1,347,613       62.7%         43.5%
Kobe Steel USA Holdings, Inc.                                            802,387       37.3%         25.9%
Eric T. Chase(3)(4)                                                      634,517       29.5%         20.5%
K. Andrew Bernal(3)(5)                                                   314,754       14.6%         10.2%
Jay L. Ormsby(3)(6)                                                      162,599        7.5%          5.2%
Yutaka Goto(7)                                                           802,387       37.3%         25.9%
Charles H. Fine(8)                                                           938          *             *
John M. Tarrh(8)                                                             938          *             *
All Directors and Officers as a group
 (9 people)(3)(4)(5)(7)(8)(9)(10)                                      2,151,876        100%         69.4%

-------------
  *  Less than one percent.

 (1) Pursuant to the rules of the Securities and Exchange Commission, shares of Common Stock which an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

 (2)  The  address  for all of these  individuals  is c/o QC Optics,  Inc.,  154
      Middlesex Turnpike, Burlington, Massachusetts 01803.

 (3)  Eric T. Chase is the sole  voting  trustee of the QC Optics  Voting  Trust
      (the "Voting Trust"). The stockholders participating in the Voting Trust and the number of their shares subject to the Voting Trust are as follows:
      Eric T. Chase -- 634,517 shares; Karl Andrew Bernal -- 314,754 shares; Jay
      L. Ormsby -- 162,599 shares; John R. Freeman -- 78,581; Albert E. Tobey --
      78,581 shares; Abdu Boudour -- 78,581 shares. See "CERTAIN TRANSACTIONS."

 (4) Excludes an option to purchase 5,292 shares of the Company's Common Stock at an exercise price of $5.10. The option expires on June 19, 2006 and vests in equal installments over a three year period commencing one year after the date of the grant. See "MANAGEMENT -- 1996 Stock Option Plan."

 (5) Excludes an option to purchase 2,844 shares of the Company's Common Stock at an exercise price of $5.10. The option expires on June 19, 2006 and vests in equal installments over a three year period commencing one year after the date of the grant. See "MANAGEMENT -- 1996 Stock Option Plan."

 (6) Excludes an option to purchase 4,140 shares of the Company's Common Stock at an exercise price of $5.10. The option expires on June 19, 2006 and vests in equal installments over a three year period commencing one year after the date of the grant. See "MANAGEMENT -- 1996 Stock Option Plan."

 (7)  Includes the shares of Common Stock held by Kobe Steel.

 (8) Includes 938 shares of Common Stock issuable upon the exercise of an option to purchase 15,000 shares of the Company's Common Stock at an exercise price of $5.10. The option expires on June 17, 2006 and vests in 16 equal installments over a period of four years commencing July 1, 1996.
      See "MANAGEMENT -- Director Formula Stock  Option Plan."

 (9) Includes the shares subject to the Voting Trust and owned by the officers as set forth in footnote 6.

(10) Excludes (i) an option owned by Mr. Boudour to purchase 3,240 shares of the Company's Common Stock; (ii) an option owned by Mr. Freeman to purchase 3,600 shares of the Company's Common Stock; and (iii) an option owned by Mr. Tobey to purchase 3,960 shares of the Company's Common Stock.
      The exercise price for each of these options is $5.10. These options expire on June 19, 2006 and vest in equal installments over a three year period commencing one year after the date of the grant. See "MANAGEMENT --
      1996 Stock Option Plan."


                                       42




                              CERTAIN TRANSACTIONS



RELATED TRANSACTIONS

     In July 1996, the Company entered into employment agreements with Messrs. Chase, Freeman, Bernal, Boudour, Ormsby and Tobey. See "MANAGEMENT -- Employment Agreements."


     In October 1995, the Company, Kobe Steel USA Holdings, Inc., a controlling shareholder of the Company, and certain management employees of the Company pursuant to the QC Optics Voting Trust (the "Voting Trust") entered into a Stock Repurchase and Loan Repayment Agreement (the "Agreement"). Pursuant to the terms of the Agreement, as amended on March 29, 1996, the Company purchased an aggregate of 1,337,313 shares (the "Kobe Shares") of its voting and non-voting Common Stock from Kobe Steel USA Holdings, Inc. or approximately 62.5% of all of the Company's Common Stock then owned by Kobe Steel USA Holdings, Inc. for a purchase price of $5,000,000. Of the $5,000,000 purchase price, $3,250,000 was financed by State Street Bank and Trust Company pursuant to the terms of a $4,000,000 revolving line of credit (the "Line of Credit") evidenced by a promissory note secured by all of the assets of the Company (the "Bank Note"), $1,000,000 was provided from available cash of the Company and $750,000 was financed pursuant to a promissory note from the Company to Kobe Steel USA Holdings, Inc., which is also secured by all of the assets of the Company (the "Kobe Note"). The Kobe Note is subordinated to the Bank Note. In connection with this transaction, a corporation formed in February 1995 by Messrs. Chase, Bernal, Ormsby, Freeman, Tobey and Boudour (collectively, the "Stockholders") to acquire an equity interest in the Company was merged into the Company. As a result of this merger, the Stockholders exchanged their shares in such corporation for an aggregate of 1,337,313 shares of the Company's Common Stock. The consideration for the merger was the unlimited personal guarantees provided to the Bank by Messrs. Chase and Bernal and the limited guarantees provided by Messrs. Ormsby, Freeman, Tobey and Boudour to secure the Bank Note. In addition, all of the shares issued to these individuals have been pledged as collateral to secure both the Line of Credit and the Kobe Note. The Company recorded a non-recurring, non-cash charge of $1,701,000 during the six months ended June 30, 1996 as a result of this merger.


    The Line of Credit and Bank Note mature on June 30, 1998 and the interest rate per annum is the bank's prime rate plus 1%. Upon the closing of this Offering, the interest rate will be the bank's prime rate plus 1/2 %. The Line of Credit has a fee on the daily unused portion of the facility at the rate of 1/4 % per annum. The aggregate amount outstanding under the Line of Credit shall not exceed the sum of 80% of qualifying receivables and 10% (not to exceed $350,000) of qualifying inventory, except that this maximum amount may be exceeded by $500,000 through October 31, 1996 (the "Overadvance"). The Bank Note is secured by unlimited personal guarantees from Messrs. Chase and Bernal. In addition, each of the several stockholders of the Voting Trust pledged their QCO shares held in the Voting Trust to the bank as collateral. Upon (i) the completion of the Offering, or (ii) if the Overadvance is paid in full by October 31, 1996 and the qualified inventory is excluded from the Company's borrowing base and, in either case, if there are no defaults under the facility, the guarantees and the pledges will be released by the bank.

    The Kobe Note is due on December 31, 1996 and bears interest at the rate of 8% per annum. In the event that the Company fails to pay the Kobe Note when due, Kobe Steel USA Holdings, Inc. has the option to repurchase from the Company the Kobe Shares for an aggregate payment of $4,250,000; provided that any such payment by Kobe Steel USA Holdings, Inc. to the Company shall be applied first to payment of any indebtedness senior to the Company's indebtedness to Kobe Steel USA Holdings, Inc.; and provided, further, that the aggregate principal amount of any indebtedness senior to the Company's indebtedness to Kobe Steel USA Holdings, Inc. will not exceed $4,000,000 without the prior written consent of Kobe Steel USA Holdings, Inc. Kobe Steel USA Holdings, Inc.'s option to repurchase the Kobe Shares can be exercised at any time during the pendency of a default under the Kobe Note.

    Of the remaining 802,387 shares held by Kobe Steel USA Holdings, Inc., the Voting Trust holds an option (the "Option") to purchase up to 588,418 shares at a price of $3.74 per share. The Option expires on the earlier of March 28, 1998 or the completion of an initial public offering. Notwithstanding the foregoing, the Option may not be exercised until the Kobe Note has been paid in full. The Voting Trust currently has no immediate plans to exercise the Option.


                                       43




    On October 27, 1995, the Company and Messrs. Chase, Bernal, Ormsby, Freeman, Tobey and Boudour entered into a voting trust agreement known as the "QC Optics Voting Trust, u/d/t dated as of October 27, 1995" (the "Voting Trust"). Mr. Chase is the trustee of the Voting Trust. The Voting Trust holds all voting rights to all Company shares held by each beneficiary and continues in force for a period of 21 years from October 27, 1995, unless terminated earlier as a result of a merger, dissolution, sale of all or substantially all of the Company's assets or liquidation, or agreement of the parties.

    Kobe Steel USA International, Inc. has provided loans to the Company since July 1991 by means of a revolving credit arrangement. At March 29, 1996, the principal amount due totaled $4,250,000. This amount plus accrued interest of approximately $6,000 was paid in full by the Company on March 29, 1996 in connection with the closing of the Agreement utilizing amounts received from Kobe Steel USA Holdings, Inc. as a capital infusion in the same amount and on the same date.

    Until December 1994, Kobe Steel Ltd. and the Company were parties to a distributor agreement. In connection with this distributor agreement, sales of approximately $2.2 million were generated for the year ended December 31, 1994 and approximately $611,000 was generated for the year ended December 31, 1995. Subsequent to December 31, 1995, Kobe Steel Ltd. has not been a distributor of the Company's products.

    Any future transactions between the Company and its officers, directors, principal stockholders or other affiliates will be on terms no less favorable than could be obtained from independent third parties and will be subject to approval by a majority of the independent and disinterested directors.




                                       44




                            DESCRIPTION OF SECURITIES


    The following summary description of the Company's capital stock is believed to reflect all material provisions of the Company's Certificate of Incorporation, as amended, but is not necessarily complete and reference is made to the Company's Certificate of Incorporation, as amended, filed as an exhibit to the Registration Statement of which this Prospectus is a part for a detailed description thereof.


COMMON STOCK


     The Company is authorized to issue up to 10,000,000 shares of Common Stock, $.01 par value per share. As of the date of this Prospectus, 2,150,000 shares of Common Stock are issued and outstanding and held by two stockholders of record.


    The holders of Common Stock are entitled to one vote for each share held of record on each matter submitted to a vote of stockholders. There is no cumulative voting for election of directors, with the result that the holders of more than fifty percent (50%) of the shares voted for the election of directors can elect all of the directors. Subject to the prior rights of any series of Preferred Stock which may from time to time be outstanding, if any, holders of Common Stock are entitled to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available therefor and in the event of liquidation, dissolution, or winding up of the Company, are entitled to share ratably in all assets remaining after payment of liabilities and payment of accrued dividends and liquidation preferences on the Preferred Stock, if any. Holders of Common Stock have no preemptive rights and have no rights to convert their Common Stock into any other securities. All of the outstanding shares of Common Stock are, and the shares of Common Stock to be outstanding upon
completion  of  the  Offering  will  be,   validly   issued,   fully  paid,  and
nonassessable.

    Prior to the Offering, the Company's current principal stockholders, Kobe Steel USA Holdings, Inc. and the Voting Trust beneficially own approximately 100% of the outstanding shares of Common Stock of the Company. Subsequent to the Offering, the current principal stockholders, who consist of the Voting Trust and Kobe Steel USA Holdings, Inc., will beneficially own 69.4% of the outstanding shares of the Common Stock of the Company. As a result, they will likely be able to control all matters requiring approval by the stockholders of the Company, including the election of directors. The Company's bylaws do not provide for cumulative voting.

REDEEMABLE WARRANTS

         The following summary description of certain provisions of the Warrants is believed to reflect all material provisions of the Warrants but is not necessarily complete and reference is made to the Warrant Agreement by and among the Company, American Securities Transfer & Trust, Inc. (the "Transfer and Warrant Agent") filed as an exhibit to the Registration Statement of which this Prospectus is a part for a detailed description thereof.


     Each Warrant entitles the holder thereof to purchase one share of Common Stock at an exercise price of $7.80 per share. Unless the Warrants are redeemed as provided below, the Warrants may be exercised at any time on or before_________ , at which time the Warrants expire.


    The Warrants are redeemable by the Company at $.20 per Redeemable Warrant on 30 days' prior written notice, provided that the average closing bid price of the Common Stock equals or exceeds $10.80 per share for 20 consecutive trading days ending within 10 days prior to the notice of redemption. For purposes of the Warrant Agreement, "average closing bid price" is defined as the closing bid price as quoted on the AMEX. The Warrants may not be redeemed unless they are then exercisable and a current prospectus covering the Warrants and the shares of Common Stock issuable thereunder is then in effect. The Warrants will remain exercisable until the close of business on the fifth business day prior to the date of redemption. Redemption of the Warrants may force the holders to exercise the Warrants and pay the exercise price at a time when it may be disadvantageous for them to do so or sell the Warrants at the current market price when they might otherwise desire to hold the Warrants.


     The Company has agreed with the Representative that the Company will pay the Representative a Warrant Solicitation Fee of 5% of the exercise price of the Redeemable Warrants exercised commencing on ___________, 1997 and to the extent not inconsistent with the guidelines of the NASD and the rules and regulations of the Commission. Such Warrant Solicitation Fee will be paid to the Representative if: (i)


                                       45



the market price of the Common Stock on the date of the Redeemable Warrant is exercised is equal to or greater than the exercise price of the Redeemable Warrant; (ii) the exercise of the Redeemable Warrant was solicited by an NASD member firm; (iii) prior specific written approval for exercise is received from the customer if the Redeemable Warrant is held in a discretionary account; (iv) disclosure of this compensation arrangement is made prior to or upon the exercise of the Redeemable Warrant; (v) solicitation of the exercise is not in violation of Rule 10b-6 of the Exchange Act; and (vi) solicitation of the exercise is in compliance with NASD notice to Members 92-28. In addition, unless granted an exemption by the Commission from its Rule 10b-6 under the Exchange Act, the Representative will be prohibited from engaging in any market making activities or solicited brokerage activities with regard to the Company's securities for the period from nine business days prior to any solicitation of the exercise of any Redeemable Warrant or nine business days prior to the exercise of any Redeemable Warrant based on prior solicitation until the later of the termination of such solicitation activity or the termination (by waiver or otherwise) of any right the Representative may have to receive a fee for the exercise of the Redeemable Warrants following such solicitation. As a result, the Representative may be unable to continue to provide a market for the Company's securities during certain periods while the Redeemable Warrants are exercisable.


    The holders of the Warrants will not have any of the rights or privileges of stockholders of the Company (except to the extent they otherwise own Common Stock) prior to the exercise of the Warrants. The Warrants will be entitled to the benefit of adjustments in the exercise price and in the number of shares of Common Stock deliverable upon the exercise thereof upon the occurrence of certain events, including a stock dividend, stock split or similar reorganization.


     In order for a holder to exercise a Warrant, there must be a current registration statement on file with the Commission and various state securities commissions to register the shares of Common Stock underlying the Warrants for sale to the holder of the Warrant. Pursuant to Section 10(a)(3) of the Securities Act, the information contained in this Prospectus will be deemed "stale" nine months from the date of this Prospectus. The Company has agreed, so long as the Warrants are outstanding, to use its best efforts to keep a registration statement effective under the Securities Act and state securities laws to permit the issuance of the shares of Common Stock upon exercise or exchange of the Warrants. Nevertheless, although the Company intends to do so, no assurance can be given that the registration statement will be kept current, the failure of which may result in the Warrants not being exercisable or exchangeable and therefore worthless.

REPRESENTATIVE'S WARRANT


     In connection with this Offering, the Company has agreed to sell to the Representative, for nominal consideration, warrants to purchase from the Company 95,000 shares of Common Stock and 95,000 Redeemable Warrants (the "Representative's Warrant"). The Representative's Warrant is initially exercisable at a price of $9.60 per share of Common Stock and $12.48 per Redeemable Warrant (160% of the respective initial public offering price) for a period of four years commencing one year from the effective date of this Prospectus and are restricted from sale, transfer, assignment or hypothecation for a period of twelve months from the date hereof, except to officers of the Representative and by operation of law. The exercise price of the Representative's Warrant was determined in accordance with comments made by the NASD and the NASD's regulations. The shares of Common Stock and the Redeemable Warrants issuable upon exercise of the Representative's Warrant are identical to those offered hereby except for the exercise prices and that the Redeemable Warrants contained therein cannot be redeemed.


    The Company has agreed to register, at its expense, under the Securities Act, the Representative's Warrant and/or the securities underlying the Representative's Warrant at the request of a majority in interest of the holders thereof. Such request may be made at any time during a period ending five years from the date of this Prospectus. The Company also granted the Representative "piggyback" registration rights concerning the Representative's Warrant and the underlying securities which may be exercised at any time during a four year period beginning one year from the date of this Prospectus. Further, upon the exercise the Representative's Warrant, the holders of the warrants thereunder shall be entitled to tender a portion of the shares of Common Stock to be granted upon the exercise of the warrants as payment for the exercise price.


                                       46




    For the term of the Representative's Warrant, the holder thereof has the opportunity to profit from a rise in the market price of the Company's securities which may result in a dilution of the interest of the stockholders. The Company may find it more difficult to raise additional equity capital if it should be needed for the business of the Company while the Representative's Warrant is outstanding. At any time when the holders thereof might be expected to exercise it, the Company would probably be able to obtain additional equity capital on terms more favorable than those provided by the Representative's Warrant.

PREFERRED STOCK

    The Company is authorized to issue up to 1,000,000 shares of Preferred Stock, $.01 par value (the "Preferred Stock") none of which are issued and outstanding as of the date of this Prospectus. The Preferred Stock may be issued in one or more series, the terms of which may be determined at the time of issuance by the Board of Directors, without further action by stockholders, and may include voting rights (including the right to vote as a series on particular matters), preferences as to dividends and liquidation, conversion, redemption rights, and sinking fund provisions. The Company has no present plans for the issuance of any shares of Preferred Stock. The issuance of any such Preferred Stock could reduce the rights, including voting rights, of the holders of the Common Stock, and, therefore, reduce the value of the Common Stock. In particular, specific rights granted to future holders of Preferred Stock could be used to restrict the Company's ability to merge with or sell its assets to a third party, thereby preserving control of the Company by existing management. "RISK FACTORS -- Possible Issuance of Additional Shares of Common Stock and Preferred Stock; Preferred Stock Currently Outstanding."

DELAWARE LAW AND CERTAIN CHARTER AND BYLAW PROVISIONS

    Certain  provisions of the Delaware  General  Corporation Law, the Company's
Certificate of Incorporation and bylaws as summarized in the following paragraphs and employment agreements with the Company's management, may be deemed to have an anti-takeover effect and may delay, defer or prevent a hostile tender offer or takeover attempt that a stockholder might consider in his or her best interest, including those attempts that might result in a premium over the market price for the shares held by stockholders. See "MANAGEMENT -- Employment Agreements."

DELAWARE ANTI-TAKEOVER LAW

    Section 203 of the Delaware General Corporation Law ("Section 203") applies to a Delaware corporation with a class of voting stock listed on a national securities exchange, authorized for quotation on an interdealer quotation system or held of record by 2,000 or more persons. In general, Section 203 prevents an "interested stockholder" (defined generally as any person owning, or who is an affiliate or associate of the corporation and has owned in the preceding three years, fifteen percent (15%) or more of a corporation's outstanding voting stock and affiliates and associates of such person) from engaging in a "business combination" (as defined) with a Delaware corporation for three years following the date such person became an interested stockholder unless (1) before such person became an interested stockholder, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder; (2) the interested stockholder owned at least eighty-five percent (85%) of the voting stock of the corporation outstanding at the time the transaction commenced (excluding stock held by directors who are also officers of the corporation and by employee stock plans that do not provide employees with the rights to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer); or (3) on or subsequent to the date such person became an interested stockholder, the business combination is approved by the board of directors of the corporation and authorized at a meeting of stockholders by the affirmative vote of the holders of two-thirds of the outstanding voting stock of the corporation not owned by the interested stockholder. Under Section 203, the restrictions described above do not apply to certain business combinations proposed by an interested stockholder following the announcement or notification of one of certain extraordinary transactions involving the corporation and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of the corporation's directors.


                                       47





SPECIAL MEETING OF STOCKHOLDERS

    The Company's bylaws provide that special meetings of the stockholders of the Company may be called only by the Board of Directors of the Company. This provision will make it more difficult for stockholders to take action opposed by the Board of Directors.

STOCKHOLDER ACTION BY WRITTEN CONSENT

    The Certificate of Incorporation, as amended, provides that no action required or permitted to be taken at an annual or a special meeting of the stockholders of the Company may be taken without a meeting unless such action is authorized by unanimous consent in writing of all stockholders.

CLASSIFIED BOARD OF DIRECTORS

    The Company's bylaws provide for a Board of Directors to be divided into three classes of directors serving staggered three-year terms. As a result, approximately one-third of the Board of Directors will be elected each year. Moreover, under the Delaware General Corporation Law, in the case of a corporation having a classified Board of Directors, stockholders may remove a director only for cause. This provision, when coupled with the provision of the bylaws authorizing only the Board of Directors to fill vacant directorships, will preclude a stockholder from removing incumbent directors without cause and simultaneously gaining control of the Board of Directors by filling the vacancies created by such removal with its own nominees.

ADVANCE NOTICE REQUIREMENTS FOR STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

    The Company's bylaws provide that stockholders seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors at an annual or a special meeting of stockholders, must provide timely notice thereof in writing. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Company (i) in the case of an annual meeting that is called for a date that is within 30 days before or after the anniversary date of the immediately preceding annual meeting of stockholders, not less than 60 days nor more than 90 days prior to such anniversary date, and (ii) in the case of an annual meeting that is called for a date that is not within 30 days before or after the anniversary date of the immediately preceding annual meeting, or in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first. The bylaws specify certain requirements for a stockholder's notice to be in proper written form. These provisions may preclude some stockholders from bringing matters before the stockholders at an annual or special meeting or from making nominations for directors at an annual or special meeting.

AMENDMENTS TO THE BYLAWS

    The Company's Certificate of Incorporation, as amended, and bylaws, as amended, provide that the majority of all directors or the vote of holders of a majority of the outstanding stock entitled to vote is required to alter, amend or repeal the Bylaws.

TRANSFER AGENT


    The  Company  has  appointed  American  Securities  Transfer & Trust,  Inc.,
Denver, Colorado as Transfer and Warrant Agent for its Common Stock and Redeemable Warrants.



                                       48





                               UNDERWRITING

    The underwriters named below (the "Underwriters"), for whom Schneider Securities, Inc. is acting as the Representative, have severally agreed, subject to the terms and conditions of the Underwriting Agreement (the form of which has been filed as an exhibit to the Registration Statement), to purchase from the Company the respective numbers of Shares and Redeemable Warrants set forth opposite their names in the table below. The Underwriting Agreement provides that the obligations of the Underwriters are subject to certain conditions precedent and that the Underwriters shall be obligated to purchase all of the Shares and Redeemable Warrants, if any are purchased.


                                                    NUMBER OF         NUMBER OF
                                                    SHARES OF         REDEEMABLE
                   NAME                           COMMON STOCK         WARRANTS
                   ----                           ------------         --------
Schneider Securities, Inc.


                                                     -------           -------
  TOTAL                                              950,000           950,000
                                                     =======           =======


    Through the Representative, the several Underwriters have advised the Company that they propose to offer the Shares and Redeemable Warrants to the public at the initial public offering prices set forth on the cover of this Prospectus. The Representative has advised the Company that it may allow to certain dealers concessions of not in excess of $ per share of Common Stock and $ per Redeemable Warrant, of which a sum not in excess of $ per share of Common Stock and $ per Redeemable Warrant may in turn be reallowed by such dealers to other dealers. After the issuance of the Shares, the public offering prices, the concessions and the reallowances may be changed. The Representative has further advised the Company that they do not expect sales to discretionary accounts to exceed five percent of the total number of Shares offered hereby.


    The Company has agreed to pay to the Representative a non-accountable expense allowance equal to three percent of the total proceeds of the Offering, of which $50,000 has already been paid.


    The Company has granted an option to the Underwriters, exercisable during the 45-day period following the effective date of the Underwriting Agreement, to purchase up to 142,500 shares of Common Stock and/or 142,500 Redeemable Warrants at the offering price less underwriting discounts and the non-accountable expense allowance. The Underwriters may exercise such option only to satisfy over-allotments in the sale of the Shares and Redeemable Warrants.


    Upon the exercise of the Redeemable Warrants more than one year after this Offering and to the extent not inconsistent with the guidelines of the National Association of Securities Dealers, Inc., and the Rules and Regulations of the Commission, the Company has agreed to pay the Representative a commission equal to five percent of the exercise price of the Redeemable Warrants. However, no compensation will be paid to the Representative in connection with the exercise of the Redeemable Warrants if (a) the market price of the underlying shares of Common Stock is lower than the exercise price, (b) the Redeemable Warrants are exercised in an unsolicited transaction, or (c) the Redeemable Warrants are held in any discretionary accounts and (d) advance disclosure is made to a Redeemable Warrant holder. In addition, unless granted an exemption by the Commission from Rule 10b-6 under the Exchange Act, the Representative will be prohibited from engaging in any market making activities or solicited brokerage activities with regard to the Company's securities for two to nine days before the solicitation of the exercise of any Redeemable Warrant

                                       49



or before the exercise of any Redeemable Warrant based upon a prior solicitation, until the later of the termination of such solicitation activity or the termination by waiver or otherwise of any right the Representatives may have to receive a fee for the exercise of the Redeemable Warrants following such solicitation.

    In connection with this Offering, the Company has agreed to sell the Representative, for nominal consideration, a Warrant (the "Representative's Warrant"), which confers the right to purchase up to 95,000 shares of Common Stock and up to 95,000 Redeemable Warrants. The Representative's Warrant is initially exercisable at the price (the "Exercise Price") of $9.60 per share of Common Stock and $12.48 per Redeemable Warrant (160% of the respective initial public offering price) for a period of four years commencing one year from the effective date of this Prospectus. The shares of Common Stock and Redeemable Warrants issuable upon exercise of the Representative's Warrant are identical to those offered hereby. The Representative's Warrant contains provisions providing for adjustment of the Exercise Price and the number and type of securities issuable upon the exercise thereof upon the occurrence of certain events. The Representative's Warrant grants to the holders thereof certain demand and "piggyback" rights of registration of the securities issuable upon the exercise thereof upon the occurrence of certain events beginning one year after the date of this Prospectus.


    The Company has agreed to enter into a three-year consulting agreement with the Representative, pursuant to which the Representative will act as a financial consultant to the Company, commencing upon the closing date of this Offering. The Representative will make available qualified personnel for this purpose. The consulting fee of $3,000 per month for a period of 36 months is payable in full at the closing of this Offering.

    Certain principal stockholders and the Company have agreed that, for a period of 13 months from the date of this Prospectus, they will not sell any securities (except for shares of Common Stock issued pursuant to exercise of options which may be granted under the Plan and for shares issued pursuant to the exercise of the Redeemable Warrants) without the Representative's prior written consent, which shall not be unreasonably withheld. Kobe Steel has agreed not to, directly or indirectly, offer to sell, contract to sell, or sell any beneficial interest in the Company's Common Stock for a period of six months from the date of this Prospectus without the prior written consent of the Representative, which shall not be unreasonably withheld.

    The Underwriting Agreement provides for reciprocal indemnification between the Company and the Underwriters against certain liabilities in connection with the Registration Statement, including liabilities under the Securities Act.

    The foregoing is a brief summary of certain provisions of the Underwriting Agreement and does not purport to be a complete statement of its terms and conditions. A copy of the Underwriting Agreement is on file with the Commission as an exhibit to the Registration Statement of which this Prospectus is a part.

    Prior to the Offering, there has been no public market for any of the Company's securities. The initial public offering prices of the Shares and Redeemable Warrants will be determined by negotiations between the Company and the Representative and are not necessarily related to the Company's assets, earnings, or book value or any other established criteria of value. Factors considered in determining the Offering price of the Shares and Redeemable Warrants included estimates of business potential, historical earnings, future prospects, gross proceeds to be raised, percentage of stock owned by officers and directors on the date hereof, the type of business in which the Company engages, and an assessment of the Company's management. The foregoing factors were evaluated in light of the existing state of the securities market.

                                       50



                         SHARES ELIGIBLE FOR FUTURE SALE

    Upon completion of this Offering, the Company will have 3,100,000 shares of Common Stock outstanding (assuming no exercise of the over-allotment option, the Redeemable Warrants, the Representative's Warrant or the Redeemable Warrants underlying the Representative's Warrant or other outstanding options). Of these shares, 950,000 shares will be freely tradeable without further registration under the Securities Act.

    Up to 95,000 additional shares of Common Stock and 95,000 additional Redeemable Warrants may be purchased by the Representative at any time after , 1997 through the exercise of the Representative's Warrant. Any and all shares of Common Stock purchased upon exercise of the Representative's Warrant or issued pursuant to the exercise of the Redeemable Warrants underlying the Representative's Warrant may be freely tradeable, provided that the Company satisfies certain securities registration and qualification requirements in accordance with the terms of the Representative's Warrant.


    To date, the Company and its directors and officers have agreed not to, directly or indirectly, offer to sell, contract to sell, or sell any beneficial interest in the Company's securities for a period of 13 months from the date of this Prospectus without the prior written consent of the Representative. Kobe Steel USA Holdings, Inc. has agreed not to, directly or indirectly, offer to sell, contract to sell, or sell any beneficial interest in the Company's Common Stock for a period of six months from the date of this Prospectus without the prior written consent of the Representative. An appropriate legend shall be marked on the face of certificates representing all such securities. As of the date of this Prospectus, the Company is not aware of any plans, arrangements, agreements or understandings regarding an intent to seek the Representative's consent to release the lock-up. It is the general policy of the Representative not to consent to the release of the lock-up, although any such requests would be considered on an individual basis and would take into account, among other factions, the trading price and trading volume of the Common Stock. Without the restriction, 812,687 shares of the 2,150,000 shares outstanding prior to this Offering would become eligible for sale under Rule 144 under the Act commencing 90 days after the date of this Prospectus. The remaining 1,337,313 shares of Common Stock would become eligible for sale under Rule 144 on March 29, 1998.


    In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated), including a person who may be deemed to be an "affiliate" of the Company as that term is defined under the Securities Act, will be entitled to sell within any three-month period a number of shares beneficially owned for at least two years that does not exceed the greater of
(i) 1% of the then outstanding shares of Common Stock, or (ii) the average weekly trading volume in the Common Stock during the four calendar weeks preceding such sale. Sales under Rule 144 are also subject to certain requirements as to the manner of sale, notice, and the availability of current public information about the Company. However, a person who is not deemed to have been an affiliate of the Company during the 90 days preceding a sale by such person, and who has beneficially owned shares of Common Stock for at least three years, may sell such shares without regard to the volume, manner of sale, or notice requirements of Rule 144. See "RISK FACTORS -- Future Sales of Common Stock."

    Prior to this Offering, no public market for the Common Stock has existed. No predictions can be made of the effect, if any, of future public sales of restricted shares or the availability of restricted shares for sale in the public market. Moreover, the Company cannot predict the number of shares of Common Stock that may be sold in the future pursuant to Rule 144 because such sales will depend upon, among other factors, the market price of the Common Stock and individual circumstances of the holders thereof. Sales of substantial amounts of Common Stock under Rule 144 could adversely affect prevailing market prices of the Common Stock.

                          INTERIM FINANCIAL INFORMATION


    The financial statements as of June 30, 1996 and for the six months ended June 30, 1996 and 1995 are unaudited. In management's opinion, these unaudited financial statements have been prepared on the same basis as the audited financial statements and include all adjustments, consisting only of normal recurring adjustments, necessary for the fair statement of the financial data for such periods. The unaudited results for the six months ended June 30, 1996 are not necessarily indicative of the results expected for the entire fiscal year.

                                       51




                                  LEGAL MATTERS

    Certain legal matters relating to the securities offered hereby will be passed upon for the Company by O'Connor, Broude & Aronson, Bay Colony Corporate Center, 950 Winter Street, Suite 2300, Waltham, Massachusetts 02154. Certain attorneys in the firm of O'Connor, Broude & Aronson were issued options, which expire five years from the date of this Prospectus, to purchase up to 107,500 shares of Common Stock at a price equal to $6.30 per share. Payment of a portion of the legal fees for services rendered in connection with the Offering is contingent upon the completion of the Offering. William M. Prifti, Esquire, 220 Broadway, Suite 204, Lynnfield, Massachusetts 01940 is acting as counsel for the Representative in connection with certain legal matters related to the Offering.

                                     EXPERTS

    The financial statements included in this Prospectus to the extent and for the periods indicated in their report have been audited by Arthur Andersen LLP, independent public accountants, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.

                             ADDITIONAL INFORMATION

    The Company has filed with the Commission, 7 World Trade Center, Suite 1300, New York, New York 10048, a Registration Statement. This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits thereto, as permitted by the Rules and Regulations of the Commission. For further information with respect to the Company and to the securities offered hereby, reference is made to the Registration Statement including the exhibits thereto. Statements contained in this Prospectus as to the contents of any contract or other document summarize only the material provisions thereof and are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. The Registration Statement and exhibits thereto may be inspected without charge at the office of the Commission in New York. Copies of such materials may be obtained at prescribed rates by writing to the Commission's Public Reference Section, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at certain of the regional offices of the Commission located at 7 World Trade Center, Suite 1300, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511.

    Prior to this Offering, the Company has not been a reporting company under the Securities Exchange Act of 1934, as amended. Subsequent to this Offering, the Company intends to furnish to its stockholders annual reports, which will include financial statements audited by independent accountants, and such other periodic reports as it may determine to furnish or as may be required by law.


                                       52




                                    GLOSSARY

    COMPUTER HARD DISK -- The disk shaped object, with magnetic material, located inside a hard disk drive, where information is actually recorded. The computer hard disk is typically 48, 65, or 95 mm in diameter and approximately 1/40 of an inch thick. A computer hard disk is comprised of a nickel-plated aluminum, glass or other material substrate which is used for mechanical strength, and a thin-film of magnetic material which is applied to the substrate for recording of information. The recording method is similar to that used when recording an audio cassette tape.


    FLAT PANEL DISPLAYS -- Screens used to display information, such as liquid crystal displays (LCDs) commonly used in wrist watches, or Active Matrix Liquid Crystal Displays (AMLCDs) commonly used in lap-top computers. See page 26 of the Prospectus.


    MICROMETER -- One millionth of a meter. As examples, a human hair, wavelength of light, and minimum dimensions of an advanced computer chip are approximately 75, 0.5 and 0.25 micrometers, respectively.

    PELLICLE -- A protective cover, attached to a photomask, which protects the patterned surface from adventitious contamination and particulates, similar to a dust cover. Typically a pellicle consists of an aluminum frame, which suspends a thin membrane above the patterned surface of the photomask. Particulates which land on the membrane are then far enough away from the patterned surface to be out of focus, and thus not imaged onto the computer chip.

    PELLICILIZED PHOTOMASK -- A photomask with an attached pellicle (see photo on inside cover).

    PIXEL -- The small discrete elements that together constitute an image, such as the "dots" on a television or flat panel display screen.

    PHOTOMASK -- A glass or quartz plate, usually five or six inches square, with an image of a layer of a computer chip on one surface (i.e., the patterned surface). This pattern or image is then photographically reproduced on thousands of individual computer chips each hour. This process is analogous to a snap-shot negative being used to produce thousands of individual snap-shot prints. If there is a defect on the photomask, it can result in the production of thousands of defective computer chips each hour.

    SOFT/HARD DEFECT -- Defects on photomasks are separated into two broad categories: soft and hard defects. Soft defects are defects such as particulates and contamination, which can be removed from the photomask through cleaning. Hard defects are defects such as missing pattern, which cannot be removed by cleaning.

                                       53








                               QC OPTICS, INC.

                       INDEX TO FINANCIAL STATEMENTS


                                                                           PAGE
                                                                          ------
Report of Independent Public Accountants                                   F-2

Balance Sheets as of December 31, 1995 and June 30, 1996 (Unaudited)       F-3

Statements of Operations for the Years Ended December 31, 1994 and
  1995 and for the Six Months Ended June 30, 1995 and 1996 (Unaudited)     F-4

Statements of Stockholders' Equity for the Years Ended December 31,
  1994 and 1995 and for the Six Months Ended June 30, 1996 (Unaudited)     F-5

Statements of Cash Flows for the Years Ended December 31, 1994 and
  1995 and for the Six Months Ended June 30, 1995 and 1996 (Unaudited)     F-6

Notes to Financial Statements (Including Data Applicable to Unaudited
  Periods)                                                                 F-7



                                   F-1



                REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Board of Directors and Shareholders of QC OPTICS, INC.:

     We have audited the accompanying balance sheets of QC Optics, Inc. (a Delaware corporation) as of December 31, 1995, and the related statements of operations, stockholders' equity and cash flows for each of the two years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of QC Optics, Inc. as of December 31, 1995, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.


                                            ARTHUR ANDERSEN LLP


Boston, Massachusetts
February 15, 1996 (except with respect to
 the matters discussed in Note 7, as to
  which the date is July 3, 1996)




                                   F-2







                              QC OPTICS, INC.

                              BALANCE SHEETS



                                                              DECEMBER 31,         JUNE 30,
                                                                 1995               1996
                                                              -----------       ------------
                                                                                 (UNAUDITED)
                                     ASSETS
CURRENT ASSETS:
   Cash and cash equivalents                                 $  1,430,964       $     584,525
   Accounts receivable, less allowance of
     $75,000 at December 31, 1995 and June
     30, 1996                                                   3,236,706           2,236,191
   Inventory                                                    2,893,122           2,846,318
   Prepaid expenses                                                18,003              65,421
                                                              -----------        ------------
       Total current assets                                     7,578,795           5,732,455
                                                              -----------        ------------
PROPERTY AND EQUIPMENT, AT COST:
   Furniture and fixtures                                          99,686              99,686
   Machinery and equipment                                        296,193             296,193
   Leasehold improvements                                          57,085              57,085
   Motor vehicles                                                  23,458              23,458
                                                              -----------        ------------
                                                                  476,422             476,422
Less -- Accumulated depreciation and amortization                 358,243             384,043
                                                              -----------       ------------
       Property and equipment, net                                118,179              92,379
                                                              -----------        ------------
OTHER ASSETS                                                       24,936              49,936
                                                              -----------        ------------
       Total assets                                          $  7,721,910      $    5,874,770
                                                              ===========        ============


                         LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
   Loan payable to affiliate                                 $   4,250,000      $     --
   Kobe term loan                                                 --                  750,000
   Accounts payable                                               487,774             763,596
   Accrued payroll and related expenses                           332,829             403,350
   Accrued expenses                                               411,552           1,016,531
   Customer deposits                                               35,917             294,821
                                                              -----------        ------------
       Total current liabilities                                5,518,072           3,228,298

REVOLVING LINE OF CREDIT, NET OF CURRENT
  MATURITIES                                                      --                  500,000
                                                              -----------        ------------
       Total liabilities                                        5,518,072           3,728,298
                                                              -----------        ------------
COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
   Preferred stock, $.01 par value;
     Authorized, 1,000,000 shares; Issued and
     outstanding, no shares at December 31,
     1995 and June 30, 1996                                       --                 --
   Common stock, $.01 par value; Authorized,
     10,000,000 shares; Issued and
     outstanding, 2,150,000 shares                                 21,500              21,500
   Additional paid-in capital                                   3,888,500           4,839,500
   Accumulated deficit                                         (1,706,162)         (2,714,528)
                                                               -----------        ------------
       Total stockholders' equity                               2,203,838           2,146,472
                                                               -----------        ------------
       Total liabilities and stockholders'
        equity                                              $   7,721,910      $    5,874,770
                                                               ===========        ============


    The accompanying notes are an integral part of these financial statements.

                                      F-3






                              QC OPTICS, INC.

                          STATEMENT OF OPERATIONS



                                                      FOR THE YEARS ENDED      FOR THE SIX MONTHS ENDED
                                                          DECEMBER 31,                 JUNE 30,
                                                      -------------------      -----------------------
                                                       1994         1995          1995          1996
                                                      ------        -----         -----         -----
                                                                            (UNAUDITED)

NET SALES                                           $ 8,394,932   $10,373,464  $ 4,930,277  $  6,782,522
COST OF SALES                                         3,911,108     4,798,902    2,455,777     3,062,307
                                                    -----------   -----------  ----------      ---------
       Gross profit                                   4,483,824     5,574,562    2,474,500     3,720,215
                                                    -----------   -----------  ----------      ---------
OPERATING EXPENSES:
   Selling, general and administrative
     expenses                                         2,465,479     2,843,266    1,544,121     1,922,028
   Engineering expenses                               1,347,480     1,586,951      807,108       693,442
                                                    -----------   -----------  ----------      ---------
   Management buyout charge (Note 7)                    --           --            --          1,701,000
                                                    -----------   -----------  ----------      ---------
       Total operating expenses                       3,812,959     4,430,217    2,351,229     4,316,470
                                                    -----------   -----------  ----------      ---------
       Operating income (loss)                          670,865     1,144,345      123,271      (596,255)

INTEREST EXPENSE, NET                                   162,942       156,345       87,088        91,117
                                                    -----------   -----------  ----------      ---------
       income (loss) before provision for income
         taxes                                          507,923       988,000       36,183      (687,372)

PROVISION FOR INCOME TAXES                               37,866        79,781       13,320       320,994
                                                    -----------   -----------  ----------      ---------
       Net income (loss)                            $   470,057  $    908,219  $    22,863  $ (1,008,366)
                                                    ===========   ===========  ===========    ==========
NET INCOME (LOSS) PER COMMON AND COMMON
  EQUIVALENT SHARES                                 $       .22  $        .42  $       .01  $       (.46)
                                                    ===========   ===========  ===========    ==========
WEIGHTED AVERAGE COMMON AND COMMON EQUIVALENT
  SHARES OUTSTANDING                                  2,173,174     2,173,174    2,173,174     2,173,174
                                                    ===========   ===========  ===========    ==========



     The accompanying notes are an integral part of these financial statements.

                                      F-4




                                QC OPTICS, INC.

                     STATEMENTS OF STOCKHOLDERS' EQUITY



                                          PREFERRED STOCK         COMMON STOCK
                                           -------------          -----------
                                                                                     ADDITIONAL                     TOTAL
                                          NUMBER      PAR       NUMBER       PAR      PAID-IN     ACCUMULATED   STOCKHOLDERS'
                                        OF SHARES    VALUE    OF SHARES     VALUE     CAPITAL       DEFICIT        EQUITY
                                         -------    -------   ---------    ------     -------       ------          -----

BALANCE, DECEMBER 31, 1993                4,120      $  41   2,145,880    $ 21,459  $ 3,888,500  $ (3,084,438)  $    825,562
   Net income                                --         --        --          --          --           470,057        470,057
   Conversion of preferred stock to
     common stock                        (4,120)       (41)      4,120          41        --           --             --
                                          -------    ------   ---------    -------    ---------    ----------    -----------
BALANCE, DECEMBER 31, 1994                  --         --     2,150,000     21,500    3,888,500    (2,614,381)     1,295,619
   Net income                               --         --        --          --          --           908,219        908,219
                                          -------    ------   ---------    -------    ---------    ----------    -----------
BALANCE, DECEMBER 31, 1995                  --         --     2,150,000     21,500    3,888,500    (1,706,162)     2,203,838
   Net loss                                 --         --        --          --          --        (1,008,366)    (1,008,366)
   Issuance of shares (Note 7)              --         --        --          --       1,701,000       --           1,701,000
   Recapitalization (Note 7)                --         --        --          --        (750,000)      --            (750,000)
                                        ---------    -------  ---------    --------  -----------  ------------   -----------
BALANCE, JUNE 30, 1996
  (UNAUDITED)                               --        $  --   2,150,000    $ 21,500  $ 4,839,500  $ (2,714,528)  $  2,146,472
                                        =========    =======  =========    ========  ===========  =============  ============




      The accompanying notes are an integral part of these financial statements.

                                     F-5





                              QC OPTICS, INC.

                          STATEMENT OF CASH FLOWS




                                                            FOR THE YEARS ENDED      FOR THE SIX MONTHS ENDED
                                                                DECEMBER 31,                 JUNE 30,
                                                            -------------------         ------------------
                                                             1994         1995          1995         1996
                                                           --------     ---------     --------     --------
                                                                                           (UNAUDITED)

CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income (loss)                                      $   470,057  $    908,219  $    22,863  $ (1,008,366)
                                                           ----------     ---------     --------     ---------
   Adjustments to reconcile net income (loss) to net cash
     provided by (used in) operating activities --
       Management buyout charge (Note 7)                      --           --            --         1,701,000
       Depreciation and amortization                          86,632        55,504       26,100        25,800
       Loss on sale of property                               --             3,226       --           --
       Changes in operating assets and liabilities --
          Accounts receivable                                385,550    (1,334,675)    (235,293)    1,000,515
          Inventory                                           86,936      (608,677)    (339,202)       46,804
          Prepaid expenses and other assets                    1,131          (710)       8,476       (72,418)
          Accounts payable                                   255,920       (89,864)     207,561       275,822
          Accrued payroll and related expenses and accrued
           expenses                                           58,099       182,028      180,535       675,500
          Customer deposits                                   14,695      (217,632)      13,596       258,904
                                                           ---------    ----------    ----------   ----------
             Total adjustments                               888,963    (2,010,800)    (138,227)    3,911,927
                                                           --------     -----------   ----------   ----------
             Net cash provided by (used in)
               operating activities                        1,359,020    (1,102,581)    (115,364)    2,903,561
                                                           ---------     ---------     ---------   ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchase of property and equipment                        (30,651)      (43,691)     (27,151)      --
   Proceeds on sale of property and equipment                 --             6,438       --           --
                                                           ----------   ----------    ----------   ----------
             Net cash used in investing activities           (30,651)      (37,253)     (27,151)      --
                                                           ----------   ----------    ----------   ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
   Recapitalization and management buyout --
       Capital contribution from Kobe Steel                   --           --            --         4,250,000
       Payment on loan payable to affiliate                   --           --            --        (4,250,000)
       Borrowings from revolving line of credit               --           --            --         3,250,000
       Redemption of common stock from Kobe Steel (cash
        portion)                                              --           --            --        (4,250,000)
   Borrowings from revolving line of credit for working
     capital                                                  --           --            --         1,492,757
   Payments on revolving line of credit                       --           --            --        (4,242,757)
                                                           --------     ---------     --------     ----------
             Net cash used in financing activities            --           --            --        (3,750,000)
                                                           ---------    ----------    ---------    ----------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS       1,328,369    (1,139,834)    (142,515)     (846,439)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD             1,242,429     2,570,798    2,570,798     1,430,964
                                                           ---------    ----------    ---------    ----------
CASH AND CASH EQUIVALENTS, END OF PERIOD                  $2,570,798  $  1,430,964  $ 2,428,283  $    584,525
                                                           =========    ==========    =========    ==========
SUPPLEMTAL DISCLOSURES OF CASH FLOW
  INFORMATION:
   Cash paid for --
       Interest                                           $ 187,365  $    288,886  $   158,718  $    94,555
                                                            ========   ==========    ==========   ===========
       Income taxes                                       $  12,866  $     35,021  $    30,021  $     80,093
                                                            ========   ==========    ==========   ===========
SUPPLEMENTAL SCHEDULE OF NONCASH FINANCING AND INVESTING
  ACTIVITIES:
   Repurchase of common stock from Kobe Steel through the
     issuance of Kobe term loan (see Note 7)              $  --       $  --         $  --        $    750,000
                                                            ========   ==========    ==========   ===========
   Issuance of Common Stock (see note 7)                  $  --       $  --         $  --        $  1,701,000
                                                            ========   ==========    ==========   ===========


     The accompanying notes are an integral part of these financial statements.

                                    F-6




                              QC OPTICS, INC.

                       NOTES TO FINANCIAL STATEMENTS
             (INCLUDING DATA APPLICABLE TO UNAUDITED PERIODS)

(1) DESCRIPTION OF BUSINESS

     QC Optics, Inc. (the Company) was formed in 1986 and manufactures high-end critical surface inspection systems for sales to the semiconductor, flat panel display and computer hard disk drive industries.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition

     Revenues from product sales are recognized at the time equipment is shipped. Revenues from service and maintenance agreements are recognized ratably over the period covered by the agreement. Service and maintenance revenues were less than 10% of total net sales in each of the two years in the period ended December 31, 1995.


Warranty Costs

     The Company accrues warranty costs in the period the related revenue is recognized. Warranty costs were not material for the fiscal years ended December 31, 1994 and 1995.


Research and Development Costs

     Research and development costs are expensed as incurred and are included in engineering expenses in the accompanying statements of operations. Research and development costs for the years ended December 31, 1994 and 1995 amounted to $969,301 and $925,938, respectively.

Cash and Cash Equivalents

     Cash and cash equivalents include highly liquid investments with original maturities of three months or less.

Inventory

     Inventory is stated at the lower of cost (first-in, first-out) or market and consist of the following:


                                              DECEMBER 31,             JUNE 30,
                                                 1995                    1996
                                             -----------              -----------
Raw materials and finished parts              $ 1,390,362            $  2,079,958
Work-in-process                                 1,502,760                 766,360
                                              -----------            ------------
                                              $ 2,893,122             $ 2,846,318
                                              ===========            ============



     Work-in-process and finished parts inventories include material, labor and manufacturing overhead.

Property and Equipment

     Property and equipment are stated at cost. Maintenance and repair items are charged to expense when incurred; renewals and betterments are capitalized. When property and equipment are retired or sold, their costs and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is included in income.

     The Company provides for depreciation using the straight-line method to amortize the cost of plant and equipment over their estimated useful lives, which generally are as follows:


                                                                ESTIMATED
              ASSET CLASSIFICATION                             USEFUL LIFE
             ------------------------                         ------------
Furniture and fixtures                                        5-8 Years
Machinery and equipment                                       3-8 Years
Leasehold improvements                                       8-10 Years
Motor vehicles                                                  5 Years



                                    F-7



                              QC OPTICS, INC.

                NOTES TO FINANCIAL STATEMENTS - (CONTINUED)
             (INCLUDING DATA APPLICABLE TO UNAUDITED PERIODS)

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)

Income Taxes

     The Company utilizes the liability method of accounting for income taxes, as set forth in Statement of Financial Accounting Standards (SFAS) No. 109, Accounting for Income Taxes. SFAS No. 109 requires the recognition of deferred tax assets and liabilities for the temporary differences between the tax and financial statement carrying amounts of assets and liabilities. Deferred tax assets are recognized net of any valuation allowance. The Company and Kobe Steel USA Holdings, Inc. (Kobe Steel), 99.5% owner of the Company prior to March 29, 1996 (see Note 7) have a tax-allocation agreement. Prior to March 29, 1996, the Company's results of operations were included in the consolidated federal return of Kobe Steel. The agreement calls for the provision (benefit) and payments (refunds) to be made as if the Company were to file its own separate company tax returns.

Concentration of Credit Risk

     Financial   instruments   that   potentially   expose  the   Company  to  a
concentration of credit risk include accounts receivable and cash and cash equivalents.

     The Company sells its products primarily to large corporate customers in the semiconductor, flat panel displays and computer hard disk drive industries and performs ongoing evaluations of its customers' financial conditions. The Company's sales also include significant sales to Kobe Steel, Ltd. (Kobe Japan), an affiliated Japanese company (see Note 6). Concentration of credit risk with respect to sales and trade receivables is primarily due to the following:


                    NET SALES FOR THE
                YEARS ENDED DECEMBER 31,                    ACCOUNTS RECEIVABLE AS OF
                   ------------------                       ------------------------
                                             NET SALES
                                            FOR THE SIX
                                            MONTHS ENDED    DECEMBER 31,    JUNE 30,
                   1994          1995      JUNE 30, 1996        1995          1996
                ----------     ---------     ----------     ------------   ----------
Company A      $ 2,930,000   $ 3,295,000     $1,171,000     $ 1,945,000    $ 263,000
Company B          287,000     1,641,000         --             113,000        --
Company C           48,000     1,309,000         --             277,000        --
Company D           --         1,209,000        947,000         446,000      302,000
Company E        2,191,000       611,000         --              --            --
Company F           30,000       512,000         --             344,000        --
Company G          550,000        --             --              --            --
Company H          330,000        --             --              --            --
Company I           --            --          1,242,000          --          511,000
Company J           --            --            693,000          --           69,000
Company K           --            --            534,000          --          504,000
Company L           --            --            693,000          --           69,000
Company M           --            --            583,000          --          341,000

     The Company maintains cash balances and short-term investments in commercial paper at a financial institution in Massachusetts. Accounts at the institution are insured by the Federal Deposit Insurance Corporation up to $100,000. Uninsured cash and cash equivalent bank balances amounted to approximately $1,501,000 at December 31, 1995.

     Export net sales, denominated in U.S. dollars, were as follows:


                             FOR THE YEARS ENDED       FOR THE SIX MONTHS ENDED
                             -------------------       ------------------------
                             1994          1995          1995           1996
                             ----          ----          ----           ----
Asia/Pacific              $2,200,756    $1,819,717     $979,336      $2,340,598
Europe                     1,274,190        37,462        5,565          49,905
Other                         90,915        --            --             16,718


                                       F-8





                               QC OPTICS, INC.

                NOTES TO FINANCIAL STATEMENTS - (CONTINUED)
             (INCLUDING DATA APPLICABLE TO UNAUDITED PERIODS)

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)

Fair Value of Financial Instruments

     The Company's financial instruments consist primarily of cash and cash equivalents, accounts receivable, accounts payable and loan payable to affiliate. The carry amounts of the Company's cash and cash equivalents, accounts receivable and accounts payable approximate fair value due to their short-term nature. See Note 6 for fair value information pertaining to the Company's loan payable to affiliate.

Investments

     On January 1, 1994, the Company adopted SFAS No. 115, Accounting for Certain Investments in Debt and Equity Securities. SFAS No. 115 addresses the accounting and reporting for investments in equity securities that have readily determinable fair market values and for all investments in debt securities. The Company's financial condition and results of operations were not materially impacted in fiscal 1994 as a result of adopting SFAS No. 115.

Impairment of Long-Lived Assets

     Beginning on January 1, 1996, the Company was required to adopt SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets To Be Disposed Of. SFAS No. 121 addresses accounting and reporting requirements for long-term assets based on their fair market values. Adoption of SFAS No. 121 did not have a material impact on its financial condition and results of operations.

Stock Options

     In December 1995, the Financial Accounting Standards Board issued SFAS No. 123, Accounting for Stock-Based Compensation, which is to become effective for fiscal years beginning after December 15, 1995. SFAS No. 123 requires employee stock-based compensation to be either recorded or disclosed at its fair value. Management intends to continue to account for employee stock-based compensation under Accounting Principles Board Opinion No. 25 and will not adopt the new accounting provision for employee stock-based compensation under SFAS No. 123, but will include the additional required disclosures in the fiscal 1996 financial statements.

Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expense during the reporting periods. Actual results could differ from those estimates.

Interim Financial Statements


     The financial statements as of June 30, 1996 and for the six months ended June 30, 1995 and 1996 are unaudited. In management's opinion, these unaudited financial statements have been prepared on the same basis as the audited financial statements and include all adjustments, consisting only of normal recurring adjustments, necessary for the fair statement of the financial data for such periods. The unaudited results for the six months ended June 30, 1996 are not necessarily indicative of the results expected for the entire fiscal year.


                                    F-9



                              QC OPTICS, INC.

                NOTES TO FINANCIAL STATEMENTS - (CONTINUED)
             (INCLUDING DATA APPLICABLE TO UNAUDITED PERIODS)

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)

     The Company derives most of its annual revenues from a relatively small number of sales of products, systems and upgrades. As a result, any delay in the recognition of revenue for single products, systems or upgrades would have a material adverse effect on the Company's results of operations for a given accounting period. In addition, some of the Company's net sales have been realized near the end of a quarter. Accordingly, a delay in a shipment scheduled to occur near the end of a particular quarter could materially adversely affect the Company's results of operations for that quarter.

     The Company's operating results have historically been subject to significant quarterly and annual fluctuations. The Company believes that its operating results will continue to fluctuate on a quarterly basis due to a variety of factors, including the cyclicality of the industries served by the Company's inspection products; patterns of capital spending by customers; the timing of significant orders; order cancellations and shipment rescheduling; unanticipated delays in design, engineering or production, or in customer acceptance of product shipments; changes in pricing by the Company or its competitors; the mix of systems sold; and the availability of components and subassemblies, among others.

Net Income (Loss) per Common Share

     Net income (loss) per common share has been determined by dividing net income (loss) by the weighted average common and common equivalent shares outstanding during the period. As required by the Securities and Exchange Commission, common stock issued or sold and options issued at prices below the offering price in the Company's proposed initial public offering in the year before the offering have been included in the calculation as if outstanding for all periods presented using the treasury stock method.

(3) INCOME TAXES

    The components of the income tax provision are as follows:


                                             FOR THE YEARS ENDED DECEMBER 31,
                                             -------------------------------
                                               1994                   1995
                                              -----                   ----
Current --
   Federal                                   $  --                  $  --
   State                                      37,866                  79,781
                                             -------                --------
                                              37,866                  79,781
                                             -------                --------

Deferred --
   Federal                                     --                      --
   State                                       --                      --
                                             --------               --------
                                               --                      --
                                             --------               --------
                                             $ 37,866               $ 79,781
                                             ========               ========

     The income tax provision differs from the amounts computed by applying the statutory federal income tax rate of 34% to income before the provision for income taxes, primarily as a result of state income taxes and the utilization of federal net operating loss carryforwards in 1994 and 1995. Under the Tax Reform Act of 1986, the amount of the benefit from NOLs may be impaired or limited in certain circumstances, including a cumulative stock ownership change of more than 50% over a three-year period, which occurred in connection with the management buyout (see Note 7). As a result of the management buyout, the Company is limited to approximately $180,000 of loss utilization per year.


                                   F-10





                              QC OPTICS, INC.

                NOTES TO FINANCIAL STATEMENTS - (CONTINUED)
             (INCLUDING DATA APPLICABLE TO UNAUDITED PERIODS)

(3) INCOME TAXES -- (CONTINUED)


     Deferred income taxes at December 31, 1995 consists primarily of net tax assets for reserves not currently deductible and net operating loss carryforwards, offset by a corresponding valuation allowance of $3,144,000 in 1995. Given the limitations on the utilization of the Company's net operating losses as a result of the management buyout and uncertainty surrounding the ability of the Company to generate future income in order to realize such deferred tax assets in the future, primarily due to such factors as dependence on a few customers, rapid technological change and the cyclical nature of the semiconductor, computer hard disk and flat panel display industries, management has concluded that the ability to realize the deferred tax assets as of December 31, 1995 is uncertain and has, therefore, provided a full valuation allowance against such deferred tax assets.


     For tax reporting purposes, the Company has a U.S. net operating loss carryforward of approximately $2,163,000, subject to Internal Revenue Service review and approval and certain IRS limitations on net operating loss utilization. Utilization of the net operating loss carryforward is contingent on the Company's ability to generate income in the future. The net operating loss carryforwards will expire from 2000 to 2008 if not utilized.


     For the six months ended June 30, 1995, the income tax provision reflects the non-deductible nature of the management buyout charge. (See Note 7)


(4) COMMITMENTS AND CONTINGENCIES

     The Company leases its operating facilities under two noncancelable operating lease agreements, the largest of which expires in June 1997. Rent expense for the years ended December 31, 1994 and 1995 amounted to approximately $272,000 and $264,000, respectively. Future minimum commitments under all noncancelable operating leases at December 31, 1995 are as follows:

1996                                                   $ 203,000
1997                                                      98,000
                                                        --------
                                                       $ 301,000
                                                        ========



(5) EMPLOYEE BENEFIT PLAN

     The Company participates in the 401(k) retirement savings plan of an affiliated company (the Plan). The Plan is a defined contribution plan which covers substantially all of the Company's employees. Participants may make voluntary contributions of 1% to 15% of their annual compensation. The Company makes matching contributions up to a certain maximum percentage, and a future Company contribution can be made at the Company's discretion.

     The Company charged to expense approximately $78,000 and $92,000 related to contributions to the Plan for the years ended December 31, 1994 and 1995, respectively. Included in accrued expenses is approximately $53,000 and $63,000 for Company matching and discretionary contributions to the Plan for the years ended December 31, 1994 and 1995, respectively.

(6) RELATED PARTY TRANSACTIONS

     In 1987, the Company entered into an agreement with Kobe Japan which granted Kobe Japan an exclusive license to distribute and manufacture the Company's products in Japan and other Pacific Rim countries. During 1994, this agreement was terminated by mutual consent.

     The Company's sales to Kobe Japan amounted to approximately $2,191,000 or 26% and $611,000 or 6% of net sales for the years ended December 31, 1994 and 1995, respectively.

                                   F-11



                              QC OPTICS, INC.

                NOTES TO FINANCIAL STATEMENTS - (CONTINUED)
             (INCLUDING DATA APPLICABLE TO UNAUDITED PERIODS)


(6) RELATED PARTY TRANSACTIONS -- (CONTINUED)


     Kobe Japan, through its various subsidiaries, has provided loans to the Company by means of a revolving credit arrangement (the Affiliate Loan) over the years (interest rate of 6% at December 31, 1995). At December 31, 1995, the amount due totaled $4,250,000 (see Note 7). The carrying value approximates fair market value, as the amounts are payable upon demand. Interest on the loans during the year ended December 31, 1994 and 1995 amounted to approximately $200,000 and $269,000, respectively.

(7) SUBSEQUENT EVENTS


     During October 1995, the Company, certain management employees (through its wholly owned subsidiary, Sally, Inc.) and Kobe Steel entered into a series of related agreements designed to restructure the capital of the Company and allow management to acquire up to 89.6% of the common stock of the Company for $7,200,000 (collectively referred to as the Management Buyout Agreement). The Management Buyout Agreement allowed management to acquire 62.2% of the Company by March 31, 1996 for $5,000,000 (the Original Repurchase) and an additional 27.4% of the Company for $2,200,000 within two years from the date of closing of the Original Repurchase or upon the closing of an underwritten public offering, pursuant to a registration statement declared effective under the Securities Act of 1933, as amended. The Original Repurchase under the Management Buyout Agreement, as amended on March 29, 1996, was accomplished on March 29, 1996 through the redemption of shares from Kobe Steel for $5,000,000 (the Redemption Price) and the tax-free merger under Section 368 (a)(1)(A) of the Internal Revenue Code of 1986, as amended, of Sally, Inc. and the Company. Of the $5,000,000 Redemption Price, $3,250,000 was financed pursuant to the terms of a $4,000,000 revolving credit agreement (the Revolving Line of Credit), $1,000,000 was provided from available cash of the Company and $750,000 was financed pursuant to a promissory note from the Company to Kobe Steel (the Kobe Term
Note). The transaction has been accounted for as a recapitalization and management buyout. The Company recorded a $1,701,000 non-recurring, non-cash charge in the accompanying statement of operations for the six-month period ending June 30, 1996 to reflect the estimated value of the shares issued to management, with a corresponding increase in additional paid-in capital in the accompanying balance sheet as of June 30, 1996. This charge is not deductible for income tax purposes. Both the Revolving Line of Credit and the Kobe Term Note are secured by all of the assets of the Company. The Kobe Term Note is due on December 31, 1996, bears interest at the rate of 8% per annum and is subordinated to the Revolving Line of Credit in an amount not to exceed $4,000,000 without the prior written consent of Kobe Steel.


     Simultaneous with the Original Repurchase and as required per the terms of the Management Buyout Agreement, Kobe Steel made a capital contribution in cash of $4,250,000 on March 29, 1996 to the Company. The Company used the proceeds received to pay off the outstanding principal due on the Affiliate Loan in the same amount. In addition, as required per the terms of the Management Buyout Agreement, the Company filed a Restated Certificate of Incorporation providing for the recapitalization of the Company such that all shares of Class A voting common stock and Class B nonvoting common stock became one class of voting common stock.

     On October 27, 1995, the Company and certain management employees of the Company entered into a voting trust agreement known as the QC Optics Voting Trust (the Voting Trust), of which the President of the Company is trustee. The Voting Trust continues in force for a period of 21 years from October 27, 1995, unless terminated earlier as a result of a merger, dissolution, sale of all or substantially all of the Company's assets or liquidation.


     The Revolving Line of Credit matures on June 30, 1998, and the interest rate per annum is the bank's prime rate (8.25% at June 30, 1996) plus 1%. The Revolving Line of Credit has a fee on the daily unused portion of the facility at the rate of 1/4 % per annum. The aggregate amount outstanding under the


                                   F-12






                              QC OPTICS, INC.

                NOTES TO FINANCIAL STATEMENTS - (CONTINUED)
             (INCLUDING DATA APPLICABLE TO UNAUDITED PERIODS)

(7) SUBSEQUENT EVENTS -- (CONTINUED)

     Revolving Line of Credit is limited to the sum of 80% of qualifying receivables and 10% of qualifying inventory (not to exceed $350,000), except that this maximum amount may be exceeded by $500,000 through October 31, 1996 (the Overadvance). Upon the elimination of the Overadvance, the interest rate charged per annum shall be the bank's prime rate plus .5%. In addition, the Revolving Line of Credit is secured by unlimited personal guarantees from two management employees, and all of the stockholders of the Voting Trust have pledged their Company shares to the bank as collateral (the Guarantees). The terms of the Revolving Line of Credit allow for the termination of these Guarantees provided that any Overadvance is paid in full by October 31, 1996 and the qualified inventory is excluded as part of the borrowing base, or upon the receipt of $5,000,000 in net proceeds from an equity financing (gross proceeds, less underwriting discounts and commissions) and if no event of default exists, as defined in the Revolving Line of Credit agreement. At June 30, 1996, the Company had outstanding borrowings under the Revolving Line of Credit in the aggregate of $500,000, reflected as a long-term liability in the accompanying balance sheet as of June 30, 1996. The Revolving Line of Credit provides for the maintenance of certain specified financial ratios, including, but not limited to, a quick ratio, minimum capital funds, maximum debt/capital funds ratio and a minimum earnings test, among other negative and affirmative covenants, and restricts certain transactions without the bank's prior written consent.


     In June 1996, the Company's Board of Directors approved an approximate 1.72-for-1 common stock split. Accordingly, all share and per share amounts of common stock for all periods presented have been retroactively adjusted to reflect the split. In addition, the stockholders increased the authorized capital stock of the Company to 1,000,000 shares of $.01 par value preferred stock and 10,000,000 shares of $.01 par value common stock.

     In June 1996, the Board of Directors approved the 1996 Stock Option Plan (the 1996 Plan) under which employees, including Directors who are employees, may be granted options to purchase shares of the Company's common stock at not less than fair market value on the date of grant, as determined by the Board of Directors. The 1996 Plan also allows for nonqualified stock options to be issued to employees and nonemployees at prices that are less than fair market value. Options granted under the 1996 Plan are exercisable for up to a 10-year period from the date of grant. The Company has reserved 360,000 shares of common stock for issuance under the 1996 Plan. In June 1996, the Company granted options under the 1996 Plan for the purchase of 124,492 shares at $5.10 per share, estimated fair market value on the date of grant, which become exercisable over three years, beginning on June 20, 1997, one year from the date of grant. Additionally, in June 1996, the Company granted options to purchase 107,500 shares of common stock at $6.30 per share, which become exercisable at the time the initial public offering becomes effective.

     In June 1996, the Board of Directors approved a Director Formula Stock Option Plan (the Formula Plan) in which options will be granted beginning on June 18, 1996, and every four years thereafter, immediately following the Company's annual meeting of stockholders, options shall be granted to eligible nonemployee directors. Each director will receive options to purchase 15,000 shares of common stock, which vest and are exercisable in 16 equal installments over a period of four years beginning on the first day of the fiscal quarter immediately following the grant. The options may be exercised at the fair market value of the shares of common stock on the date of grant. The Company has reserved 100,000 shares of common stock for issuance under the Formula Plan. In June 1996, the Company granted options under the Formula Plan for the purchase of 30,000 shares at $5.10 per share, estimated fair market value on the date of grant, which become exercisable as previously discussed.


                                   F-13






                                  [PHOTO]





             API-1100 FP, FLAT PANEL DISPLAY INSPECTION SYSTEM





                                  [PHOTO]





                 DISKAN-6000, RIGID DISK INSPECTION SYSTEM






================================================================================

    NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING MADE HEREBY, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, OR ANY UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATES OF WHICH SUCH INFORMATION IS FURNISHED.

                              ---------------------

                                TABLE OF CONTENTS


                                                                            PAGE
                                                                            ----

Prospectus Summary                                                             3
Summary Financial Information                                                  6
Risk Factors                                                                   7
Use of Proceeds                                                               15
Dilution                                                                      17
Capitalization                                                                18
Dividend Policy                                                               18
Selected Financial Data                                                       19
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations                                                                  20
Business                                                                      24
Management                                                                    35
Principal Stockholders                                                        42
Certain Transactions                                                          43
Description of Securities                                                     45
Underwriting                                                                  49
Shares Eligible for Future Sale                                               51
Interim Financial Information                                                 51
Legal Matters                                                                 52
Experts                                                                       52
Additional Information                                                        52
Glossary                                                                      53
Financial Statements                                                         F-1

    UNTIL , 1996 (25 DAYS AFTER THE LATER OF THE EFFECTIVE DATE OF THE REGISTRATION STATEMENT OR THE FIRST DATE ON WHICH THE UNITS WERE OFFERED TO THE PUBLIC) ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THE DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.





                                 QC OPTICS, INC.

                         950,000 SHARES OF COMMON STOCK
                           950,000 REDEEMABLE WARRANTS





                                   ----------
                                   PROSPECTUS
                                   ----------






                           SCHNEIDER SECURITIES, INC.
                                       , 1996


================================================================================




                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF OFFICERS AND DIRECTORS

    Delaware General Corporation Law, Section 102(b)(7), enables a corporation in its original certificate of incorporation or an amendment thereto validly approved by stockholders to eliminate or limit personal liability of members of its Board of Directors for violations of a director's fiduciary duty of care. However, the elimination or limitation shall not apply where there has been a breach of the duty of loyalty, failure to act in good faith, engaging in intentional misconduct or knowingly violating a law, paying a dividend, approving a stock repurchase which is deemed illegal or obtaining an improper personal benefit. The Company's Certificate of Incorporation includes the following language:

       To the maximum extent permitted by Section 102(b)(7) of the General Corporation Law of Delaware, a director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

    Section 13 of the Company's Certificate of Incorporation, as amended, which is filed as Exhibit 3a hereto, provides the following:

    A. Right to Indemnification.

       Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative ("proceeding"), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware, as the same now exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide prior to such amendment), against all expenses, liability and loss (including attorney's fees, judgments, fines, liability under federal tax laws or the Employee Retirement Income Security Act of 1974, as amended from time to time with respect to employee benefit plans, and amounts to be paid in settlement) reasonably incurred or suffered by such person in connection therewith; provided however that the Corporation shall indemnify in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification referred to in the preceding sentence shall be a contract right and shall include the right to be paid, by the Corporation, expenses incurred in defending any such proceeding, in advance of its final disposition; provided, however, that the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to any employee benefit plan) in advance of the final disposition of such proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it should be determined ultimately that such director or officer is not entitled to be indemnified under this Article 13 or otherwise.


                                      II-1



    B. Right of Claimant to Bring Suit.

       If a claim under Part A of this Article 13 is not paid in full by the Corporation within ninety (90) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware for the Corporation to indemnify the claimant for the amount claimed, but the burden of providing such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstance because he or she has met the applicable standard of conduct set forth in said law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant had not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant had not met the applicable standard of conduct.

    C. Non-Exclusivity of Rights.

       The rights conferred on any person by Parts A and B of this Article 13 shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

    D. Insurance.

       The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including any employee benefit plan, against any liability asserted against any such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the General Corporation Law of the State of Delaware.

    Delaware General Corporation Law, Section 145, permits a corporation organized under Delaware Law to indemnify directors and officers with respect to any matter in which the director or officer acted in good faith and in a manner he reasonably believed to be not opposed to the best interests of the Company, and, with respect to any criminal action, had reasonable cause to believe his conduct was lawful. The bylaws of the Company include the following provision:

       Reference is made to Section 145 and any other relevant provisions of the General Corporation Law of the State of Delaware. Particular reference is made to the class of persons, hereinafter called "Indemnitees," who may be indemnified by a Delaware corporation pursuant to the provisions of such
    Section 145, namely, any person, or the heirs, executors, or administrators of such person, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that such person is or was a director, officer, employee, or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise. The Corporation shall, and is hereby obligated in addition to any obligation incurred pursuant to the Corporation's Certificate of Incorporation, as amended, to indemnify the Indemnitees, and each of them, in each and every situation where the Corporation is obligated to make such indemnification pursuant to the
    aforesaid  statutory   provisions.   The  Corporation  shall  indemnify


                                      II-2



    the Indemnitees, fand each of them, in each and every situation where, under the aforesaid statutory provisions, the Corporation is not obligated, but is nevertheless permitted or empowered, to make such indemnification, it being understood that, before making such indemnification with respect to any situation covered under this sentence, (i) the Corporation shall promptly make or cause to be made, by any of the methods referred to in Subsection
    (d) of such Section 145, a determination as to whether each Indemnitee acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, in the case of any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful, and (ii) that no such indemnification shall be made unless it is determined that such indemnification shall be made unless it is determined that such Indemnitee acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, in the case of any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The following is an itemization of all expenses (subject to future contingencies) incurred or expected to be incurred by the Company in connection with the issuance and distribution of the Securities being offered hereby other than underwriting discounts and commissions (items marked with an asterisk (*) represent estimated expenses):


SEC Filing Fee                                                         $    5,874.26
NASD Filing Fee                                                        $    2,203.54
Blue Sky Filing Fees*                                                  $    5,000.00
Listing Fee*                                                           $   21,387.50
Printing and Engraving Costs*                                          $   60,000.00
Transfer Agent Fees*                                                   $    5,000.00
Legal Fees*                                                            $  300,000.00
Accounting Fees*                                                       $  120,000.00
Representative's Expense Allowance                                     $  173,850.00
Financial Consulting Fee                                               $  108,000.00
Miscellaneous*                                                         $   58,684.70
                                                                       -------------
  TOTAL*                                                               $  860,000.00
                                                                       =============

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

    Set forth below in chronological order is information regarding the issuance and sales of securities of the Company without registration under the Securities Act in the past three (3) years. Except as otherwise indicated, no sales of securities involved the use of an underwriter and no commissions were paid in connection with the sale of any securities.

    1. On September 15, 1994, the Company issued 2,400 shares of Class B Non-Voting Common Stock, $.01 par value per share to Kobe Steel USA Holdings, Inc. in connection with a conversion of Class A Cumulative Preferred Stock, $.01 par value.


    2. On March 29, 1996, the Company issued an aggregate of 785,000 shares of Common Stock, $.01 par value per share to QC Optics, Inc. Voting Trust u/d/t dated as of October 27, 1995 in connection with a merger of Sally, Inc., a corporation owned by Messrs. Chase, Bernal, Ormsby, Freeman, Tobey and Boudour.


    3. On June 19, 1996, the Company issued 334,987 shares of Common Stock, $.01 par value per share to Kobe Steel USA Holdings, Inc. in connection with an approximate 1.716704:1 stock split accounted for in the form of a 0.716704:1 stock dividend.


    4. On June 19, 1996, the Company issued 562,613 shares of Common Stock, $.01 par value to QC Optics, Inc. Voting Trust u/d/t dated as of October 27, 1995 in connection with a 1.716704:1 stock split accounted for in the form of a 0.716704:1 stock dividend.



                                      II-3



    5. In June 1996, pursuant to its 1996 Stock Option Plan, the Company granted options to employees and advisors to purchase an aggregate of 231,992 shares of Common Stock at an exercise prices of $5.10 and $6.30, respectively. None of the 231,992 stock options have been exercised to date.

    6. In June 1996, pursuant to its 1996 Director Formula Stock Option Plan, the Company granted options to eligible disinterested directors to purchase 30,000 shares of Common Stock at an exercise price of $5.10. None of the 30,000 formula stock options have been exercised to date.


     The foregoing transactions were exempt from registration under the Securities Act by virtue of the provisions of Section 4(2) of the Securities Act. The Company's belief that transactions were exempt from registration is based upon the nature and level of sophistication of the purchasers. Each purchaser of the securities described above has represented or will represent prior to the purchase of the securities that he or she understands that the securities acquired may not be sold or otherwise transferred absent registration under the Securities Act or the availability of an exemption from the registration requirements of the Securities Act, and each certificate evidencing the securities owned by each purchaser bears or will bear upon issuance a legend to that effect.



ITEM 27. EXHIBITS

    The following exhibits are filed herewith:


 EXHIBIT
   NO.                                           TITLE
   ---                                           -----

   *1a           -- Form of Agreement Among Underwriters.
   *1b           -- Form of Underwriting Agreement (revised).
   *1c           -- Form of Selected Dealers Agreement.
    2            -- Not applicable.
   *3a           -- Certificate of Incorporation, as amended.
   *3b           -- Bylaws, as amended.
   *4a           -- Sections of Bylaws and Certificate of Incorporation defining the  rights of  securityholders  (contained in
                    Exhibits 3a and 3b).
   *4b           -- Specimen Common Stock Certificate.
   *4c           -- Form of Representative's Warrant Agreement (revised).
   *4d           -- Form of Lock-Up Letters.
   *4e           -- Specimen Warrant Certificate.
    4f           -- Form of Warrant Agreement between the Company and the
                    Warrant Agent.
   *5            -- Opinion Letter of O'Connor, Broude & Aronson as to legality of securities being registered.
    6            -- Not applicable.
    7            -- Not applicable.
    8            -- Not applicable.
   *9            -- QC Optics Voting Trust u/d/t dated as of October 27, 1995 by and among Eric T. Chase, as trustee, and Eric T. Chase, Karl
                    Andrew  Bernal,  Jay L. Ormsby,  John R. Freeman,  Albert E.
                    Tobey and Abdu Boudour.
   *10a          -- Lease Agreement  between the Company and Norwest Building 24
                    Trust, as extended and amended.
   *10b          -- Stock  Repurchase  and Loan  Repayment  Agreement  among the
                    Company,  Kobe Steel USA Holdings,  Inc., and Eric T. Chase,
                    as trustee of the QC Optics Voting Trust,  dated October 27,
                    1995.
   *10c          -- Agreement  and Plan of  Merger  by and  among  the  Company,
                    Sally,  Inc.  and the  Stockholders  of Sally,  Inc.,  dated
                    October 30, 1995.
   *10d          -- First  Amendment to the Stock  Repurchase and Loan Repayment
                    Agreement by and among the Company, Kobe Steel USA Holdings,
                    Inc., and Eric T. Chase,  as trustee and on behalf of the QC
                    Optics Voting Trust, dated March 29, 1996.


                                      II-4






   *10e          -- Secured Subordinated  Promissory Note of the Company to Kobe
                    Steel USA Holdings, Inc., dated March 29, 1996.
   *10f          -- Subordinated  Security  Agreement by and between the Company and Kobe Steel USA Holdings, Inc., dated March 29, 1996.
   *10g          -- Intercreditor  Agreement between State Street Bank and Trust
                    Company,  Kobe Steel USA  Holdings,  Inc.  and the  Company,
                    dated March 29, 1996.
   *10h          -- Promissory Note of QC Optics,  Inc. to State Street Bank and
                    Trust Company, dated March 29, 1996.
   *10i          -- Security  Agreement  (All Assets) by and between the Company and State  Street  Bank and Trust  Company,  dated March 29,
                    1996.
   *10j          -- Credit Agreement by and between the Company and State Street
                    Bank and Trust Company, dated March 29, 1996.
   *10k          -- Collateral  Assignment  of  Trademarks  and  Patents  by and
                    between the Company and State Street Bank and Trust Company, dated March 29, 1996.
   *10l          -- Collateral  Pledge Agreement by Eric T. Chase, as trustee on behalf of QC Optics Voting Trust, dated March 29, 1996.
   *10m          -- Unlimited  Guarantee  of Eric T.  Chase as trustee of the QC
                    Optics Voting Trust for financing commitments of the Company with State  Street Bank and Trust  Company,  dated March 29,
                    1996.
   *10n          -- Unlimited   Guaranty   of  Eric  T.   Chase  for   financing
                    commitments  of the Company with State Street Bank and Trust
                    Company, dated March 29, 1996.
   *10o          -- Unlimited   Guaranty  of  K.  Andrew  Bernal  for  financing
                    commitments  of the Company with State Street Bank and Trust
                    Company, dated March 29, 1996.
   *10p          -- 1996 Stock Option Plan.
   *10q          -- 1996 Director Formula Stock Option Plan.
   *10r          -- Form of Employment  Agreements  effective as of July 1, 1996 entered  into by and  between the Company and Eric T. Chase,
                    Jay L. Ormsby, Albert E. Tobey, K. Andrew
                    Bernal, Abdu Boudour and John R. Freeman.
   *11           -- Earnings Per Share Computations (revised).
    12           -- Not applicable.
    13           -- Not applicable.
    14           -- Not applicable.
    15           -- Not applicable.
    16           -- Not applicable
    17           -- Not applicable.
    18           -- Not applicable.
    19           -- Not applicable.
    20           -- Not applicable.
    21           -- Not applicable.
    22           -- Not applicable.
   *23a          -- Consent of O'Connor,  Broude & Aronson (contained as Opinion filed as Exhibit 5).
    23b          -- Consent of Arthur Andersen LLP.
    24           -- Not applicable.
    25           -- Not applicable.
    26           -- Not applicable.


                                      II-5




   *27           -- Financial Data Schedule.
    28           -- Not applicable.


----------
* Previously filed
+ To be filed by amendment


ITEM 28. UNDERTAKINGS

    (a) The undersigned small business issuer hereby undertakes:

       (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

           (i) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii)  reflect  in  the   prospectus   any  facts  or  events   which,
       individually  or  together,   represent  a  fundamental   change  in  the
       information set forth in the registration statement; and

           (iii) include any additional or changed material information on the plan of distribution;

       (2) For determining liability under the Securities Act of 1933, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of such securities at that time to be the initial bona fide offering.

       (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the Offering.

    (b) The undersigned small business issuer will provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

    (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers, and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

    In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer, or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    (d) The small business issuer hereby undertakes that for the purpose of determining liability under the Securities Act:

       (1) it will treat the information omitted from the form of Prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the issuer under Rule 424(b)(1), or (4), or 497(h) under the Securities Act, as part of this registration statement as of the time the Commission declared it effective; and

       (2) it will treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.


                                      II-6




                                   SIGNATURES



    IN ACCORDANCE WITH THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM SB-2 AND AUTHORIZED THIS PRE-EFFECTIVE AMENDMENT NO. 2 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, IN THE TOWN OF BURLINGTON, COMMONWEALTH OF MASSACHUSETTS, ON OCTOBER 21, 1996.



                                       QC OPTICS, INC.

                                       By: /s/ ERIC T. CHASE
                                          --------------------------------------
                                          ERIC T. CHASE,
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER




    IN ACCORDANCE WITH THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS PRE-EFFECTIVE AMENDMENT NO. 2. TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES STATED.



                    NAME                                    CAPACITY                       DATE
                    ----                                    --------                       ----


          /s/ ERIC T. CHASE
          ------------------------         President, Chief Executive Officer,          October 21, 1996
          ERIC T. CHASE                      and Chairman of the Board of Directors
                                             (Principal Executive Officer)

          /S/ JOHN R. FREEMAN
          ------------------------         Vice President of Finance and                October 21, 1996
          JOHN R. FREEMAN                    Treasurer (Principal Financial and
                                             Principal Accounting Officer)

          /S/ CHARLES H. FINE
          ------------------------         Director                                     October 21, 1996
          CHARLES H. FINE


          /S/ YUTAKA GOTO
          ------------------------         Director                                     October 21, 1996
          YUTAKA GOTO


          /S/ JOHN M. TARRH
          ------------------------         Director                                     October 21, 1996
          JOHN M. TARRH



                                      II-7





                                INDEX TO EXHIBITS


 EXHIBIT
 NUMBER                            DESCRIPTION
 ------                            -----------


  *1a           -- Form of Agreement Among Underwriters.
  *1b           -- Form of Underwriting Agreement (revised).
  *1c           -- Form of Selected Dealers Agreement.
   2            -- Not applicable.
  *3a           -- Certificate of Incorporation, as amended.
  *3b           -- Bylaws, as amended.
  *4a           -- Sections of Bylaws and Certificate of Incorporation defining the rights of securityholders (contained In
                   Exhibits 3a and 3b).
  *4b           -- Specimen Common Stock Certificate.
  *4c           -- Form of Representative's Warrant Agreement (revised).
  *4d           -- Form of Lock-Up Letters.
  *4e           -- Specimen Warrant Certificate.
   4f           -- Form of Warrant Agreement between the Company
                   and the Warrant Agent.
  *5            -- Opinion Letter of O'Connor, Broude & Aronson as to legality of securities being Registered.
   6            -- Not applicable.
   7            -- Not applicable.
   8            -- Not applicable.
  *9            -- QC Optics  Voting Trust u/d/t dated as of October 27, 1995 by and among Eric T. Chase, as trustee,  and Eric T. Chase, Karl
                   Andrew  Bernal,  Jay L. Ormsby,  John R.  Freeman,  Albert E.
                   Tobey and Abdu Boudour.
  *10a          -- Lease Agreement  between the Company and Norwest  Building 24
                   Trust, as extended and amended.
  *10b          -- Stock  Repurchase  and Loan  Repayment  Agreement  among  the
                   Company, Kobe Steel USA Holdings, Inc., and Eric T. Chase, as
                   trustee of the QC Optics  Voting  Trust,  dated  October  27,
                   1995.
  *10c          -- Agreement and Plan of Merger by and among the Company, Sally,
                   Inc. and the  Stockholders of Sally,  Inc., dated October 30,
                   1995.
  *10d          -- First  Amendment to the Stock  Repurchase  and Loan Repayment
                   Agreement by and among the Company,  Kobe Steel USA Holdings,
                   Inc.,  and Eric T. Chase,  as Trustee and On Behalf of the QC
                   Optics Voting Trust, dated March 29, 1996.
  *10e          -- Secured  Subordinated  Promissory Note of the Company to Kobe
                   Steel USA Holdings, Inc., dated March 29, 1996.
  *10f          -- Subordinated  Security  Agreement  by and between the Company and Kobe Steel USA Holdings, Inc., dated March 29, 1996.
  *10g          -- Intercreditor  Agreement  between State Street Bank and Trust
                   Company, Kobe Steel USA Holdings, Inc. and the Company, dated
                   March 29, 1996.
  *10h          -- Promissory  Note of QC Optics,  Inc. to State Street Bank and
                   Trust Company, dated March 29, 1996.
  *10i          -- Security  Agreement  (All  Assets) by and between the Company and State  Street  Bank and Trust  Company,  dated  March 29,
                   1996.
  *10j          -- Credit  Agreement by and between the Company and State Street
                   Bank and Trust Company, dated March 29, 1996.
  *10k          -- Collateral  Assignment  of  Trademarks  and  Patents  by  and
                   between the Company and State Street Bank and Trust  Company,
                   dated March 29, 1996.
  *10l          -- Collateral  Pledge  Agreement by Eric T. Chase, as Trustee on
                   behalf of QC Optics Voting Trust, dated March 29, 1996.



                        INDEX TO EXHIBITS -- (CONTINUED)




 EXHIBIT
 NUMBER                             DESCRIPTION
 ------                             -----------


  *10m          -- Unlimited  Guarantee  of Eric T.  Chase as  trustee of the QC
                   Optics Voting Trust for financing  commitments of the Company with State  Street  Bank and Trust  Company,  dated March 29,
                   1996.
  *10n          -- Unlimited Guaranty of Eric T. Chase for financing commitments of the  Company  with State  Street  Bank and Trust  Company, dated March 29, 1996.
  *10o          -- Unlimited   Guaranty  of  K.  Andrew   Bernal  for  financing
                   commitments  of the Company  with State Street Bank and Trust
                   Company, dated March 29, 1996
  *10p          -- 1996 Stock Option Plan.
  *10q          -- 1996 Director Formula Stock Option Plan.
  *10r          -- Form of  Employment  Agreements  effective as of July 1, 1996 entered  into by and  between  the Company and Eric T. Chase,
                   Jay L.  Ormsby,  Albert E.  Tobey,  K.  Andrew  Bernal,  Abdu
                   Boudour and John R. Freeman.
  *11           -- Earnings Per Share Computations (revised).
   12           -- Not applicable.
   13           -- Not applicable.
   14           -- Not applicable.
   15           -- Not applicable.
   16           -- Not applicable
   17           -- Not applicable.
   18           -- Not applicable.
   19           -- Not applicable.
   20           -- Not applicable.
   21           -- Not applicable.
   22           -- Not applicable.
  *23a          -- Consent of O'connor,  Broude & Aronson  (contained as Opinion filed as Exhibit 5).
   23b          -- Consent of Arthur Andersen LLP.
   24           -- Not applicable.
   25           -- Not applicable.
   26           -- Not applicable.
  *27           -- Financial Data Schedule.
   28           -- Not applicable.


-----------
* Previously filed
+ To be filed by amendment
